Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT

FIFTH AMENDMENT, dated as of December 12, 2021 (this “Amendment”), to the Credit Agreement, dated as of June 27, 2011 (as amended and restated as of July 2, 2015, as further amended and restated as of August 21, 2017, as further amended by that certain First Amendment, dated as of December 12, 2017, as further amended by that certain Second Amendment, dated as of March 22, 2018, as further modified by that certain Incremental Term Loan Activation Notice, dated as of March 22, 2018, as further amended by that certain Third Amendment and Refinancing Facility Agreement, dated as of June 4, 2018, as further amended by that certain Fourth Amendment, dated as of December 20, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IRON MOUNTAIN INCORPORATED, a Delaware corporation (the “Parent”), IRON MOUNTAIN INFORMATION MANAGEMENT, LLC, a Delaware limited liability company (the “Company”), each of the other Borrowers party thereto, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as Lenders (the “Lenders”), JPMORGAN CHASE BANK, TORONTO BRANCH, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Canadian Administrative Agent and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Company and the Parent have requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, the Majority Lenders are willing to agree to such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement; Subsidiary Guaranty.

(a)                Pursuant to Section 12.05 of the Credit Agreement, effective as of the Fifth Amendment Effective Date (as defined below), the Credit Agreement (excluding the Schedules and Exhibits thereto, which shall continue to be the Schedules and Exhibits under the Credit Agreement) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

(b)                Pursuant to Section 9.21(b) of the Credit Agreement, the Majority Lenders hereby require the Parent, and the Administrative Agent hereby notifies and requests the Parent, to cause Infinity and each Subsidiary of Infinity that is not an Excluded Subsidiary upon and after the consummation of the Infinity Acquisition, within 30 days after the consummation of the Infinity Acquisition, to (i) become parties to the Subsidiary Guaranty and (ii) execute and deliver such other documents in form and substance reasonably satisfactory to the Administrative Agent reasonably necessary to effect guaranteeing payment of the Parent’s and the Company’s obligations under the Credit Agreement.

SECTION 3. Representations and Warranties. On and as of the date hereof, each of the Parent and the Company hereby confirms, reaffirms and restates the representations and warranties set forth in Section 8 of the Credit Agreement and the representations and warranties in the Basic Documents mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Parent and the Company each hereby confirms, reaffirms and restates such representations and warranties as of such earlier date. Each of the Parent and the Company represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 4. Conditions to Effectiveness of Amendment. The amendments set forth in Section 2 of this Amendment shall become effective as of the date set forth above (the “Fifth Amendment Effective Date”) upon the satisfaction of the following conditions precedent:

(a)                the receipt by the Administrative Agent of this Amendment executed and delivered by the Administrative Agent, the Canadian Administrative Agent, the Parent, the Company, each of the other Borrowers and the Lenders party to the Credit Agreement constituting the “Majority Lenders” thereunder.

SECTION 5. Valid and Binding. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

SECTION 6. Payment of Expenses. The Company agrees to pay or reimburse the Administrative Agent for all out-of-pocket costs and expenses incurred in connection with the Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel.

SECTION 7. Reference to and Effect on the Credit Agreement; Limited Effect. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Lenders, the Canadian Administrative Agent or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

SECTION 8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9. Loan Document; Integration. This Amendment shall constitute a Basic Document. This Amendment and the other Basic Documents represent the agreement of each Borrower, each Subsidiary Guarantor, the Canadian Administrative Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Canadian Administrative Agent, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Basic Documents.

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SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. Counterparts; Electronic Execution. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif” and including by means of any electronic signature) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12. Headings. The Section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:

IRON MOUNTAIN INCORPORATED
IRON MOUNTAIN INFORMATION MANAGEMENT, LLC

IRON MOUNTAIN FULFILLMENT SERVICES, LLC
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

IRON MOUNTAIN GLOBAL LLC
IRON MOUNTAIN US HOLDINGS, INC.
IRON MOUNTAIN SECURE SHREDDING, INC.
IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.

IRON MOUNTAIN CANADA OPERATIONS ULC
IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES CANADA, INC.
IRON MOUNTAIN SECURE SHREDDING CANADA, INC.

By:	/s/ David Buda
	Name:	David Buda
	Title:	Vice President and Treasurer

IRON MOUNTAIN SOUTH AMERICA S.À.R.L.

By:	/s/ David Buda
	Name:	David Buda
	Title:	A Manager

IRON MOUNTAIN INTERNATIONAL HOLDINGS BV

By:	/s/ Eric Boonstra
	Name:	Eric Boonstra
	Title:	Director

IRON MOUNTAIN SOUTH AMERICA S.À.R.L.

By:	/s/ Manfred Schneider
	Name:	Manfred Schneider
	Title:	B Manager

IRON MOUNTAIN (UK) PLC
IRON MOUNTAIN INTERNATIONAL (HOLDINGS) LIMITED
IRON MOUNTAIN EUROPE LTD
IRON MOUNTAIN HOLDINGS (EUROPE) LIMITED

By:	/s/ Philip Shepley
	Name:	Philip Shepley
	Title:	Director

IRON MOUNTAIN AUSTRIA ARCHIVIERUNG GMBH

By:	/s/ Bernhard Buchtele
	Name:	Bernhard Buchtele
	Title:	Managing Director

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Eric Guggenheimer
	Name:	Eric Guggenheimer
	Title:	Vice President

CANADIAN ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, TORONTO BRANCH

By:	/s/ Eric Guggenheimer
	Name:	Eric Guggenheimer
	Title:	Vice President

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Eric Guggenheimer
	Name:	Eric Guggenheimer
	Title:	Vice President

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Mellissa Francis
	Name:	Mellissa Francis
	Title:	Authorized Signatory

LENDERS:

DELAWARE LIFE INSURANCE COMPANY

By:	/s/ Frank Milacci
	Name:	Frank Milacci
	Title:	Vice President

LENDERS:

MAGNETITE VII, LIMITED By: BlackRock Financial Management Inc., its Collateral Manager

By:	/s/ Frank Milacci
	Name:	Frank Milacci
	Title:	Vice President

LENDERS:

MAGNETITE XVI, LIMITED By: BlackRock Financial Management Inc., as Portfolio Manager

By:	/s/ Frank Milacci
	Name:	Frank Milacci
	Title:	Vice President

LENDERS:

ZURICH AMERICAN LIFE INSURANCE COMPANY By: BlackRock Financial Management Inc., its Investment Advisor

By:	/s/ Frank Milacci
	Name:	Frank Milacci
	Title:	Vice President

LENDERS:

BANK OF AMERICA, N.A. CANADA BRANCH

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ John F. Lynch
	Name:	John F. Lynch
	Title:	Senior Vice President

LENDERS:

CITIBANK, N.A.

By:	/s/ David Quinn
	Name:	David Quinn
	Title:	Attorney in Fact

LENDERS:

CITIZENS BANK, N.A.

By:	/s/ Patrick Keffer
	Name:	Patrick Keffer
	Title:	Senior Vice President

LENDERS:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Paul Arens
	Name:	Paul Arens
	Title:	Director

By:	/s/ Andrew Sidford
	Name:	Andrew Sidford
	Title:	Managing Director

LENDERS:

HSBC BANK USA, N.A.

By:	/s/ Patrick D. Mueller
	Name:	Patrick D. Mueller
	Title:	Managing Director

LENDERS:

THE HUNTINGTON NATIONAL BANK

By:	/s/ Scott Pritchett
	Name:	Scott Pritchett
	Title:	Assistant Vice President

LENDERS:

TRUIST BANK

By:	/s/ David Miller
	Name:	David Miller
	Title:	Director

LENDERS:

VENTURE XIV CLO, LIMITED By: its investment advisor MJX Venture Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XVIII CLO, LIMITED By: its investment advisor MJX Venture Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXV CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE 31 CLO, LIMITED By: its investment advisor MJX Venture Management III LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE 32 CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE 35 CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XVII CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXII CLO, LIMITED By: its investment advisor MJX Venture Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXIX CLO, LIMITED By: its investment advisor MJX Venture Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXVI CLO, LIMITED By: its investment advisor MJX Venture Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXVII CLO, LIMITED By: its investment advisor MJX Venture Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE 43 CLO, LIMITED By: its investment advisor MJX Asset Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE 40 CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE 28A CLO, LIMITED By: its investment advisor MJX Venture Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XIII CLO, LIMITED By: its investment advisor MJX Venture Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XIX CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XV CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XX CLO, LIMITED By: its investment advisor MJX Venture Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXI CLO, LIMITED By: its investment advisor MJX Venture Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXIII CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXIV CLO, LIMITED By: its investment advisor MJX Asset Management LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXVIII CLO, LIMITED By: its investment advisor MJX Venture Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

VENTURE XXX CLO, LIMITED By: its investment advisor MJX Venture Management II LLC

By:	/s/ Lewis Brown
	Name:	Lewis Brown
	Title:	Managing Director / Head of Trading

LENDERS:

MORGAN STANLEY BANK, N.A.

By:	/s/ Jack Kuhns
	Name:	Jack Kuhns
	Title:	Authorized Signatory

LENDERS:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Jack Kuhns
	Name:	Jack Kuhns
	Title:	Authorized Signatory

LENDERS:

OCM CREDIT PORTFOLIO LP by: OCM CREDIT PORTFOLIO II G.P. INC. its general partner

By:	/s/ David Pearson
	Name:	David Pearson
	Title:	Assistant Secretary

By:	/s/ Jeremy Ehrlich
	Name:	Jeremy Ehrlich
	Title:	Secretary

LENDERS:

PNC BANK, N.A.

By:	/s/ Anthony Frasso
	Name:	Anthony Frasso
	Title:	Vice President

LENDERS:

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jake Sigmund
	Name:	Jake Sigmund
	Title:	Authorized Signatory

LENDERS:

THE CAPITA PENSION AND LIFE ASSURANCE SCHEME By Shenkman Capital Management, Inc. as Investment Manager

By:	/s/ Serge Todorovich
	Name:	Serge Todorovich
	Title:	General Counsel & Chief Compliance Officer

LENDERS:

HIGHMARK INC. By Shenkman Capital Management, Inc. as Investment Manager

By:	/s/ Serge Todorovich
	Name:	Serge Todorovich
	Title:	General Counsel & Chief Compliance Officer

LENDERS:

VIRGINIA COLLEGE SAVINGS PLAN By Shenkman Capital Management, Inc. as Investment Manager

By:	/s/ Serge Todorovich
	Name:	Serge Todorovich
	Title:	General Counsel & Chief Compliance Officer

LENDERS:

COMMONWEALTH OF MASSACHUSETTS EMPLOYEES DEFERRED COMPENSATION PLAN, as Lender By: Loomis, Sayles & Company, L.P. its Investment Manager By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

LENDERS:

CVS HEALTH FUTURE FUND 401(k) PLAN TRUST, as Lender By: Loomis, Sayles & Company, L.P. its Investment Subadviser By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

LENDERS:

INDIANA UNIVERSITY, as Lender By: Loomis, Sayles & Company, L.P. its Investment Manager By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ William Wright
	Name:	William Wright
	Title:	Vice President

LENDERS:

LOOMIS SAYLES CORE PLUS BOND FUND, a Series of Natixis Funds Trust I, as Lender

By: Loomis, Sayles & Company, L.P. its Investment Adviser

By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Brian P. Kennedy
	Name:	Brian P. Kennedy
	Title:	Vice President

LENDERS:

NHIT: SRI CORE PLUS FIXED INCOME TRUST, as Lender By: Loomis Sayles Trust Company, LLC, its Trustee

By:	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

LENDERS:

OAKLAND COUNTY EMPLOYEES RETIREMENT SYSTEM, as Lender By: Loomis, Sayles & Company, L.P., its Investment Manager By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

LENDERS:

OAKLAND COUNTY VOLUNTARY EMPLOYEE BENEFIT ASSOCIATION, as Lender By: Loomis, Sayles & Company, L.P., its Investment Manager By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

LENDERS:

TEACHERS’ RETIREMENT SYSTEM OF LOUISIANA, as Lender By: Loomis, Sayles & Company, L.P., its Investment Manager By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

LENDERS:

ADVANCED SERIES TRUST – AST BLACKROCK/LOOMIS SAYLES BOND PORTFOLIO, as Lender

By: Loomis, Sayles & Company, L.P., its Investment Subadviser

By: Loomis, Sayles & Company, Incorporated, its General Partner

By:	/s/ Mary McCarthy
	Name:	Mary McCarthy
	Title:	Vice President

LENDERS:

HAND COMPOSITE EMPLOYEE BENEFIT TRUST – WESTERN ASSET INCOME CIF

By:	/s/ Sarka Higgin
	Name:	Sarka Higgin
	Title:	Authorized Signer

LENDERS:

AZB FUNDING 9 LIMITED

By:	/s/ Keith Labbate
	Name:	Keith Labbate
	Title:	Authorized Signatory

LENDERS:

AVERY POINT VI CLO, LIMITED By: Bain Capital Credit, LP, as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

AVERY POINT VII CLO, LIMITED By: Bain Capital Credit, LP, as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2016-2, LIMITED By: Bain Capital Credit CLO Advisors, LP, as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2017-1, LIMITED By: Bain Capital Credit CLO Advisors, LP, as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2017-2, LIMITED By: Bain Capital Credit CLO Advisors, LP, as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2018-1, LIMITED By: Bain Capital Credit CLO Advisors, LP, as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2018-2, LIMITED By: Bain Capital Credit CLO Advisors, LP, as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2019-1, LIMITED

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2019-2, LIMITED By: Bain Capital Credit, LP as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2019-3, LIMITED By: Bain Capital Credit CLO Advisors, LP as Collateral Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2019-4, LIMITED By: Bain Capital Credit, LP as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2020-1, LIMITED By: Bain Capital Credit, LP as Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2020-2, LIMITED By: Bain Capital Credit U.S. CLO Manager, LLC, its Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2020-3, LIMITED By: Bain Capital Credit U.S. CLO Manager, LLC, its Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BAIN CAPITAL CREDIT CLO 2020-4, LIMITED By: Bain Capital Credit U.S. CLO Manager, LLC, its Portfolio Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BALOISE SENIOR SECURED LOAN FUND II By: Bain Capital Credit, LP, as Sub Investment Manager

By:	/s/ Andrew Viens
	Name:	Andrew Viens
	Title:	Managing Director

LENDERS:

BLUE CROSS OF CALIFORNIA By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

COMMUNITY INSURANCE COMPANY By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

FLOATING RATE INCOME FUND, a series of John Hancock Funds II By: BCSF Advisors, LP, its Subadviser

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

HARWICH LTD. By: Bain Capital Credit U.S. CLO Manager, LLC, its Portfolio Manager

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

RACE POINT IX CLO, LIMITED By: Bain Capital Credit LP, as Portfolio Manager

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

RACE POINT VIII CLO, LIMITED By: Bain Capital Credit LP, as Portfolio Manager

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

RACE POINT X CLO, LIMITED By: Bain Capital Credit LP, as Portfolio Manager

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

SUNSUPER POOLED SUPERANNUATION TRUST By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew Viens
Name: Andrew Viens
Title: Managing Director

LENDERS:

BARCLAYS BANK PLC

By:	/s/ Sean Lynch
Name: Sean Lynch
Title: Authorized Signatory

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James Nealon
Name: James Nealon
Title: Vice President

LENDERS:

THE BANK OF NOVA SCOTIA

By:	/s/ Catherine Jones
Name: Catherine Jones
Title: Managing Director

LENDERS:

TD BANK, N.A.

By:	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

LENDERS:

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Maxime Comeau
Name: Maxime Comeau
Title: MD & Head Corporate Banking

By:	/s/ Deirdre Balfe
Name: Deirdre Balfe
Title: Associate Director

LENDERS:

HSBC UK BANK PLC

By:	/s/ Steven Sherratt
Name: Steven Sherratt
Title: Regional Director

LENDERS:

MARSEILLE LLC

By:	/s/ Amy Tang
Name: Amy Tang
Title: Associate Director

LENDERS:

MUFG BANK, LTD. (FORMERLY KNOWN AS THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.)

By:	/s/ Deborah White
Name: Deborah White
Title: Director

Annex I

Amendments to Credit Agreement

~~CONFORMED COPY~~
Annex I to Fifth Amendment

This conformed copy of the Credit Agreement reflects revisions made pursuant to the following:

1.	~~1.~~ First Amendment to Amended and Rested Credit Agreement, dated as of December 12, 2017.
2.	~~2.~~ Second Amendment to Amended and Restated Credit Agreement, dated as of March 22, 2018.
3.	~~3.~~ Third Amendment to Amended and Restated Credit Agreement, dated as of June 4, 2018.
4.	~~4.~~ Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 20, 2019.
5.	Fifth Amendment to Amended and Restated Credit Agreement, dated as of December 12, 2021.

This conformed copy of the Credit Agreement does not include provisions from any Incremental Activation Notices.

IRON MOUNTAIN INCORPORATED

CREDIT AGREEMENT

Dated as of June 27, 2011,

as amended and restated as of July 2, 2015,

as further amended and restated as of August 21, 2017

$2,000,000,000

BANK OF AMERICA, N.A., Barclays bank plc, citizens bank, n.a., Credit agricole corporate AND INVESTMENT BANK, goldman sachs bank usa, hsbc bank usa, n.a., morgan stanley senior funding, inc., wells fargo bank, n.a., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, royal bank of canada and the bank of nova scotia, as Co-Syndication Agents,

PNC BANK, N.A., TD BANK, N.A. and SUNTRUST BANK,
as Co-Documentation Agents,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Administrative Agent

JPMORGAN CHASE BANK, N.A. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

Section 1 Definitions and Accounting Matters	2

1.01.	Certain Defined Terms	2
1.02.	Accounting Terms and Determinations	~~44~~45
1.03.	Types of Loans	45
1.04.	Currency	45

Section 2 Loans, Etc.	45

2.01.	US$ Loans; US$-Canadian Loans; Multi-Currency Loans; C$ Loans; Swingline Loans	45
2.02.	Reductions of Commitments	54
2.03.	Fees	~~54~~55
2.04.	Lending Offices	55
2.05.	Several Obligations: Remedies Independent	55
2.06.	Notes	55
2.07.	Use of Proceeds	~~55~~56
2.08.	Letters of Credit	~~55~~56
2.09.	Currency Fluctuations, Etc.	~~61~~62
2.10.	Defaulting Lenders	~~63~~64
2.11.	Term Loan Purchases	~~66~~67
2.12.	Extension Offers	~~66~~67
2.13.	Refinancing Facilities	~~68~~69

Section 3 Borrowings, Conversions and Prepayments	~~70~~71

3.01.	Procedure for US$ Loan Borrowing, US$-Canadian Loan Borrowing, Term Loan Borrowing and Multi-Currency Borrowing	~~70~~71
3.02.	Prepayments and Conversions	~~71~~72
3.03.	Procedure for Swingline Borrowing; Refunding of Swingline Loans	73

Section 4 Payments of Principal and Interest	77

4.01.	Repayment of Loans	77
4.02.	Interest	~~77~~78

Section 5 Payments; Pro Rata Treatment; Computations; Etc.	79

5.01.	Payments	79
5.02.	Pro Rata Treatment	~~80~~81
5.03.	Computations	82
5.04.	Minimum and Maximum Amounts; Types	82
5.05.	Certain Notices	83
5.06.	Non-Receipt of Funds by the Administrative Agent	86
5.07.	Sharing of Payments; Waiver of Enforcement Without Consent, Etc.	~~86~~87
5.08.	Taxes	87
5.09.	Judgment Currency	~~92~~93

Page

Section 6 Yield Protection and Illegality	~~93~~94

6.01.	Additional Costs	~~93~~94
6.02.	Limitation on Types of Loans	95
6.03.	Illegality	~~96~~97
6.04.	Substitute ABR Loans	~~96~~97
6.05.	Compensation	~~96~~97
6.06.	Capital Adequacy	~~97~~98
6.07.	Mitigation Obligations; Substitution of Lender	98
6.08.	Additional Costs in Respect of Letters of Credit	~~98~~99

Section 7 Conditions Precedent	99

7.01.	Effective Date	99
7.02.	Closing Date	100
7.03.	Initial and Subsequent Loans	10~~0~~1

Section 8 Representations and Warranties	101

8.01.	Corporate Existence	101
8.02.	Information	10~~1~~2
8.03.	Litigation	10~~2~~3
8.04.	No Breach; No Default	10~~2~~3
8.05.	Corporate Action	10~~2~~3
8.06.	Approvals	103
8.07.	Regulations U and X	103
8.08.	ERISA and the Canadian Pension Plans	103
8.09.	Taxes	10~~3~~4
8.10.	Subsidiaries; Agreements; Etc.	10~~3~~4
8.11.	Investment Company Act	104
8.12.	Reserved	104
8.13.	Ownership and Use of Properties	104
8.14.	Environmental Compliance	10~~4~~5
8.15.	Solvency	10~~4~~5
8.16.	Senior Debt	105
8.17.	Anti-Corruption Laws and Sanctions	105

Section 9 Covenants	10~~5~~6

9.01.	Financial Statements and Other Information	10~~5~~6
9.02.	Taxes and Claims	108
9.03.	Insurance	10~~8~~9
9.04.	Maintenance of Existence; Conduct of Business	109
9.05.	Maintenance of and Access to Properties	~~109~~110
9.06.	Compliance with Applicable Laws	110
9.07.	Litigation	110
9.08.	Indebtedness	110
9.09.	Net Total Lease Adjusted Leverage Ratio	11~~2~~3
9.10.	Net Secured Lease Adjusted Leverage Ratio	11~~2~~3
9.11.	Fixed Charges Coverage Ratio	113
9.12.	Mergers, Asset Dispositions. Etc.	113

Page

9.13.	Liens	11~~4~~5
9.14.	Investments	11~~5~~6
9.15.	Restricted Payments	117
9.16.	Transactions with Affiliates	11~~7~~8
9.17.	Subordinated Indebtedness and Senior Unsecured Debt	118
9.18.	Lines of Businesses	11~~8~~9
9.19.	Modification of Other Agreements	11~~8~~9
9.20.	Use of Proceeds	119
9.21.	Certain Obligations Respecting Subsidiaries	119
9.22.	Environmental Matters	121
9.23.	Residual Assurances	12~~1~~2
9.24.	Perfection of Security Interests in Stock of Foreign Subsidiaries	12~~1~~2
9.25.	Unrestricted Subsidiaries	122

Section 10 Defaults	12~~2~~3

10.01.	Events of Default	12~~2~~3
10.02.	Ratable Treatment of Lenders	12~~4~~5
10.03.	Australian Credit Agreement	12~~5~~6

Section 11 The Administrative Agent; Other Agents	126

11.01.	Appointment Powers and Immunities	126
11.02.	Reliance by Administrative Agent	12~~6~~7
11.03.	Defaults	12~~6~~7
11.04.	Rights as a Lender	127
11.05.	Indemnification	12~~7~~8
11.06.	Non-Reliance on Administrative Agent and Other Lenders	12~~7~~8
11.07.	Failure to Act	128
11.08.	Resignation or Removal of Administrative Agent	12~~8~~9
11.09.	Lead Arrangers, Joint Bookrunners, Documentation Agents and Co-Syndication Agents	12~~8~~9
11.10.	Collateral Sub-Agents	129
11.11.	Multi-Currency Payment Agent and Canadian Administrative Agent	129
11.12.	Additional Ministerial Powers of the Administrative Agent	129

Section 12 Miscellaneous	~~129~~130

12.01.	Waiver	~~129~~130
12.02.	Notices	~~129~~130
12.03.	Expenses Etc.	130
12.04.	Indemnification	13~~0~~1
12.05.	Amendments. Etc.	13~~0~~1
12.06.	Successors and Assigns	13~~2~~3
12.07.	Confidentiality	13~~5~~6
12.08.	Survival	136
12.09.	Captions	136
12.10.	Counterparts; Integration	136
12.11.	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL	13~~6~~7
12.12.	Borrowers’ Agent	137
12.13.	Designation of Indebtedness	13~~7~~8
12.14.	Acknowledgements	13~~7~~8
12.15.	USA PATRIOT Act	13~~7~~8
12.16.	Additional Borrowers	13~~8~~9
12.17.	Releases of Guaranties and Liens	139
12.18.	Amendment and Restatement	~~139~~140
12.19.	Right to Setoff	140
12.20.	Obligations of Multi-Currency Borrowers	14~~0~~1
12.21.	Severability	14~~0~~1
12.22.	Iron Mountain Luxembourg Services S.à.r.l	14~~0~~1
12.23.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	141
12.24.	Acknowledgement Regarding Any Supported QFCs	14~~1~~2

Schedules

SCHEDULE I	-	Revolving Commitments
SCHEDULE II	-	Subsidiaries; Investments in Joint Ventures and Other Persons
SCHEDULE III	-	Credit Agreements, Indentures, Leases
SCHEDULE IV	-	Existing Letters of Credit
SCHEDULE V	-	Borrowers

Exhibits

EXHIBIT A-1	-	Form of Revolving Credit Note
EXHIBIT A-2	-	Form of Term Note
EXHIBIT B	-	Company Guaranty
EXHIBIT C	-	Company Pledge Agreement
EXHIBIT D	-	Parent Guaranty
EXHIBIT E	-	Parent Pledge Agreement
EXHIBIT F	-	Subsidiary Guaranty
EXHIBIT G	-	Subsidiary Pledge Agreement
EXHIBIT H	-	Canadian Borrower Pledge Agreement
EXHIBIT I-1	-	Form of Opinion of Special New York Counsel to the Company
EXHIBIT I-2	-	Form of Opinion of Special Canadian Counsel to the Canadian Borrower
EXHIBIT J	-	[Reserved]
EXHIBIT K	-	Form of Commitment Increase Supplement
EXHIBIT L	-	Form of Additional Lender Supplement
EXHIBIT M	-	Form of Incremental Term Loan Activation Notice
EXHIBIT N	-	Form of Assignment and Assumption
EXHIBIT O-1	-	Form of Borrowing Subsidiary Agreement
EXHIBIT O-2	-	Form of Borrowing Subsidiary Termination
EXHIBIT P	-	Form of U.S. Tax Compliance Certificate

Annexes

ANNEX A	-	Canadian Borrower Provision

CREDIT AGREEMENT dated as of June 27, 2011, as amended and restated as of July 2, 2015, and as further amended and restated as of August 21, 2017, among: IRON MOUNTAIN INCORPORATED, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors, the “Parent”); IRON MOUNTAIN INFORMATION MANAGEMENT, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (together with its successors, the “Company”); the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers, the other Multi-Currency Borrowers, each as more fully defined below; each of the lenders that is listed under the caption “US$ LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “US$ Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “US$ Lender” and, collectively, together with their respective successors, the “US$ Lenders”); each of the lenders that is listed under the caption “US$-CANADIAN LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “US$-Canadian Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “US$-Canadian Lender” and, collectively, together with their respective successors, the “US$-Canadian Lenders”); each of the lenders that is listed under the caption “MULTI-CURRENCY LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “Multi-Currency Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “Multi-Currency Lender” and, collectively, together with their respective successors, the “Multi-Currency Lenders”); each of the lenders that is listed under the caption “CANADIAN LENDERS” on the signature pages hereto and each lender or financial institution that becomes a “Canadian Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, a “Canadian Lender” and, collectively, together with their respective successors, the “Canadian Lenders”); each of the lenders that is listed under the caption “INITIAL TERM LENDERS” on the signature pages hereto and each lender or financial institution that becomes an “Initial Term Lender” after the date hereof pursuant to Section 12.06 hereof (individually, together with its successors, an “Initial Term Lender” and, collectively, together with their respective successors, the “Initial Term Lenders”); BANK OF AMERICA, N.A., BARCLAYS BANK PLC, CITIZENS BANK, N.A., CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, GOLDMAN SACHS BANK USA, HSBC BANK USA, N.A., MORGAN STANLEY SENIOR FUNDING, INC., WELLS FARGO BANK, N.A., THE BANK OF TOKYO-MITSUBISHI UFJ, LTD, ROYAL BANK OF CANADA and THE BANK OF NOVA SCOTIA, as Co-Syndication Agents, PNC BANK, N.A., TD BANK, N.A. and SUNTRUST BANK, as Co-Documentation Agents, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent (in such capacity, together with its successors in such capacity, the “Canadian Administrative Agent”), and JPMORGAN CHASE BANK, N.A. as agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Parent and the Company are party to the Credit Agreement, dated as of June 27, 2011 (as amended and restated as of July 2, 2015, and as further amended and in effect prior to the Closing Date, the “Existing Credit Agreement”), among the Parent, the Company, the Administrative Agent and certain other agents and parties party thereto.

WHEREAS, the Parent and the Company wish to (i) make an Extension Offer pursuant to Section 2.12 of the Existing Credit Agreement (the “2017 Extension Offer”) to, among other things, extend the Commitment Termination Date of the existing revolving credit facility and (ii) amend and restate the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree to accept the 2017 Extension Offer and amend and restate the Existing Credit Agreement as of the Closing Date, and the Existing Credit Agreement is hereby amended and restated in its entirety as follows as of the Closing Date:

Section 1  Definitions and Accounting Matters.

1.01.          Certain Defined Terms. As used herein, the following terms shall have the following meanings and the terms defined in Annex A hereto shall have the meanings given to them therein (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“2017 Extension Offer” shall have the meaning provided in the Recitals hereto.

“2018 Refinancing Revolving Commitments” shall mean the Refinancing Revolving Commitments under the Third Amendment.

“2018 Refinancing Term Loan A Loans” shall have the meaning given to “Refinancing Term Loan A Loans” in the Third Amendment.

“ABR Loans” shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

“Accounts Receivable Financing” shall mean any accounts receivable sale arrangement, credit facility or conditional purchase contract or similar arrangement providing financing secured directly or indirectly by the accounts receivable and related records, collateral, collections and rights of the Parent or its Subsidiaries; provided that any such transaction shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (including a customary “no petition” agreement from the Administrative Agent on behalf of the Lenders if approved by the Administrative Agent), as evidenced by its written approval thereof (such approval not to be unreasonably withheld).

“Acquired Debt” shall mean, with respect to the Parent or any Subsidiary, Indebtedness of any other Person, existing at the time such other Person merged with or into or became a Subsidiary of the Parent or any Subsidiary thereof in connection with a Permitted Acquisition occurring after the Effective Date, provided that such Indebtedness was not created by such other Person in contemplation of such acquisition.

“Acquisition” shall mean an acquisition of assets of, or all or substantially all of the Capital Stock of, another business by the Parent and/or one or more of its Subsidiaries. Notwithstanding the foregoing, “Acquisition” shall also include the Infinity Acquisition.

“Acquisition Consideration” shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Parent and its Subsidiaries in connection therewith, including, without limitation, (a) Stock Consideration and (b) other consideration on account of (i) any expenses incurred in connection with such Acquisition, (ii) liabilities under agreements not to compete incurred in connection with such Acquisition, (iii) the principal amount of Indebtedness assumed in connection with such Acquisition and (iv) Additional Expenditures related to such Acquisition.

“Additional Borrowers” shall mean any Subsidiary of the Parent that becomes a party hereto as a Borrower pursuant to Section 12.16.

“Additional Costs” shall have the meaning provided in Section 6.01.

“Additional Expenditures” shall mean, with respect to any Acquisition, amounts expended or to be expended by the Parent and its Subsidiaries within twelve months after the date of such Acquisition to acquire or construct facilities and equipment that are not part of the assets acquired pursuant to such Acquisition but which are deemed by the Parent to be essential for the integration or restructuring of the assets so acquired.

“Adjusted Financial Covenant Period” shall have the meaning provided in Section 9.09.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreed Rate Loans” shall mean the Swingline Loans as to which the Borrower and the Swingline Lender with respect to such Swingline Loans have agreed to an interest rate per annum to be applicable to such Swingline Loans for the Interest Period applicable thereto (such rate, an “Agreed Rate”).

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the one-month Eurocurrency Rate plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 6.02, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Amendment Effective Date” shall mean June 4, 2018.

“Anti-Corruption Laws” shall mean, with respect to any Person, all laws, rules and regulations of any jurisdiction applicable to such Person or its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Commitment Fee Rate” shall mean, at any time, the percentage per annum set forth in the schedule below opposite the Pricing Level in effect at such time:

Pricing Level	Applicable Commitment Fee Rate
Level 3 Greater than or equal to 4.50 to 1.00	0.350%
Level 2 Less than 4.50 to 1.00 and greater than or equal to 3.50 to 1.00	0.300%
Level 1 Less than 3.50 to 1.00	0.250%

For purposes of this definition, the “Pricing Level” in effect at any time shall be the level (either Level 1, Level 2 or Level 3) indicated in the schedule set forth in the definition of “Applicable Margin” in this Section 1.01 corresponding to the Applicable Leverage Ratio in effect at such time.

“Applicable L/C Percentage” shall mean, at any time, the Applicable Margin in effect at such time with respect to Eurocurrency Loans that are Revolving Loans (irrespective of whether at the time any Eurocurrency Loan is outstanding).

“Applicable Lending Office” for each Lender and for each Type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire of such Lender or such other lending office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

“Applicable Leverage Ratio” shall mean, at any time, the Consolidated Leverage Ratio as at the end of the most recent fiscal quarter of the Parent in respect of which financial statements have been delivered by the Parent pursuant to either Section 9.01(1) or 9.01(2) hereof; provided, that to the extent that the required financial statements or the accompanying certificate described in the last paragraph of Section 9.01 have not been delivered to the Administrative Agent within the time period specified in Section 9.01(1) or 9.01(2), as applicable, the Pricing Level shall be deemed to be Level 3 (and the Applicable Commitment Fee Rate and the Applicable Margin to be the rates corresponding to Level 3 as set forth in the respective definitions thereof) until receipt by the Administrative Agent thereof; provided, further, that no change in the Applicable Leverage Ratio will take effect until the date five Business Days following receipt by the Administrative Agent of the applicable financial statements. From the Closing Date until receipt by the Administrative Agent of a compliance certificate as provided in Section 9.01, absent the delayed delivery set forth in the first proviso of this definition, the Pricing Level shall be deemed to be Level 3 and the Applicable Commitment Fee and the Applicable Margin to be the rates corresponding to Level 3 as set forth in the respective definitions thereof.

“Applicable Margin” shall mean the rate for the respective Type of Loan set forth below opposite the level (either Level 1, Level 2 or Level 3) indicated in the schedule set forth below corresponding to the Applicable Leverage Ratio in effect at such time:

Range of Applicable Leverage Ratio	Applicable Margin
	ABR & C$ Prime Loans	Eurocurrency Loans	BBSY Loans	CDOR Loans
Level 3 Greater than or equal to 4.50 to 1.00	0.75%	1.75%	1.75%	1.75%
Level 2 Less than 4.50 to 1.00 and greater than or equal to 3.50 to 1.00	0.50%	1.50%	1.50%	1.50%
Level 1 Less than 3.50 to 1.00	0.25%	1.25%	1.25%	1.25%

; provided that (i) during an Adjusted Financial Covenant Period, each Applicable Margin in the schedule above shall be increased by 0.50% and (ii) for Incremental Term Loans, such per annum rates as shall be agreed to by the Company and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Loan Activation Notice. As of the Amendment Effective Date, the Applicable Margin in respect of Refinancing Loans is determined based on the level corresponding to the Applicable Leverage Ratio in effect as at the end of the most recent fiscal quarter of the Parent in respect of which financial statements have been delivered by the Parent pursuant to either Section 9.01(1) or 9.01(2) of this Agreement.

“Arrangers” shall mean JPMorgan Chase Bank and Merrill Lynch, Pierce, Fenner & Smith Incorporated or its designated affiliate.

“Australian Borrower” shall have the meaning assigned to such term in the Second Amendment.

“Australian Credit Agreement” shall mean the Syndicated Facility Agreement originally dated as of September 28, 2016, among Iron Mountain Australia Group Pty Ltd, the several banks and other financial institutions or entities from time to time parties thereto as lenders and Barclays Bank PLC as administrative agent and Barclays Bank PLC as security trustee, as amended, restated, supplemented or otherwise modified from time to time (including, without limitation, any amendment or restatement to increase the aggregate outstanding principal amount of the term loans advanced thereunder to A$343,750,000).

“Australian Dollars” shall mean the lawful currency of the Commonwealth of Australia.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as now or hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basic Documents” shall mean this Agreement and each amendment hereto, the Notes, the Letter of Credit Documents, the Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty, the Security Documents, any Refinancing Facility Agreement entered into pursuant to the terms hereof and any agreement designated as such by the Company and the Administrative Agent.

“BBSY Rate” shall mean, with respect to any Interest Period, the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) for Australian Dollar bills of exchange with a tenor equal to such Interest Period, displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of the Specified Time on the Quotation Day (unless market practice differs in the relevant market where the BBSY Rate is to be determined, in which case the quotation day will be determined by the Multi-Currency Payment Agent in accordance with market practice in such market) (the “BBSY Screen Rate”); provided, that if the BBSY Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the BBSY Screen Rate shall not be available at such time for such Interest Period, such Interest Period shall be considered an Impacted Interest Period with respect to Australian Dollars and the BBSY Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).

“BBSY Loan” shall mean a Loan denominated in Australian Dollars that bears interest at a rate based upon the BBSY Rate.

“BBSY Screen Rate” shall have the meaning assigned to such term in the definition of BBSY Rate.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower DTTP Filing” shall mean and HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the Lender to the relevant UK Borrower and the Administrative Agent.

“Borrowers” shall mean each of the Parent, the Company, and each of the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers, the other Multi-Currency Borrowers and any Additional Borrowers. The Borrowers on the Closing Date are listed on Schedule V hereto.

“Borrowing Date” shall mean any Business Day specified by the Company as a date on which the Company requests the relevant Lenders to make Loans hereunder.

“Bridge Credit Agreement” shall mean any credit agreement providing for unsecured interim term loans incurred to finance the IODC Acquisition (including the refinancing of any existing Indebtedness or the payment of fees and expenses in connection therewith), having terms and conditions substantially consistent in all material respects with the terms and conditions specified in Exhibit B to the First Amendment.

“Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in New York City; provided, that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the relevant currency in the interbank eurocurrency market, (b) when used in connection with a Multi-Currency Loan denominated in any Multi-Currency and, where such term is used in the definition of “Quarterly Dates” in this Section 1.01, the term “Business Day” shall also exclude any day on which commercial banks in London are authorized or required by law to remain closed, (c) when used in connection with Eurocurrency Loans denominated in euro, the term “Business Day” shall also exclude any day which is not a Target Day and (d) when used in connection with Loans denominated in Australian Dollars or Loans to Borrowers organized in Australia, the term “Business Day” shall also exclude any day on which commercial banks are not open for general business in Sydney, Australia.

“Business Day (Canada)” shall have the meaning assigned to such term in Annex A hereto.

“Calculation Date” shall mean any Business Day as the Administrative Agent shall elect, but in any event, at least once each calendar month. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, to the extent practicable, select the first day of each Interest Period applicable to Multi-Currency Loans as Calculation Dates.

“CAM Percentage” shall have the meaning assigned to such term in the Second Amendment.

“Canadian Borrowers” shall mean Iron Mountain Canada Operations ULC, a British Columbia unlimited liability company, Iron Mountain Information Management Services Canada, Inc., a British Columbia corporation, and Iron Mountain Secure Shredding Canada, Inc., a British Columbia corporation.

“Canadian Borrower Pledge Agreement” shall mean the pledge agreement, dated as of the Effective Date, to which the Canadian Borrowers and the Canadian Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit H hereto.

“Canadian Commitments” shall have the meaning assigned to such term in Annex A hereto.

“Canadian Dollars” shall have the meaning assigned to such term in Annex A hereto.

“Canadian Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“Canadian Pension Plan” shall mean any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada (whether or not registered under any such laws) which is maintained or contributed to by (or to which there is or may be an obligation to contribute of), the Parent, the Company, the Canadian Borrowers or any other Subsidiary of the Parent in respect of any person’s employment in Canada or a province or territory thereof with the Parent, the Company, the Canadian Borrowers or any other Subsidiary of the Parent and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

“Canadian PPSA” shall mean the Personal Property Security Act (Ontario) or any other applicable personal property security act or laws of any applicable province or territory of Canada.

“Canadian Security Documents” shall mean the Canadian Borrower Pledge Agreement and all other security documents hereafter delivered to the Canadian Administrative Agent granting a Lien on the stock of the Canadian Borrowers or any other Canadian Subsidiary to secure the obligations and liabilities of the Canadian Borrowers hereunder and under any of the other Basic Documents or to secure any guarantee by any Canadian Subsidiary of any such obligations and liabilities.

“Canadian Subsidiary” shall mean a Subsidiary incorporated under the laws of Canada or any province or territory thereof.

“Canadian Swingline Commitments” shall have the meaning assigned to such term in Annex A.

“Canadian Swingline Loans” shall have the meaning assigned to such term in Annex A.

“Capital Expenditures” shall mean capital expenditures by the Parent or any of its Subsidiaries during the relevant period determined in accordance with GAAP.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof at such time, determined in accordance with GAAP (including such Statement No. 13).

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital stock or other ownership interests, including, without limitation, all common stock, all preferred stock, all partnership interests and all limited liability company interests.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, cash pooling, netting or composite accounting, overdraft, credit or debit procurement card, electronic funds transfer and other cash management arrangements.

“Casualty Event” shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“Change of Control” shall mean that:

1)                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principal Stockholders (or any of them), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Parent,

2)                  in any consecutive 25-month period, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Parent was approved by a vote of at least 66-2/3% of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

3)                  the Parent shall be required pursuant to the provisions of the Senior Subordinated Debt Documents (or any other agreement or instrument relating to or providing for any other Subordinated Indebtedness) to redeem or repurchase, or make an offer to redeem or repurchase, all or any portion of the Senior Subordinated Debt (or such Subordinated Indebtedness, as the case may be) as a result of a change of control (however defined); or

4)                  the Company shall cease to be wholly-owned by the Parent or any other Borrower shall cease to be wholly-owned, directly or through other Subsidiaries of the Parent, by the Parent.

“Class” when used in reference to (a) any Loan, refers to whether such Loan is a US$ Loan, US$-Canadian Loan, Multi-Currency Loan, Swingline Loan, C$ Loan, Initial Term Loan or Incremental Term Loan and (b) any Commitment, refers to whether such Commitment is a US$ Commitment, US$-Canadian Commitment, Multi-Currency Commitment, Canadian Commitment, Initial Term Commitment or the Commitment of any Incremental Term Loan. Additional Classes of Loans and Commitments and Lenders may be established pursuant to Sections 2.13.

“Closing Date” shall mean August 21, 2017, which is the date on which the conditions set forth in Sections 7.01 and 7.02 shall be satisfied.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning assigned to such term in the Security Documents.

“Collateral Account” shall mean a cash collateral account in the name and under the control of the Administrative Agent (and the Multi-Currency Payment Agent) maintained in accordance with the terms of the Security Documents.

“Commitment Increase Supplement” shall mean a Revolving Commitment increase supplement substantially in the form of Exhibit K.

“Commitment Period” shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

“Commitments” shall mean the Revolving Commitments, the Initial Term Commitments and, as applicable, the Commitments for any Incremental Term Loans and the Commitments for any Refinancing Term Loans.

“Commitment Termination Date” shall mean (i) with respect to the Revolving Commitments, the fifth anniversary of the Closing Date (or, if such day is not a Business Day, the next preceding Business Day), (ii) in the case of any Term Loans (and for the purposes of Sections 9.08 and 12.05), the Initial Term Loan Maturity Date or the Incremental Term Maturity Date, as applicable, (iii) any extended maturity date with respect to all or a portion of any Class of Loans or Commitments hereunder pursuant to a Refinancing Facility Agreement and (iv) with respect to the 2018 Refinancing Revolving Commitments, June 4, 2023.

“Company” shall mean Iron Mountain Information Management, LLC, a Delaware limited liability company.

“Company Guaranty” shall mean the guaranty, dated as of July 2, 2015, as said agreement shall be modified and supplemented and in effect from time to time, pursuant to which the Company guarantees the obligations of the Parent, the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers, the other Multi-Currency Borrowers and any Additional Borrower under the Basic Documents, in substantially the form of Exhibit C hereto.

“Company Pledge Agreement” shall mean the pledge agreement, dated as of July 2, 2015, to which the Company and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit D hereto.

“Consolidated Leverage Ratio” shall mean the ratio, calculated as at the end of each fiscal quarter of the Parent for the period of four fiscal quarters then ended, of (a) the excess of (i) the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Parent and its Subsidiaries at such date over (ii) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries at such date to (b) EBITDA for such period.

“Consolidated Net Tangible Assets” shall mean at any date the assets of the Parent and its Subsidiaries determined on such date on a consolidated basis, less goodwill and other intangible assets.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414 of the Code.

“Credit Party” means the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Currency Agreement” shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements) between the Parent or any Subsidiary and any financial institution.

“C$ Loan” shall have the meaning assigned to such term in Annex A hereto.

“C$ Prime Loans” shall have the meaning assigned to such term in Annex A hereto.

“C$ Prime Rate” shall have the meaning assigned to such term in Annex A hereto.

“CDOR Loans” shall mean a Loan denominated in Canadian Dollars that bears interest at a rate based upon the CDOR Rate.

“CDOR Rate” shall have the meaning assigned to such term in Annex A hereto.

“Default” shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Borrower or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Borrower’s or such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Designation Removal” shall have the meaning assigned to such term in Section 9.25.

“Dividend Payments” shall have the meaning assigned to such term in Section 9.15.

“Dollar Equivalent” shall mean, on any date of determination, with respect to any amount in any Multi-Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent or the Canadian Administrative Agent (or, with respect to Letter of Credit Liabilities, the applicable Issuing Bank) using the Exchange Rate with respect to such Multi-Currency then in effect, in the case of any such Multi-Currency as determined pursuant to Section 2.09.

“Dollars”, “US$” and “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of the Parent organized in the United States of America.

“EBITDA” shall mean, for any period, the total of the following (without duplication), determined on a consolidated basis for the Parent and its Subsidiaries:

(a) net income for such period,

(b) plus depreciation and amortization expense deducted in determining net income for such period,

(c) to the extent not disregarded in determining net income for such period, plus other non-cash expenses (including minority interest expense) for such period and minus other income (including interest income) (including gains attributable to minority interest in its Subsidiaries), for such period,

(d) plus Interest Expense, plus any amortization of deferred financing charges, deducted in determining net income for such period,

(e) plus any provision for, and minus any benefit from, income taxes each as deducted or added in determining net income for such period,

(f) excluding any extraordinary, exceptional, unusual, infrequently occurring or nonrecurring gain, loss, charge or expense; restructuring costs, charges, accruals or reserves (including without limitation losses arising from any natural disasters, debt extinguishment expenses, foreign currency transaction losses and losses on investments; and whether or not classified as such under GAAP); costs and expenses incurred in connection with any strategic initiative or other Specified Transaction, and any other business optimization expenses (including, without limitation, incentive costs and expenses relating to any Specified Transaction or other business optimization program; any integration costs; and any charge, expense, cost, accrual or reserve of any kind associated with acquisition-related litigation and settlements thereof); start-up or initial costs for any project or new division or new line of business; costs associated with the closure or exiting of any division or line of business; severance costs and expenses, onetime compensation charges, signing, retention and completion bonuses and recruiting costs; costs relating to facility or property disruptions, casualties, natural disasters or shutdowns; costs relating to the integration, consolidation, pre-opening, opening, closing and conversion of facilities; costs and expenses incurred in connection with non-ordinary course product and intellectual property development; costs associated with new systems design or improvements to IT or accounting functions to protect against cyberattacks; charge, expense, cost, accrual or reserve associated with any cyberattack (including any related litigation and settlements thereof); curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and professional, legal, accounting, consulting and other service fees incurred in connection with any of the foregoing,

(g) plus losses, and minus gains, on sales of fixed assets (including real estate) not in the ordinary course of business or on sales of discontinued operations, each as deducted, or added, in determining net income for such period, after giving effect to any related charges for, reductions of or provisions for taxes thereon,

(h) plus losses, and minus gains, from discontinued operations, each as deducted, or added, in determining net income for such period (it being understood that once an operation becomes a discontinued operation it will remain so for all purposes hereunder),

(i) plus Recall Transaction Costs deducted in determining net income for such period; provided, that the aggregate amount of Recall Transaction Costs that may be added back in the calculation of EBITDA pursuant to this clause (i) shall not exceed $225,000,000 in the aggregate during the period from July 2, 2015 through July 2, 2019, and

(j) plus the aggregate amount of “run-rate” net income for such period projected by the Parent in good faith attributable to any customer installation and backlog occurring or existing during such period (or following such period but prior to the date of determination) (which amount shall be calculated on a pro forma basis as though the full amount of such net income attributable to such installation and backlog had been realized from the commencement of such period) plus the amount of cost savings, operating expense reductions, other operating improvements and synergies as provided under clause (ii) of the definition of “pro forma basis”; provided that the aggregate amount included in EBITDA pursuant to this clause (j) for any period shall not exceed 25% of EBITDA in the aggregate for such period (calculated prior to giving effect to any adjustment pursuant to this clause (j)).

For the purposes of calculating the Consolidated Leverage Ratio, the Net Secured Leverage Ratio and the ratios set forth in Sections 9.09, 9.10 and 9.11, the Parent may at its option (such option to be consistently applied with respect to each Specified Transaction for purposes of all subsequent calculations), adjust EBITDA for any relevant period to give effect to any Specified Transaction on a pro forma basis. For the avoidance of doubt, if the Parent has elected to adjust EBITDA for any Specified Transaction in accordance with this paragraph, it shall also elect to adjust Rent Expense for such Specified Transaction in accordance with the last paragraph of the definition of the term “Rent Expense”.

“EBITDAR” shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Parent and its Subsidiaries, of (a) EBITDA for such period plus (b) Rent Expense for such period.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall have the meaning assigned to such term in Section 7.01 hereof.

“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses or other governmental restrictions, contracts, indemnities, assumptions of liability or agreements relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Environmental Liabilities” shall mean all liabilities of the Parent and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential which arise under or relate to Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA) applicable to such Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Parent or any ERISA Affiliate of any liability with respect to a withdrawal from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or a complete withdrawal or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability on the Parent or any ERISA Affiliate or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Base Rate” shall mean, with respect to any Eurocurrency Loans denominated in Dollars, Pounds Sterling, euros and Yen, for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such currency for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate for such currency (or, in the event such rate does not appear on either of such Reuters pages or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Eurocurrency Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided, that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the relevant currency, then the Eurocurrency Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement); provided, further, that all of the foregoing shall be subject to Section 6.02(a).

“Eurocurrency Loans” shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of “Eurocurrency Base Rate” in this Section 1.01.

“Eurocurrency Rate” shall mean, for any Eurocurrency Loans, a rate per annum equal to (i) the Eurocurrency Base Rate for such Loans for the Interest Period for such Loans divided by (ii) 1 minus the Reserve Requirement for such Loans.

“Eurocurrency Screen Rate” shall have the meaning assigned to such term in the definition of Eurocurrency Base Rate.

“euros” shall mean the single currency of the European Union as constituted by the Treaty on the European Union.

“Events of Default” shall have the meaning assigned to such term in Section 10.01 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” shall mean with respect to any Multi-Currency on a particular date, the rate at which such Multi-Currency may be exchanged into Dollars in London on a spot basis, as set forth on the display page of the Reuters System applicable to such Multi-Currency as reasonably determined by the Administrative Agent (or, in the case of Letter of Credit Liabilities, by the applicable Issuing Bank through its principal foreign exchange funding office). In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such Multi-Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent’s (or applicable Issuing Bank’s) spot rate of exchange quoted to prime banks in London in the London interbank market where its foreign currency exchange operations in respect of such Multi-Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Multi-Currency, for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent (or applicable Issuing Bank) may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Subsidiary” shall mean any Foreign Subsidiary of the Parent.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes), and branch profits or similar taxes imposed on it, in each case by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located; (b) any Other Connection Taxes; (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 6.07), any United States and United Kingdom withholding tax (excluding (x) the portion of United Kingdom withholding tax with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty and (y) United Kingdom withholding taxes on payments made by any Guarantor under any guarantee of the Obligations), that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office) (other than as a result of a Regulatory Change), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 5.08(a); (d) taxes attributable to a recipient’s failure or inability to comply with Section 5.08(f) and (g), and (e) any U.S. Federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” shall have meaning assigned to such term in the Recitals hereto.

“Existing Physical Facility” shall mean any Physical Facility owned by the Parent or any of its Subsidiaries on July 2, 2015.

“Existing Letters of Credit” shall mean, collectively, all letters of credit identified on Schedule IV hereto and outstanding on the Closing Date.

“Extension” shall have the meaning provided in Section 2.12(a).

“Extension Offer” shall have the meaning provided in Section 2.12(a).

“Extension Revolving Commitments” shall have the meaning provided in Section 2.12(a).

“Extension Term Loans” shall have the meaning provided in Section 2.12(a).

“Facility” shall mean any of (a) the US$ Commitments and the extensions of credit thereunder, (b) the US$-Canadian Commitments and the extensions of credit thereunder, (c) the Canadian Commitments and the extensions of credit thereunder, (d) the Multi-Currency Commitments and the extensions of credit thereunder, (e) the Initial Term Loan Commitments and the Initial Term Loans, (f) each tranche of Incremental Term Loans and (g) each tranche of Refinancing Term Loans.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practice or official agreement implementing an official government agreement with respect to the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculation by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“First Amendment” shall mean that certain First Amendment, dated as of December 12, 2017, to this Agreement.

“Fixed Charges” shall mean for any period the sum of (i) Scheduled Amortization for such period plus (ii) Interest Expense for such period plus (iii) all dividend payments (other than redemptions) on any series of preferred stock during such period plus (iv) the aggregate amount of Rent Expense for such period.

“Foreign Lender” shall mean as to any Borrower, any Lender to such Borrower that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for any tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary Holdco” shall mean any Subsidiary formed under the laws of the United States of America, any State thereof or the District of Columbia, substantially all of whose assets consist of equity interests or indebtedness of a Foreign Subsidiary or other Foreign Subsidiary Holdcos.

“Foreign Subsidiary Holdco Release Date” shall mean, for any Foreign Subsidiary Holdco, any date on which such Foreign Subsidiary Holdco does not have any guarantee obligations in respect of or other liability for Senior Subordinated Debt, Senior Unsecured Debt or other Indebtedness of the Parent or its other Subsidiaries.

“Foreign Subsidiary” shall mean a Subsidiary organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

“Funded Indebtedness” shall mean, without duplication, (a) Indebtedness that matures or otherwise becomes due more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof) and (b) Indebtedness outstanding hereunder or under the Bridge Credit Agreement.

“Funds From Operations” shall mean with respect to any fiscal period, an amount equal to the net income (or deficit) of the Parent and its Subsidiaries for that period computed on a consolidated basis in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided, that Funds From Operations shall exclude one-time or non-recurring charges and impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. To the extent not inconsistent with the foregoing, Funds From Operations shall be reported in accordance with the NAREIT Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America consistently applied.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranty” by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm’s length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Substances” shall mean any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, including any substance regulated under Environmental Laws.

“Hedging Agreement” shall mean any Interest Rate Agreement or Currency Agreement between the Parent or any Subsidiary and any financial institution.

“HMRC DT Treaty Passport Scheme” shall mean the Board of HM Revenue and Customs Double Taxation Treaty Passport scheme.

“IM Brazil” shall mean Iron Mountain do Brasil Ltda., a Brazilian company, and each of its Subsidiaries.

“IME” shall mean Iron Mountain Europe PLC, a company organized and existing under the laws of England and Wales.

“IM UK” shall mean Iron Mountain (UK) Limited, a company organized and existing under the laws of England and Wales.

“Increased Amount Date” shall mean the date, which shall be a Business Day, on which such Incremental Term Loans are requested to be made and/or increased Revolving Commitments are requested to become effective.

“Incremental Term Lenders” shall mean each Lender that holds an Incremental Term Loan.

“Incremental Term Loan Activation Notice” shall mean a notice substantially in the form of Exhibit M.

“Incremental Term Loans” shall mean any Loan made pursuant to Section 2.01(c), including for the avoidance of doubt any Term B Loans.

“Incremental Term Maturity Date” shall mean with respect to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall be no earlier than the then Initial Term Loan Maturity Date.

“Indebtedness” shall mean, as to any Person (determined without duplication):

(i)                 indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services (including amounts payable under agreements not to compete and other similar arrangements), other than accounts payable (other than for borrowed money) incurred in the ordinary course of business and accrued expenses incurred in the ordinary course of business;

(ii)              obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(iii)            Capital Lease Obligations and Synthetic Lease Obligations of such Person;

(iv)             obligations of such Person to redeem or otherwise retire shares of Capital Stock of such Person;

(v)               for purposes of Section 10.01(2) only, indebtedness of such Person under any Hedging Agreement and any Cash Management Agreement;

(vi)             indebtedness of others of the type described in clauses (i) through (v) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person;

(vii)          indebtedness of others of the type described in clauses (i) through (v) above Guaranteed by such Person; and

(viii)        Accounts Receivable Financings and Permitted Mortgage Financings of such Person.

Notwithstanding anything to the contrary contained in clause (i) of the preceding sentence, indebtedness of any Person in respect of amounts payable under an agreement not to compete shall be the amount carried on the balance sheet of such Person in respect of such agreement in accordance with GAAP.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Basic Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Infinity” shall mean Intercept Parent, Inc.

“Infinity Acquisition” shall mean the Acquisition of at least 80% of the outstanding Capital Stock of Infinity and, after the effective date of such Acquisition, up to the remaining outstanding Capital Stock of Infinity, in each case, in accordance with the Infinity Acquisition Documents.

“Infinity Acquisition Agreement” shall mean that certain Securities Purchase Agreement, dated as of December 10, 2021, by and among Iron Mountain Information Management Services, Inc., as the buyer, Infinity, Infinity Intermediate II, L.L.C., as the seller, and the roll-over shareholders party thereto, as such agreement may be amended from time to time.

“Infinity Acquisition Documents” shall mean the Infinity Acquisition Agreement, together with all agreements, documents and instruments contemplated thereby or executed and/or delivered pursuant thereto or in connection therewith.

“Initial Term Commitment” shall mean, as to each Initial Term Lender, the obligation of such Initial Term Lender to make Initial Term Loans, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Initial Term Lender’s name on Schedule I hereto under the caption “Initial Term Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 3.02 hereof). The original aggregate amount of the Initial Term Commitments is $250,000,000.

“Initial Term Lenders” shall have the meaning assigned to such term in the Recitals hereto.

“Initial Term Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Initial Term Loan Maturity Date” shall mean August 21, 2022.

“Interest Expense” shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Parent and its Subsidiaries (on a consolidated basis), including the interest portion of rental or similar payments under Capital Lease Obligations and Synthetic Leases and any capitalized interest, and excluding amortization of debt discount and expense, interest paid in kind and any swap “breakage” or similar costs.

“Interest Period” shall mean, with respect to any Eurocurrency Loans, CDOR Loans or BBSY Loans, the period commencing on the date such Loans are made or converted from ABR Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the numerically corresponding day in the first, second, third, sixth or (if acceptable to all Lenders under the applicable Revolving Commitments) twelfth calendar month thereafter, as the Company may select as provided in Section 5.05 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

(i)                 if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date;

(ii)              each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

(iii)            notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurocurrency Loan, CDOR Loan or BBSY Loan would otherwise be a shorter period, such Loans shall not be available hereunder for such period.

With respect to any Agreed Rate Loans, the Interest Period shall be the period agreed to by the Borrower and the Swingline Lender with respect thereto as the period during which such Agreed Rate Loan may be outstanding.

“Interest Rate Agreement” shall mean an interest rate swap agreement, interest rate cap agreement or similar arrangement between the Parent or any Subsidiary and any financial institution.

“Interpolated Rate” shall mean, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available in the relevant currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for the relevant currency) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for the relevant currency determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investments” shall have the meaning assigned to such term in Section 9.14 hereof.

“IODC Acquisition” means the Acquisition of IO Data Centers, LLC.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean (a) JPMorgan Chase Bank or any Affiliate thereof, (b) Bank of America, N.A. or any Affiliate thereof, (c) Barclays Bank PLC or any Affiliate thereof, or (d) any other Lender so designated with the consent of such other Lender, JPMorgan Chase Bank and the Company.

“Issuing Bank Sublimit” means (a) $66,666,667 in the case of JPMorgan Chase Bank and its Affiliates, (b) $66,666,667 in the case of Bank of America, N.A. and its Affiliates, (c) $66,666,666 in the case of Barclays Bank PLC and its Affiliates and (d) in the case of any other Issuing Bank, an amount agreed by such Issuing Bank and the Company.

“JPMorgan Chase Bank” shall mean JPMorgan Chase Bank, N.A. and its successors.

“Latest Termination Date” shall mean, at any date of determination, the latest Commitment Termination Date applicable to any Loan or Commitment hereunder at such time, including in respect of any Incremental Term Loans and including any Commitment Termination Date that has been extended from time to time in accordance with this Agreement.

“L/C Exposure” shall have the meaning provided in Section 2.10.

“Lenders” shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Canadian Lenders (for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof), the Term Lenders and any other Person that shall have become a party hereto pursuant to a Refinancing Facility Agreement.

“Letter of Credit Documents” shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Letter of Credit Liability” shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn stated amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.08 hereof or Annex A hereto, as the case may be, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Bank of their participation interests under said Section 2.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amounts so remaining available to be drawn.

“Letter of Credit Sublimit” means $200,000,000, as such amount may be decreased from time to time by the Company.

“Letters of Credit” shall have the meaning assigned to such term in Section 2.08 hereof and, unless the content otherwise requires, refers to Canadian Letters of Credit as defined in Annex A hereto.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Parent and each of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Limited Conditionality Acquisition” shall have the meaning assigned to such term in Section 2.01(b)(i) hereof.

“Limited Conditionality Acquisition Agreement” shall have the meaning assigned to such term in Section 2.01(b)(i) hereof.

“Liquid Investments” shall mean:

(i)                 securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the government of a Participating Member State, the United Kingdom or the U.S. (or any agency thereof), as applicable, having a rating of Baa3 or better by Moody’s or BBB– or better by S&P (in each case, with a stable or better outlook), or carrying an equivalent rating by an internationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

(ii)              certificates of deposit, time deposits, overnight bank deposits, bankers’ acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;

(iii)            commercial paper of an issuer rated at least A-2 by S&P, or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;

(iv)             money market accounts or funds with or issued by Qualified Issuers;

(v)               Investments in money market funds substantially all of the assets of which are comprised of securities and other obligations of the types described in clauses (i) through (iii) above or (vi) below; and

(vi)             any U.S. Dollar denominated demand deposits with a Qualified Issuer, and, with respect to any Excluded Subsidiary, any non-U.S. Dollar denominated demand deposits with a Qualified Issuer.

“Loans” shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans and the C$ Loans (for all purposes other than Sections 3, 4, 5 and 6 hereof), the Term Loans and any loans made by the Lenders to the Borrowers pursuant to any Refinancing Facility Agreement.

“Majority Lenders” shall mean Lenders having more than 50% of (a) the aggregate amount of (i) the Revolving Commitments and (ii) the aggregate unpaid principal amount of the Term Loans or (b) if the Revolving Commitments shall have terminated, the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Basic Documents, (c) the rights and remedies of the Lenders and the Administrative Agent, Canadian Administrative Agent, the Multi-Currency Payment Agent under any of the Basic Documents or the Senior Subordinated Debt Documents or (d) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

“Merging Subsidiary” shall have the meaning assigned to such term in Section 9.04 hereof.

“Minimum Extension Condition” shall have the meaning provided in Section 2.12(b).

“Multi-Currency” shall mean each of Pounds Sterling, euros, Dollars, Canadian Dollars, Australian Dollars, Yen, and, subject to the consent of the Administrative Agent and each of the Multi-Currency Lenders and any amendments hereto necessary to accommodate the provision of such currencies or as may be required by any Multi-Currency Lender in order to accommodate the provision of such currency, Zloty.

“Multi-Currency Borrowers” shall mean the US$ Borrowers, Iron Mountain South America S.à.r.l, a company organized under the laws of Luxembourg, Iron Mountain International (Holdings) Limited, a company formed under the laws of England and Wales, Iron Mountain Austria Archivierung GmbH, a company with limited liability formed under the laws of Austria, Iron Mountain International Holdings BV, a Dutch corporation, IM Close GmbH, a company organized under the laws of Switzerland, IME and Iron Mountain Holdings (Europe) Limited, a company formed under the laws of England and Wales, IM UK, and Iron Mountain Luxembourg Services S.à.r.l., Luxembourg, Schaffhausen Branch, which is a branch of Iron Mountain Luxembourg Services S.à.r.l, a company organized under the laws of Luxembourg.

“Multi-Currency Commitment” shall mean, as to each Multi-Currency Lender, the obligation of such Multi-Currency Lender to make Multi-Currency Loans, and to issue or participate in Multi-Currency Swingline Loans and Letters of Credit pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such Multi-Currency Lender’s name on Schedule I hereto under the caption “Multi-Currency Commitment” (expressed in Dollars) or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof). The aggregate amount of the Multi-Currency Commitments on the Closing Date is $1,100,000,000.

“Multi-Currency Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“Multi-Currency Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Multi-Currency Payment Agent” shall mean (i) J.P. Morgan Europe Limited or (ii) in the case of any Loans or Letters of Credit denominated in Canadian Dollars only, JPMorgan Chase Bank, N.A., Toronto Branch or (iii) any sub-agent appointed by J.P. Morgan Europe Limited or JPMorgan Chase Bank, N.A., Toronto Branch, in respect of any currency.

“Multi-Currency Percentage” shall mean, with respect to any Multi-Currency Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the Multi-Currency Commitment of such Multi-Currency Lender at such time to (b) the aggregate amount of the Multi-Currency Commitments of all of the Multi-Currency Lenders at such time.

“Multi-Currency Swingline Commitment” shall mean the obligation of the Swingline Lender to make Multi-Currency Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $50,000,000.

“Multi-Currency Swingline Loans” shall have the meaning assigned to such term in Section 2.01(d).

“Multi-Currency Swingline Participation Amount” shall have the meaning assigned to such term in section 3.03(c)(iii).

“Multiemployer Plan” shall mean at any time an employee pension benefit plan within the meaning of Section 4001 (a)(3) of ERISA to which the Parent or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes, any Person which ceased to be a member of the Controlled Group during such five year period.

“Net Cash Proceeds” shall mean, in each case as set forth in a statement in reasonable detail delivered to the Administrative Agent:

(a)               with respect to the disposition of any asset by the Parent or any of its Subsidiaries, the excess, if any, of (i) the cash received in connection with such disposition over (ii) the sum of (A) the principal amount of any Indebtedness which (except in the case of Indebtedness of any Excluded Subsidiary permitted under clause (v) of Section 9.08 hereof) is secured by such asset and which (in all cases) is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by the Parent or such Subsidiary, as the case may be, in connection with such disposition, plus (C) provision for taxes, including income taxes, attributable to the disposition of such asset;

(b)               with respect to the issuance of any Indebtedness of the Parent or any its Subsidiaries, the gross proceeds received by the Parent or such Subsidiary from such issuance less all reasonable legal expenses, discounts and commissions and other fees and expenses incurred or to be incurred and all federal, state, local and foreign taxes assessed or to be assessed in connection therewith; and

(c)               in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Parent and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Parent and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Parent or any of its Subsidiaries in respect of such Casualty Event.

“Net Secured Lease Adjusted Leverage Ratio” shall have the meaning assigned to such term in Section 9.10 hereof.

“Net Secured Leverage Ratio” shall mean, as of any date, the ratio, calculated as of the last day of the most recent fiscal quarter for which financial statements are available, of (i) (x) the sum of the aggregate outstanding principal amount of Secured Debt (on a consolidated basis) of the Parent and its Subsidiaries on such day less (y) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries on such day to (ii) EBITDA for the period of four fiscal quarters ending on such day.

“Net Total Lease Adjusted Leverage Ratio” shall have the meaning assigned to such term in Section 9.09 hereof.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 12.05(b) hereof.

“Notes” shall mean the promissory notes provided for by Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or, for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal fund broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligor” shall mean, collectively, each of the Borrowers and each of the Subsidiary Guarantors.

“Other Connection Taxes” shall mean, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Basic Document, or sold or assigned an interest in any Loan or Basic Document).

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” shall have the meaning set forth in the preamble.

“Parent Guaranty” shall mean the guaranty, dated as of July 2, 2015, as said agreement shall be modified and supplemented and in effect from time to time, pursuant to which the Parent guarantees the obligations of the Company, the other US$ Borrowers, US$-Canadian Borrowers, Multi-Currency Borrowers and any Additional Borrower under the Basic Documents, in substantially the form of Exhibit E hereto.

“Parent Pledge Agreement” shall mean the pledge agreement, dated as of July 2, 2015, to which the Parent and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit D hereto.

“Participant Register” shall have the meaning set forth in Section 12.06.

“Participating Member State” shall mean any of the member states of the European Union that have adopted and continue to retain a common single currency through monetary union in accordance with European Union treaty law (as amended from time to time).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any entity succeeding to any or all of its functions.

“Permitted Acquisition” shall have the meaning set forth in Section 9.12.

“Permitted Mortgage” shall mean any mortgage subjecting property of any Subsidiary of the Parent to a Lien where (i) the Parent shall agree, for the benefit of the Administrative Agent and the Lenders, not to permit any Subsidiary owning any interest in such property to create, incur or suffer to exist any Indebtedness other than a Permitted Mortgage Financing and (ii) such mortgage (and the other documentation, if any, relating thereto) does not contain any covenants or other provisions limiting or restricting the ability of the Parent and its Subsidiaries to guarantee the obligations of the Obligors or to provide collateral to secure the obligations of the Obligors, in each case under the Basic Documents (unless such restrictions apply solely to the SPE which consummates such Permitted Mortgage Financing).

“Permitted Mortgage Financing” shall mean any financing (or series of related financings) by the Parent or any of its Subsidiaries that is secured by a mortgage on one or more Physical Facilities, provided that (a) such financings are otherwise permitted by the terms of Section 9.08 hereof and (b) in the case of each such mortgage financing by a Subsidiary of the Parent, each such mortgage created thereby is a Permitted Mortgage.

“Person” shall mean an individual, a corporation, a company, a voluntary association, a partnership, a limited liability company, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Physical Facility” shall mean any facility, or part of a facility (including, without limitation, related office buildings, parking lots or other related real property), now or hereafter owned by the Parent or any of its Subsidiaries, in each case including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, including leasehold improvements, all fixtures, furniture, equipment, inventory and other tangible personal property located in or used in connection with such facility and all accounts receivable and other intangible personal property (other than motor vehicles) related to the ownership, lease or operation of such facility, all whether now existing or hereafter acquired.

“Plan” shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Parent or any member of the Controlled Group for employees of the Parent or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Parent or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Post-Default Rate” shall mean as to any Loan, any Reimbursement Obligation or other payable by the Company or any other Borrower hereunder, a rate equal to the sum of 2% plus the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate otherwise applicable to ABR Loans.

“Pounds Sterling” and “£”shall mean the lawful currency of the United Kingdom, provided that, unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of the United Kingdom as the lawful currency of that country, then: (i) any reference herein to, and any obligations arising hereunder in, the currency of the United Kingdom shall be translated into, or paid in, the currency or currency unit of the United Kingdom designated by the Administrative Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent (acting reasonably); provided further that, if a change in the currency of the United Kingdom occurs, this Agreement will, to the extent the Administrative Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Stockholders” shall mean each of Vincent J. Ryan, Schooner Capital Corporation, Kent P. Dauten and their respective Affiliates.

“pro forma basis” shall mean (i) with respect to compliance with any test or covenant or calculation of any ratio under this Agreement (including, for the avoidance of doubt, the determination of EBITDA or EBITDAR for the purposes of Sections 9.09, 9.10 and 9.11 hereof), the determination or calculation of any applicable tests or ratios shall be calculated assuming that all Specified Transactions taking place subsequent to the first day of the most recently ended four full fiscal quarters for which internal financial statements are available at such date of determination and prior to or concurrently with the transaction or initiative for which such test or covenant or calculation is being made (such period, the “Test Period”) (and any increase or decrease in EBITDA or EBITDAR and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the Test Period and (ii) whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by an officer of the Parent, consistent with the application thereof to such Specified Transaction for the period following consummation of such Specified Transaction and prior to the applicable date of determination, and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Parent in good faith to be realized as a result of specified actions taken or with respect to which steps have been initiated, or are reasonably expected to be initiated, within eighteen (18) months of the closing or effective date of such Specified Transaction (in the good faith determination of the Parent) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized during the entirety of the applicable period), net of the amount of actual benefits realized during such period from such actions; provided, that the aggregate amount of additions made to EBITDA or EBITDAR for any four full fiscal quarters pursuant to clause (ii) of this definition shall not (a) exceed 20.0% of EBITDA or EBITDAR (calculated after giving effect to any adjustment pursuant to clause (j) of the definition thereof) for such period or (b) be duplicative of one another.

“Proposed Change” shall have the meaning assigned to such term in Section 12.05(b).

“Public-Sider” shall mean a Lender whose representatives may trade in securities of the Parent, the Company or any of their respective Subsidiaries while in possession of the financial statements provided by the Parent under the terms of this Agreement.

“Qualified Issuer” shall mean (i) any Lender or (ii) any commercial bank or financial institution the outstanding short-term debt securities of which are rated at least A-2 by S&P or at least P-2 by Moody’s, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

“Quarterly Dates” shall mean the last Business Day of each March, June, September and December.

“Quotation Day” shall mean (a) with respect to any Eurocurrency Loan in any currency other than Pounds Sterling, BBSY or CDOR, for any Interest Period, two Business Days prior to the commencement of such Interest Period, (b) with respect to any Eurocurrency Loan in Pounds Sterling, BBSY or CDOR for any Interest Period, the first day of such Interest Period and (c) with respect to any Loan denominated in any other currency, the day on which the interest rate for Loans bearing at the applicable rate for such currency is set in accordance with customary market convention.

“Ratio-Based Incremental Amount” shall mean an amount represented by additional Revolving Commitments to be established pursuant to Section 2.01(b) or Incremental Term Loans to be incurred pursuant to Section 2.01(c), as the case may be, that would not immediately after giving effect to the establishment or incurrence thereof ((x) assuming that the full amount of any additional Revolving Commitments have been borrowed as Revolving Loans and (y) excluding from such pro forma calculations the Net Cash Proceeds of such additional Revolving Commitments or Incremental Term Loans (if any)), cause the Net Secured Leverage Ratio, calculated on a pro forma basis as of the date of incurrence of such Indebtedness (but including for purposes of such calculation all such additional Revolving Commitments or Incremental Term Loans and any refinancings in respect thereof financed with Indebtedness as “Secured Debt” (whether or not such Indebtedness is secured)), to exceed 2.50 to 1.00.

“RCRA” means the Resource Conservation and Recovery Act, as amended.

“Recall Transaction Costs” means all costs and expenses associated with the acquisition and integration of Recall Holding Holdings Limited, including, without limitation, all moving, racking and severance costs, and all associated integrations costs (including the costs of facilities upgrades and systems upgrades).

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent or any of its Subsidiaries.

“Refinancing Commitments” shall mean a Refinancing Revolving Commitment or a Refinancing Term Loan Commitment.

“Refinancing Facility Agreement” shall mean an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Borrowers, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Basic Documents as are contemplated by Section 2.13.

“Refinancing Lenders” shall mean the Refinancing Revolving Lenders and the Refinancing Term Lenders.

“Refinancing Loans” shall mean the Refinancing Revolving Loans and the Refinancing Term Loans.

“Refinancing Revolving Commitments” shall have the meaning given thereto in Section 2.13(a).

“Refinancing Revolving Lender” shall have the meaning given thereto in Section 2.13(a).

“Refinancing Revolving Loans” shall have the meaning given thereto in Section 2.13(a).

“Refinancing Term Lender” shall have the meaning given thereto in Section 2.13(a).

“Refinancing Term Loan Commitments” shall have the meaning given thereto in Section 2.13(a).

“Refinancing Term Loans” shall have the meaning given thereto in Section 2.13(a).

“Refunded Multi-Currency Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(iii).

“Refunded US$-Canadian Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(ii).

“Refunded US$ Swingline Loans” shall have the meaning given thereto in Section 3.03(b)(i).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

“Regulatory Change” shall mean, with respect to any Lender, any change on or after the Effective Date in United States federal, state or foreign laws or regulations, including as a result of (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to each of the principal agreements on capital, liquidity and leverage standards comprising the Basel III Accord (in the case of each of (x) and (y), whether or not such change was on or after the Effective Date), and including Regulation D, or the adoption or making on or after the Effective Date of any interpretations, directives or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Reimbursement Obligations” shall mean, at any time, the obligations of the US$ Borrowers, the US$-Canadian Borrowers, the Multi-Currency Borrowers or the Canadian Borrower, as the case may be, then outstanding to reimburse amounts paid by the Issuing Bank or the Canadian Issuing Bank, as the case may be, in respect of any drawings under a Letter of Credit.

“Reinvestment Deferred Amount” shall mean with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Parent or any of its Subsidiaries in connection therewith that are not applied to prepay Loans or reduce the Revolving Commitments pursuant to Section 3.02(c).

“Reinvestment Event” shall mean any disposition of assets or Recovery Event in respect of which, so long as no Event of Default has occurred and is continuing, the Company has determined that it (directly or indirectly through the Parent or a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of such disposition of assets or Recovery Event to acquire or construct assets useful in its business.

“Reinvestment Prepayment Amount” shall mean with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or construct assets useful in the Company’s business.

“Reinvestment Prepayment Date” shall mean with respect to any Reinvestment Event, the earlier of (a) the date occurring 18 months after such Reinvestment Event and (b) the date on which the Company shall have determined not to, or shall have otherwise ceased to, acquire or construct assets useful in the Company’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“REIT” shall mean a real estate investment trust.

“Release” shall have the meaning set forth in 42 U.S.C. Section 9601(22), but shall not include any “federally permitted release” as defined in 42 U.S.C. Section 9601(10). The term “Released” shall have a corresponding meaning.

“Rent Expense” shall mean the consolidated real property rent expense of the Parent and its Subsidiaries, as determined in accordance with GAAP, it being understood that (i) common area maintenance charges, any other contingent rent and any other non-rent charges (including property taxes and insurance obligations) and (ii) rent expense payable under leases that are treated as Capital Lease Obligations, shall in each case be excluded from the calculation of Rent Expense.

For the purposes of calculating the ratios set forth in Sections 9.09, 9.10 and 9.11, the Parent may at its option (such option to be consistently applied with respect to each Specified Transaction for purposes of all subsequent calculations), adjust Rent Expense (including for purposes of the calculation of EBITDAR in the determination of any such ratios) for any relevant period to give effect to any Specified Transaction on a pro forma basis. For the avoidance of doubt, if the Parent has elected to adjust Rent Expense for any Specified Transaction in accordance with this paragraph, it shall also elect to adjust EBITDA or EBITDAR, as applicable, for such Specified Transaction in accordance with the last paragraph of the definition of the term “EBITDA”.

“Reserve Requirement” shall mean, for any Eurocurrency Loans, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurocurrency Rate is to be determined as provided in the definition of “Eurocurrency Base Rate” in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurocurrency Loans.

“Residual Assurances” shall mean any commitment or undertaking by the Parent or the Parent required as a condition to any financing made available by any Person to an Affiliate or Subsidiary of the Parent to finance the costs of construction or acquisition by such Affiliate or Subsidiary of records management facilities (including the acquisition of real estate for development purposes), where such facility is intended to be leased to the Parent or a Subsidiary of the Parent, which commitment or undertaking is intended to provide such Person with an additional assurance that it will receive a minimum return under such financing (and which does not constitute a Guaranty of the principal amount of such financing); provided that such commitment or undertaking shall be entered into on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

“Restricted Payment” shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent, or any payment in respect of any option or warrant to purchase any shares of any class of Capital Stock of the Parent or the exchange or conversion of any shares of any class of Capital Stock of the Parent for or into any obligations of or shares of any other class of Capital Stock of the Parent or any other property, but excluding dividends payable solely in, or exchanges or conversions for or into, shares of common stock of the Parent.

“Revolving Commitments” shall mean the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments and, for all purposes other than Sections 3, 4, 5 and 6 hereof, the Canadian Commitments.

“Revolving Facility” shall mean any of the Facilities described in clauses (a)-(d) of the definition of “Facility” in this Section 1.01.

“Revolving Lenders” shall mean the US$ Lenders, the US$-Canadian Lenders, the Multi-Currency Lenders, the Swingline Lender and, for all purposes other than Sections 3, 4, 5 (other than 5.08(b), 5.08(c) and 5.09) and 6 hereof, the Canadian Lenders.

“Revolving Loans” shall mean the US$ Loans, the US$-Canadian Loans, the Multi-Currency Loans, the Swingline Loans and, for all purposes other than Sections 3, 4, 5 and 6 hereof, the C$ Loans.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, Canada, Her Majesty’s Treasury of the United Kingdom or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Canada or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Amortization” shall mean, for any period, the sum (calculated without duplication) of all scheduled payments of principal of Indebtedness of the Parent and its Subsidiaries (excluding, for the avoidance of doubt, any balloon, bullet or similar principal payment which repays or refinances such Indebtedness in full, and other than any Indebtedness hereunder) made during such period; provided that any reduction in amortization as a result of optional prepayments shall be disregarded for purposes of calculating Fixed Charges (excluding, for the avoidance of doubt, any optional prepayment of any balloon, bullet or similar principal payment which repays or refinances Indebtedness of the Parent and its Subsidiaries in full).

“Screen Rate” shall mean, as applicable, the BBSY Screen Rate, the Eurocurrency Screen Rate or the CDOR Screen Rate.

“Second Amendment” shall mean the Second Amendment to this Agreement, dated as of June 24, 2016, between the Parent, the Company, the Administrative Agent, the Canadian Administrative Agent and the Lenders party thereto.

“Secured Debt” shall mean, with respect to a Person as of any given date, the aggregate principal amount of all Funded Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property of such Person.

“Security Documents” shall mean, collectively, the Company Pledge Agreement, the Canadian Borrower Pledge Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreement and all Uniform Commercial Code or applicable Canadian PPSA financing statements and similar items required by said agreements to be filed with respect to the security interests in personal property created pursuant thereto.

“Seller Indebtedness” shall mean Indebtedness incurred after the Effective Date and payable to sellers in connection with Permitted Acquisitions that by its terms is subordinated to the payment of the principal of and interest on the Loans and Reimbursement Obligations.

“Senior Debt” shall mean at any time, the aggregate principal amount of Funded Indebtedness outstanding minus the aggregate principal amount of Subordinated Indebtedness outstanding.

“Senior Subordinated Debt” shall mean, collectively, the 2012 Senior Subordinated Debt, and any other subordinated Indebtedness permitted under Section 9.08(iii) hereof.

“Senior Subordinated Debt Documents” shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the Senior Subordinated Debt Indentures and the promissory notes evidencing Indebtedness thereunder, in each case as the same may be amended, supplemented or modified, without prejudice to the provisions of Section 9.19 hereof.

“Senior Subordinated Debt Indentures” shall mean, collectively, the 2011 Senior Subordinated Notes Indenture and documentation for subordinated indebtedness permitted under Section 9.08(iii) hereof.

“Senior Unsecured Debt” shall mean the aggregate principal amount of all Funded Indebtedness of the Parent or any Subsidiary Guarantor as of any given date that is not subordinated by its terms to the obligations of the Parent or such Subsidiary Guarantor under the Basic Documents and that does not constitute Secured Debt.

“Significant Subsidiary” shall mean, at any time of determination, any (a) Obligor or (b) any other Subsidiary of the Parent that, on a consolidated basis with its Subsidiaries, has aggregate assets or aggregate revenues greater than 5% of the aggregate assets or aggregate revenues of the Parent and its Subsidiaries, taken as a whole, at such time.

“SPE” shall mean any special purpose entity formed by the Parent or any Subsidiary for the purposes of engaging in, and whose sole business is to conduct, an Accounts Receivable Financing or a Permitted Mortgage Financing. On the Effective Date, the only SPEs are Iron Mountain Receivables QRS, LLC, Iron Mountain Receivables TRS, LLC, Iron Mountain Mortgage Finance Holdings, LLC, Iron Mountain Mortgage Finance I, LLC and KH Data Capital Development Land, LLC.

“Specified Transaction” shall mean any of the following transactions or initiatives: (a) any Investment that results in a Person becoming a Subsidiary, (b) (i) any Permitted Acquisition having an Acquisition Consideration of more than $1,000,000 or (ii) any other acquisition of the stock or other equity interests of a Person whose assets consist or will consist of data centers or data storage facilities for use in connection with the records and information management services, data management services or data center services business or activities of the Parent and its Subsidiaries (regardless of whether such Person is or becomes a Subsidiary after giving effect thereto), (c) any sale, transfer or disposition outside the ordinary course of business involving the sale, transfer or disposition of assets with an aggregate book value in excess of $1,000,000, (d) any designation of a Subsidiary that results in a Subsidiary ceasing to be a Subsidiary or any re-designation of an Unrestricted Subsidiary that results in an Unrestricted Subsidiary becoming a Subsidiary, (e) any acquisition or Investment constituting an acquisition of assets or equity constituting a business unit, line of business or division of another Person and (f) any operating improvement, restructuring, cost savings initiative or any similar initiative.

“Specified Time” shall mean (a) with respect to any Type of Loan other than CDOR Loans, 11:00 a.m., London time and (b) with respect to CDOR Loans, 10:15 A.M., Toronto time.

“Stock Consideration” shall mean, with respect to any Acquisition, the aggregate amount of consideration paid by the Parent and its Subsidiaries in connection therewith consisting of the Parent’s common stock or proceeds of the issuance of the Parent’s common stock in the case of an Acquisition within twelve months prior to the date of such Acquisition. For purposes hereof, the amount of Stock Consideration paid by the Parent in respect of any Acquisition where the Stock Consideration consists of the Parent’s common stock shall be deemed to be equal to the fair market value of the Parent’s respective common stock so paid, determined in good faith by the Parent at the time of such Acquisition.

“Stock Repurchases” shall have the meaning assigned to such term in Section 9.15.

“Subordinated Indebtedness” shall mean, collectively, (a) Senior Subordinated Debt and (b) Seller Indebtedness.

“Subsequently Incurred Term B Loans” shall have the meaning assigned to such term in Section 2.01(c)(ii) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unrestricted Subsidiaries shall be excluded from the term “Subsidiary” or “Subsidiaries” in this Agreement.

“Subsidiary Guarantor” shall mean (i) each of the Subsidiaries of the Parent listed in Part 1 of Schedule II hereto other than those Subsidiaries identified in Part 1 of Schedule II as not being a Subsidiary Guarantor and (ii) each other Subsidiary of the Parent that from time to time becomes a party to the Subsidiary Guaranty or otherwise guarantees the obligations of the Parent and the Company hereunder pursuant to Section 9.21.

“Subsidiary Guaranty” shall mean the subsidiary guaranty, dated as of July 2, 2015, among the Subsidiary Guarantors and the Administrative Agent, as said agreement shall be modified and supplemented and in effect from time to time and pursuant to which the Subsidiary Guarantors guarantee the obligations of the Parent and the Company under the Basic Documents, any Hedging Agreements and any Cash Management Agreements with any Lender or any Affiliate thereof, in substantially the form of Exhibit F hereto.

“Subsidiary Pledge Agreement” shall mean the pledge agreement, dated as of July 2, 2015, to which the Subsidiary Guarantors and the Administrative Agent are parties, as the same shall be modified and supplemented and in effect from time to time, in substantially the form of Exhibit G hereto.

“Swingline Commitment” shall mean the total of the US$ Swingline Commitment, the US$-Canadian Swingline Commitment, the Multi-Currency Swingline Commitment and the Canadian Swingline Commitment.

“Swingline Exposure” shall have the meaning provided in Section 2.10.

“Swingline Lender” shall mean each of one or more Lenders, in its capacity as the lender of Multi-Currency Swingline Loans, US$ Swingline Loans. US$-Canadian Swingline Loans or Canadian Swingline Loans, as the case may be. The Swingline Lender shall be designated by the Company from time to time with the consent of the Administrative Agent and the Swingline Lender.

“Swingline Loans” shall mean the US$ Swingline Loans, US$-Canadian Swingline Loans, the Multi-Currency Swingline Loans and the Canadian Swingline Loans.

“Synthetic Lease” shall mean a lease of property or assets designed to permit the lessee (i) to claim depreciation on such property or assets under U.S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“Synthetic Lease Obligations” shall mean, with respect to any Synthetic Lease, at any time, an amount equal to the higher of (x) the aggregate termination value or purchase price or similar payments in the nature of principal payable thereunder and (y) the then aggregate outstanding principal amount of the notes or other instruments issued by, and the amount of the equity investment, if any, in, the lessor under such Synthetic Lease.

“Target Day” shall mean any day on which (i) Target2 is open for settlement of payments in euros and (ii) banks are open for dealings in deposits in euros in the London interbank market.

“Target2” shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Lender” shall mean, at any time, any Lender that holds any Term B Loans.

“Term B Loan” shall mean any Incremental Term Loan which has terms that are customary market terms for “B” term loans at the time of incurrence thereof (as determined in good faith by the Company and so designated in the applicable Incremental Facility Activation Notice).

“Term Lenders” shall mean the collective reference to the Initial Term Lenders, the Incremental Term Lenders and the Refinancing Term Lenders.

“Term Loans” shall mean the collective reference to the Initial Term Loans, the Incremental Term Loans and the Refinancing Term Loans.

“Third Amendment” shall mean the Third Amendment to this Agreement, dated as of June 4, 2018, between the Parent, the Company, the Administrative Agent, the Canadian Administrative Agent and the Lenders party thereto.

“2011 Senior Subordinated Debt Indenture” shall mean the Senior Subordinated Indenture dated as of September 23, 2011, among the Parent and The Bank of New York Mellon Trust Company, N.A., as Trustee, as supplemented, and as the same may be further amended, supplemented or modified, without prejudice to the provisions of Section 9.19 hereof.

“2012 Senior Subordinated Debt” shall mean the Indebtedness of the Parent in respect of the 5-3/4% Senior Subordinated Notes of the Parent due August 15, 2024, issued pursuant to the 2011 Senior Subordinated Debt Indenture.

“Type” shall have the meaning assigned to such term in Section 1.03 hereof.

“UK Borrower” shall mean any Borrower that (i) is organized or formed under the laws of the United Kingdom or (ii) makes payments under this Agreement or any other Basic Document that are are subject to withholding taxes imposed by the laws of the United Kingdom.

“Unrestricted Subsidiary” shall mean any subsidiary of the Parent that is designated by the Parent as such after the Closing Date pursuant to Section 9.25.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 5.08(f)(ii)(II)(3).

“US$ Borrowers” shall mean each of the Parent, the Company, Iron Mountain US Holdings, Inc., Iron Mountain Global LLC, Iron Mountain Fulfillment Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc. and Iron Mountain Information Management Services, Inc., each either a Delaware corporation or limited liability company.

“US$ Commitment” shall mean, as to each US$ Lender, the obligation of such US$ Lender to make US$ Loans, and to issue or participate in Letters of Credit and US$ Swingline Loans pursuant to Section 2.08 hereof, in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$ Lender’s name on Schedule I hereto under the caption “US$ Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof). The aggregate amount of the US$ Commitments on the Closing Date is $500,000,000.

“US$ Commitment Percentage” shall mean, with respect to any US$ Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the US$ Commitment of such US$ Lender at such time to (b) the aggregate amount of the US$ Commitments of all of the US$ Lenders at such time.

“US$ Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“US$ Loans” shall have the meaning assigned to such term in Section 2.01(a).

“US$ Swingline Commitment” shall mean the obligation of the Swingline Lender to make US$ Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $30,000,000.

“US$ Swingline Loans” shall have the meaning assigned to such term in section 2.01(d).

“US$ Swingline Participation Amount” shall have the meaning assigned to such term in Section 3.03(c)(i).

“US$-Canadian Borrowers” shall mean each of the US$ Borrowers and the Canadian Borrowers.

“US$-Canadian Commitment” shall mean, as to each US$-Canadian Lender, the obligation of such US$-Canadian Lender to make US$-Canadian Loans in an aggregate principal or stated amount at any one time outstanding up to but not exceeding the amount set forth opposite such US$-Canadian Lender’s name on Schedule I hereto under the caption “US$-Canadian Commitment” or, in the case of a Person that is party to an assignment permitted under Section 12.06 hereof after the Effective Date, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.01, 2.02 or 3.02 hereof). The aggregate amount of the US$-Canadian Commitments that will be available to the US$-Canadian Borrowers on the Closing Date is $150,000,000 (of which $150,000,000 will be allocated to the Canadian Commitments on the Closing Date), which amount is subject to change after giving effect to the allocation of the Canadian Commitments and the US$-Canadian Commitments pursuant to subsection 2.6 of Annex A hereto.

“US$-Canadian Commitment Percentage” shall mean, with respect to any US$-Canadian Lender at any time, the ratio (expressed as a percentage) of (a) the amount of the US$-Canadian Commitment of such US$-Canadian Lender at such time to (b) the aggregate amount of the US$-Canadian Commitments of all of the US$-Canadian Lenders at such time.

“US$-Canadian Lenders” shall have the meaning assigned to such term in the Preamble hereto.

“US$-Canadian Loans” shall have the meaning assigned to such term in Section 2.01(a).

“US$-Canadian Swingline Commitment” shall mean the obligation of the Swingline Lender to make US$-Canadian Swingline Loans pursuant to Section 2.01(d) in an aggregate principal amount at any one time not to exceed $10,000,000.

“US$-Canadian Swingline Loans” shall have the meaning assigned to such term in Section 2.01(d)(ii).

“US$-Canadian Swingline Participation Amount” shall have the meaning assigned to such term in Section 3.03(c)(ii).

“Voting Stock” shall mean, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” shall mean as to any Person, a Subsidiary of such Person all of whose outstanding shares of Capital Stock (except directors’ qualifying shares) are directly or indirectly owned by such Person. So long as Infinity remains a Subsidiary of the Parent, Infinity shall be deemed to be a Wholly-Owned Subsidiary of the Parent for all purposes under this Agreement.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yen” shall mean the lawful currency of Japan.

“Zloty” shall mean the lawful currency of Poland.

1.02.          Accounting Terms and Determinations. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standards having similar result or effect) to value any Indebtedness or other liabilities of the Parent or any Subsidiary at “fair value”, as defined therein and (ii) the accounting for any lease (and whether the obligations thereunder shall constitute “Capitalized Lease Obligations”) shall be based on GAAP as in effect on the Effective Date and without giving effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP) relating to the treatment of a lease as an operating lease or capitalized lease. To enable the ready determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change from December 31 in each year the date on which its fiscal year ends, nor from March 31, June 30 and September 30 the dates on which the first three fiscal quarters in each fiscal year end.

1.03.          Types of Loans. Loans hereunder are distinguished by “Type”. The “Type” of a Loan refers to the determination of whether such Loan is a Eurocurrency Loan, BBSY Loan, CDOR Loan, C$ Prime Loan or an ABR Loan.

1.04.          Currency. Whenever any amount is to be determined for purposes of Sections 2 through 6 hereof or otherwise for the purposes of calculating any amount outstanding under this Agreement (other than any such amount which is plainly to be determined in any Multi-Currency), such amount shall be determined by the Administrative Agent (or, in the case of Letter of Credit Liabilities, by the applicable Issuing Bank) in Dollars by calculating the Dollar Equivalent of any portion of such amount denominated in any Multi-Currency and adding such amount to any Dollar-denominated portion of such amount.

Section 2  Loans, Etc.

2.01.          US$ Loans; US$-Canadian Loans; Multi-Currency Loans; C$ Loans; Swingline Loans; Term Loans.

(a)                Subject to the terms and conditions of this Agreement, (i) each US$ Lender severally agrees to make loans to each of the US$ Borrowers in Dollars, Pounds Sterling and euros (“US$ Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Commitment of such US$ Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time, (ii) each US$-Canadian Lender severally agrees to make loans to each of the US$-Canadian Borrowers and any Additional Borrowers in Dollars or Canadian Dollars (“US$-Canadian Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$-Canadian Commitment of such US$-Canadian Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all US$-Canadian Loans and US$-Canadian Swingline Loans, together with the aggregate outstanding principal amount of all C$ Loans and the aggregate amount of all Letter of Credit Liabilities under the Canadian Commitments, exceed the aggregate amount of the US$-Canadian Commitments as in effect from time to time, (iii) each Multi-Currency Lender severally agrees to make loans to the Multi-Currency Borrowers and any Additional Borrowers in any Multi-Currency other than Canadian Dollars (“Multi-Currency Loans”) during the Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Commitment of such Multi-Currency Lender as in effect from time to time, provided that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time, (iv) each Canadian Lender severally agrees to make C$ Loans to the Canadian Borrowers and any Additional Borrowers in Canadian Dollars during the Commitment Period and the Canadian Issuing Bank agrees to make available Canadian Letters of Credit in accordance with the terms and provisions of Annex A hereto and (v) each Initial Term Lender severally agrees to make a term loan to the Company in Dollars (“Initial Term Loans”) on the Closing Date in an amount equal to the Initial Term Commitment of such Initial Term Lender and such Initial Term Loans may be either ABR Loans or Eurocurrency Loans, as determined by the Company and notified to the Administrative Agent.

Subject to the terms and conditions of this Agreement, during the Commitment Period, the US$ Borrowers may (x) borrow, repay and reborrow (A) US$ Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans, as applicable and (B) the non-Dollar-denominated US$ Loans by means of Eurocurrency Loans and (y) convert the Dollar-denominated US$ Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans for subsequent Interest Periods. Subject to the terms and conditions of this Agreement, during the Commitment Period, the US$-Canadian Borrowers may (x) borrow, repay and reborrow (A) US$-Canadian Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans, as applicable and (B) non-Dollar-denominated US$-Canadian Loans by means of CDOR Loans and (y) convert the Dollar-denominated US$-Canadian Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans for subsequent Interest Periods. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Multi-Currency Borrowers may (x) borrow, repay and reborrow (A) Multi-Currency Loans denominated in Dollars by means of ABR Loans or Eurocurrency Loans and (B) the non-Dollar-denominated Multi-Currency Loans by means of Eurocurrency Loans or, in the case of Multi-Currency Loans denominated in Australian Dollars, BBSY Loans, and (y) convert the Dollar-denominated Multi-Currency Loans of one Type into Loans of the other Type (as provided in Section 3.02(a) hereof) or continue Eurocurrency Loans or, in the case of Loans denominated in Australian Dollars, BBSY Loans, for subsequent Interest Periods. Unless otherwise provided herein, all US$ Loans made to the US$ Borrowers, other than Dollar-denominated US$ Loans, and all Multi-Currency Loans made to the Multi-Currency Borrowers, other than Dollar-denominated Multi-Currency Loans and Australian Dollar-denominated Multi-Currency Loans, shall be made, maintained and continued as Eurocurrency Loans. All Multi-Currency Loans denominated in Australian Dollars shall be made, maintained and continued as BBSY Loans. Unless otherwise provided herein, all US$-Canadian Loans made to the US$-Canadian Borrowers, other than Dollar-denominated US$-Canadian Loans, shall be made, maintained and continued as CDOR Loans or, in the case of US$-Canadian Swingline Loans only, C$ Prime Loans or Agreed Rate Loans. Without limiting the terms of the Parent Guaranty, the Company Guaranty or the Subsidiary Guaranty, or any Security Documents, each Borrower under any applicable Commitments shall be not be deemed to be a co-borrower or otherwise jointly liable with any other Borrower under such Commitments as to the Loans or the Letter of Credit Liability of such other Borrower.

Notwithstanding anything to the contrary contained herein, (a) all US$ Loans, all US$-Canadian Loans, all Multicurrency Loans, all C$ Loans and all Initial Term Loans outstanding under the Existing Credit Agreement as of the Closing Date shall be deemed to be outstanding under this Agreement as of the Closing Date with initial Interest Periods equal to the remaining term of the Interest Periods that are applicable under the Existing Credit Agreement (it being agreed that no amounts shall be payable under Section 6.05 of the Existing Credit Agreement in connection therewith), (b) all accrued interest and fees with respect to all such Loans as of the Closing Date shall be paid by the Company on the Closing Date, and (c) Initial Term Loans shall, in addition to any Initial term Loans deemed outstanding pursuant to clause (a) above, be made on the Closing Date pursuant to this Section in an aggregate principal amount equal to $25 million and such Initial Term Loans shall have an initial Interest Period which is the same as the initial Interest Period applicable to the Initial Term Loans hereunder pursuant to clause (a) above. The Lenders shall make payments on the Closing Date to each other through and as determined by the Administrative Agent so that the Loans shall be held ratably by the Lenders as contemplated by Section 5.02 of this Agreement.

(b)                (i) Notwithstanding anything to the contrary contained in this Agreement, the Company may request from time to time that the aggregate Revolving Commitments hereunder be increased, in an aggregate amount not to exceed an amount which, when aggregated with the Revolving Commitments then in effect and the outstanding Term Loans, is equal to the greater of (i) $3,260,000,000 or (ii) the Ratio-Based Incremental Amount as of the Increased Amount Date. The Company may (I) request any of one or more of the Lenders to increase the amount of its Revolving Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Lender and shall contain the Company’s requested allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments) and/or (II) arrange for any of one or more banks or financial institutions not a party hereto (an “Other Lender”) to become a party to and a Lender under this Agreement, provided that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent. In no event may any Lender’s Revolving Commitment be increased without the prior written consent of such Lender, and the failure of any Lender to respond to the Company’s request for an increase shall be deemed a rejection by such Lender of the Company’s request. The aggregate Revolving Commitments of all Lenders hereunder may not be increased, if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing; provided that, in the case of any increased Revolving Commitment the proceeds of which shall be used to consummate an Acquisition permitted by this Agreement for which the Company has determined, in good faith, that limited conditionality with respect to the financing for such Acquisition is required (any such acquisition, a “Limited Conditionality Acquisition”), the Company may elect, in lieu of satisfying the foregoing condition as of such Increased Amount Date, by notice to the Administrative Agent to satisfy the following conditions (i) as of the date of entry into the definitive documentation in respect of such Limited Conditionality Acquisition (the “Limited Conditionality Acquisition Agreement”): (1) no Default or Event of Default shall have occurred and be continuing or would arise after giving effect thereto, (2) the representations and warranties of each Loan Party set forth in the Basic Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date (which shall be limited to the “specified” representations and warranties of each Loan Party set forth in the Basic Documents that are those customarily made in connection with acquisition financings (as determined by the Company and the Lenders in respect of such increased Revolving Commitments) and (3) the Company would be in pro forma compliance with Sections 9.09 through 9.11 hereof, as of the last day of the latest fiscal quarter for which financial statements are available, after giving effect to such increased Revolving Commitments to be made on the applicable Increased Amount Date (and assuming all such increased Revolving Commitments are fully drawn) as if such increase were effective on the date of entry into the Limited Conditionality Acquisition Agreement and (ii) as of the Increased Amount Date, no Default or Event of Default referred to in clause (1), (6) or (7) of Section 10.01 shall have occurred and be continuing. Upon any request by the Company to increase the aggregate Revolving Commitments hereunder, the Company shall be deemed to have represented and warranted on and as of the date of the effectiveness of such Increased Amount Date, or as of the date of entry into the Limited Conditionality Acquisition Agreement, as applicable, that no Default or Event of Default (or, if applicable, no Default or Event of Default referred to in clause (1), (6) or (7) of Section 10.01) has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Revolving Commitment, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Commitment.

(ii)              If any Lender is willing, in its sole and absolute discretion, to increase the amount of its Revolving Commitment hereunder (such a Lender hereinafter referred to as an “Increasing Lender”), it shall enter into a written agreement to that effect with the Company and the Administrative Agent, substantially in the form of Exhibit K (a “Commitment Increase Supplement”), which agreement shall specify, among other things, (x) the amount of the increased Revolving Commitment of such Increasing Lender and (y) the allocation of such increased Revolving Commitment to the US$ Commitments, the US$-Canadian Commitments and/or the Multi-Currency Commitments. Upon the effectiveness of such Increasing Lender’s increase in Revolving Commitment, Schedule I shall, without further action, be deemed to have been amended appropriately to reflect the increased Revolving Commitment and of such Increasing Lender. Any Other Lender that is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Company with the Administrative Agent) shall enter into a written agreement with the Company and the Administrative Agent, substantially in the form of Exhibit L (an “Additional Lender Supplement”), which agreement shall specify, among other things, its Revolving Commitment hereunder. When such Other Lender becomes a Lender hereunder as set forth in the Additional Lender Supplement, Schedule I shall, without further action, be deemed to have been amended as appropriate to reflect the Revolving Commitment of such Other Lender. Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and its Revolving Commitment shall be the amount specified in its Additional Lender Supplement. Each Other Lender that executes and delivers an Additional Lender Supplement and becomes a party hereto and a “Lender” hereunder pursuant to such Additional Lender Supplement is hereinafter referred to as an “Additional Lender.”

(iii)             In no event shall an increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender become effective until the Administrative Agent shall have received a favorable written opinion of counsel for the Obligors, addressed to the Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5, 7, 9 and 10 of Exhibit I-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the increase in the aggregate Revolving Commitments hereunder resulting from the increase in such Lender’s Revolving Commitment or the extension of a Revolving Commitment by such Other Lender. In no event shall an increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender that in either case results in the aggregate Revolving Commitments of all Lenders hereunder exceeding the amount authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company. Upon the effectiveness of the increase in a Lender’s Revolving Commitment or the Revolving Commitment of an Other Lender pursuant to the preceding sentence and the execution by such Increasing Lender of a Revolving Commitment Increase Supplement or by such Additional Lender of an Additional Lender Supplement, the Company shall make such borrowing from such Increasing Lender or Additional Lender, and/or shall make such prepayment of outstanding US$ Loans, Multi-Currency Loans, US$-Canadian Loans and/or C$ Loans, as applicable, as shall be required to cause the aggregate outstanding principal amount of such Loans owing to each Lender (including each such Increasing Lender and Additional Lender) to be proportional to such Lender’s share of the relevant aggregate Revolving Commitments hereunder after giving effect to any increase thereof.

(iv)            No Other Lender may become an Additional Lender unless an Additional Lender Supplement (or counterparts thereof) has been signed by such bank or financial institution and which Additional Lender Supplement has been agreed to and acknowledged by the Company and acknowledged by the Administrative Agent. No consent of any Lender or acknowledgment of any of the other Lenders hereunder shall be required therefor. In no event shall the Revolving Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate Revolving Commitments hereunder shall be increased by the amount of each Additional Lender’s Revolving Commitment. Upon any Lender entering into a Commitment Increase Supplement or any Additional Lender becoming a party hereto, the Administrative Agent shall notify each other Lender thereof and shall deliver to each Lender a copy of the Additional Lender Supplement executed by such Additional Lender, agreed to and acknowledged by the Company and acknowledged by the Administrative Agent, and the Commitment Increase Supplement executed by such Increasing Lender, agreed to and acknowledged by the Company and acknowledged by the Administrative Agent.

(c)             (i)       Notwithstanding anything to the contrary contained in this Agreement, the Company may request at any time or from time to time that any one or more Lenders (or any Other Lender) shall make Incremental Term Loans in any Multi-Currency other than Zloty in an aggregate amount (x) on any one occasion, not less than $50,000,000, and (y) at all times, not to exceed an amount which, when aggregated with the Revolving Commitments then in effect, and the outstanding Term Loans, is equal to the greater of (i) $3,260,000,000 or (ii) the Ratio-Based Incremental Amount as of the Increased Amount Date. The Company may (I) request any of one or more of the Lenders to make Incremental Term Loans (which request shall be in writing and sent to the Administrative Agent to forward to such Lender) and/or (II) arrange for any Other Lender to become a party to and a Lender under this Agreement, provided that the identification and arrangement of such Other Lender to become a party hereto and a Lender under this Agreement shall be made in consultation with the Administrative Agent. The Incremental Term Loans may not be made if, after giving effect to the borrowing of such Incremental Term Loans, (A) a Default or Event of Default has occurred and is continuing or (B) the Company would not be in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter for which financial statements are available, after giving effect to such Incremental Term Loans to be made on the applicable Increased Amount Date and the application of the proceeds therefrom as if made and applied as of the applicable Increased Amount Date; provided that, in the case of any Incremental Term Loans the proceeds of which shall be used to consummate a Limited Conditionality Acquisition, the Company may elect, in lieu of satisfying the foregoing conditions (A) and (B) as of such Increased Amount Date, by notice to the Administrative Agent to satisfy the following conditions (i) as of the date of entry into the Limited Conditionality Acquisition Agreement: (1) no Default or Event of Default shall have occurred and be continuing or would arise after giving effect thereto, (2) the representations and warranties of each Loan Party set forth in the Basic Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date (which shall be limited to the “specified” representations and warranties of each Loan Party set forth in the Basic Documents that are those customarily made in connection with acquisition financings (as determined by the Company and the Lenders in respect of such Incremental Term Loans) and (3) the Company would be in pro forma compliance with Sections 9.09 through 9.11 hereof, as of the last day of the latest fiscal quarter for which financial statements are available, after giving effect to such Incremental Term Loans to be made on the applicable Increased Amount Date as if they were made on the date of entry into the Limited Conditionality Acquisition Agreement and (ii) as of the Increased Amount Date, no Default or Event of Default referred to in clause (1), (6) or (7) of Section 10.01 shall have occurred and be continuing. Upon any such request pursuant to this Section 2.01(c)(i) by the Company, the Company shall be deemed to have represented and warranted on and as of the date of the effectiveness of such Increased Amount Date, or as of the date of entry into the Limited Conditionality Acquisition Agreement, as applicable, that no Default or Event of Default (or, if applicable, no Default or Event of Default referred to in clause (1), (6) or (7) of Section 10.01) has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to participate in any increase described in this paragraph, and each Lender may at its option, unconditionally and without cause, decline to participate in such increase.

(ii)       If any Lender is willing, in its sole and absolute discretion, to make Incremental Term Loans hereunder, it shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice specifying (i) the amount of such Incremental Term Loans, (ii) the applicable Incremental Term Maturity Date (which shall not be earlier than, in the case of Incremental Term Loans (other than Term B Loans), the latest of the then Initial Term Loan Maturity Date and the maturity date then applicable to any Class of Refinancing Term Loans or, in the case of Incremental Term Loans which are Term B Loans, the latest maturity date then applicable to any Class of Term Loans which are Term B Loans), (iii) the amortization schedule for such Incremental Term Loans (the average weighted life of which shall not be shorter than that of, in the case of Incremental Term Loans (other than Term B Loans), the remaining Weighted Average Life to Maturity of the Initial Term Loans or any Refinancing Term Loans, as applicable (i.e., such Incremental Term Loans may amortize in annual amounts of up to 5% of the original principal amount of such Incremental Term Loans) or, in the case of Incremental Term Loans which are Term B Loans, if so specified in the applicable Incremental Facility Activation Notice, the Weighted Average Life to Maturity of the applicable Class of Term B Loans which are incurred under such Incremental Facility Activation Notice), (iv) the proposed original issue discount applicable to such Incremental Term Loans, if any, (v) in the case of any Incremental Term Loans which are Term B Loans only, the Applicable Margin for such Incremental Term Loans, provided that, if any Term B Loans (“Subsequently Incurred Term B Loans”) are incurred after an incurrence of Term B Loans under this Section, if the weighted average yield relating to any Subsequently Incurred Term B Loans exceeds the weighted average yield relating to any then outstanding Term B Loans (but only to the extent that the Incremental Facility Activation Notice related to such then outstanding Term B Loans shall elect for such Term B Loans to be covered by this proviso in respect of such Subsequently Incurred Term B Loans) immediately prior to the effectiveness of the applicable Incremental Facility Activation Notice by more than 0.50% (to be determined by the Administrative Agent consistent with generally accepted financial practices, after giving effect to margins, upfront or similar fees, or original issue discount, in each case shared with all lenders or holders thereof and applicable interest rate floors (but only to the extent that an increase in the interest rate floor applicable to the Term B Loans would result in an increase in an interest rate then in effect for the Term B Loans hereunder)), then the Applicable Margin relating to the applicable Term B Loans shall be adjusted so that the weighted average yield relating to such Subsequently Incurred Term B Loans shall not exceed the weighted average yield relating to the applicable Term B Loans by more than 0.50%, (vi) in the case of any Incremental Term Loans which are Term B Loans only, such Incremental Term Loans which are Term B Loans may have customary call-protection, including “soft-call” protection in connection with any repricing transaction, and (vii) in the case of any Incremental Term Loans which are Term B Loans only, such Incremental Term Loans which are Term B Loans may also, to the extent so provided in the applicable Incremental Facility Activation Notice, specify whether (w) the applicable Term B Lenders shall have any voting rights in respect of the financial covenants under the Basic Documents (including, without limitation, Sections 9.08, 9.09, 9.10 and 9.11 hereof) (it being agreed that if any Subsequently Incurred Term B Loans shall have such voting rights, all then outstanding Term B Loans shall also have similar voting rights), (x) any breach of such covenants would result in a Default or Event of Default for such Term B Lenders prior to an acceleration of Commitments and/or Loans by the applicable Lenders in accordance with the terms hereof as a result of such breach (it being agreed that if any Subsequently Incurred Term B Loans shall have such a default, all then outstanding Term B Loans shall also have a similar default), (y) any such Term B Loans will be subject to an “Excess Cash Flow” mandatory prepayment (it being understood that any such prepayment may apply to all then outstanding Term Loans also on a ratable basis) and (z) the applicable Term B Lenders shall be subject to any other representations and warranties, covenants or events of default that are different from the terms set forth in the Basic Documents as of the date of the incurrence of such Indebtedness; provided that, such Incremental Term Loans shall not have representations and warranties, covenants or events of default that are more restrictive, taken as a whole, than the representations and warranties, covenants or events of default set forth in the Basic Documents as of the date of incurrence of such Indebtedness unless such representations and warranties, covenants or events of default apply also to all other then outstanding Term Loans or only apply after the then Initial Term Loan Maturity Date or, in the case of Incremental Term Loans which are Term B Loans, the latest maturity date then applicable to any Class of Term Loans which are Term B Loans). Any Other Lender that is willing to become a party hereto and a Lender hereunder (and which arrangement to become a party hereto and a Lender hereunder has been consulted by the Company with the Administrative Agent) shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice and enter into an Additional Lender Supplement. Upon the execution by the Administrative Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and the amount of its Incremental Term Loans shall be the amount specified in its Additional Lender Supplement.

(iii)       In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a favorable written opinion of counsel for the Obligors, addressed to the Lenders, with respect to the matters set forth in paragraphs 1, 2, 3, 4, 5, 7, 9 and 10 of Exhibit I-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the borrowings of the Incremental Term Loans. In no event shall any Incremental Term Loans be made until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company.

(d)             (i) The Swingline Lender agrees to make a portion of the credit otherwise available to the US$ Borrowers under the US$ Commitments from time to time during the Commitment Period by making swing line loans (“US$ Swingline Loans”) to the US$ Borrowers in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$ Swingline Commitment (notwithstanding that the US$ Swingline Loans outstanding at any time, when aggregated with the US$ Swingline Lender’s other outstanding Revolving Loans, may exceed the US$ Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all US$ Loans and US$ Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments outstanding, exceed the aggregate amount of the US$ Commitments as in effect from time to time. During the Commitment Period, the US$ Borrowers may use the US$ Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. US$ Swingline Loans shall be ABR Loans or Agreed Rate Loans. For purposes of calculating the commitment fee payable in respect of the US$ Commitments under Section 2.03, the US$ Swingline Loans shall not be treated as usage of the US$ Commitments. US$ Swingline Loans shall be Dollar-denominated Loans only.

(ii)       The Swingline Lender agrees to make a portion of the credit otherwise available to the US$-Canadian Borrowers under the US$-Canadian Commitments from time to time during the Commitment Period by making swing line loans (“US$-Canadian Swingline Loans”) to the US$-Canadian Borrowers in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the US$-Canadian Swingline Commitment (notwithstanding that the US$-Canadian Swingline Loans outstanding at any time, when aggregated with the US$-Canadian Swingline Lender’s other outstanding Revolving Loans, may exceed the US$-Canadian Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all US$-Canadian Loans and US$-Canadian Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the US$-Canadian Commitments outstanding, exceed the aggregate amount of the US$-Canadian Commitments as in effect from time to time. During the Commitment Period, the US$-Canadian Borrowers may use the US$-Canadian Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. US$-Canadian Swingline Loans shall be C$ Prime Loans or Agreed Rate Loans. For purposes of calculating the commitment fee payable in respect of the US$-Canadian Commitments under Section 2.03, the US$-Canadian Swingline Loans shall not be treated as usage of the US$-Canadian Commitments. US$-Canadian Swingline Loans shall be denominated only in Canadian Dollars.

(iii)       The Swingline Lender agrees to make a portion of the credit otherwise available to the Multi-Currency Borrowers and any Additional Borrower under the Multi-Currency Commitments from time to time during the Commitment Period by making swing line loans (“Multi-Currency Swingline Loans”) to such Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Multi-Currency Swingline Commitment (notwithstanding that the Multi-Currency Swingline Loans outstanding at any time, when aggregated with the Multi-Currency Swingline Lender’s other outstanding Revolving Loans, may exceed the Multi-Currency Swingline Commitment then in effect), provided that in no event shall the aggregate outstanding principal amount of all Multi-Currency Loans and Multi-Currency Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities under the Multi-Currency Commitments outstanding, exceed the aggregate amount of the Multi-Currency Commitments as in effect from time to time. During the Commitment Period, the Multi-Currency Borrowers and any Additional Borrower may use the Multi-Currency Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Multi-Currency Swingline Loans shall be Eurocurrency Loans only and the Interest Period with respect to such Eurocurrency Loans shall be as agreed upon by the Multi-Currency Swingline Lender. For purposes of calculating the commitment fee payable in respect of the Multi-Currency Commitments under Section 2.03, the Multi-Currency Swingline Loans shall not be treated as usage of the Multi-Currency Commitments. Multi-Currency Swingline Loans shall be denominated only in Pounds Sterling, euros and Dollars.

(iv)       Notwithstanding any other provision of this Agreement, no Lender which is a Swingline Lender shall have any obligation to make, issue or participate in any Loan (including any Swingline Loan) or Letter of Credit under any Revolving Facility, if after giving effect thereto, the aggregate amount of the Revolving Loans, L/C Exposure and outstanding principal amount of outstanding Swingline Loans of such Lender and its Affiliates under such Revolving Facility would exceed such Lender’s and its Affiliates’ Commitments under such Facility. For the avoidance of doubt, the preceding sentence is not intended to limit the ability of the Borrowers to borrow Loans if the proceeds of such Loans will be used to repay Swingline Loans made by such Lender.

(e)              The aggregate unused US$ Commitments may be reallocated to US$-Canadian Commitments and/or Multi-Currency Commitments, the aggregate unused US$-Canadian Commitments may be reallocated to US$ Commitments and/or Multi-Currency Commitments and the aggregate unused Multi-Currency Commitments may be reallocated to US$ Commitments and/or US$-Canadian Commitments, in each case pursuant to procedures (which may include an amendment to this Agreement executed by the Administrative Agent and the Company to give effect to this paragraph) agreed to by the Administrative Agent and the Company; provided that (i) no Commitment of a Lender shall be increased without such Lender’s consent and (ii) in connection with any increase in Commitments under a Revolving Facility pursuant to this paragraph (e) there shall be a simultaneous reduction in the same amount in the aggregate amount of the Commitments under the other Revolving Facilities. The Administrative Agent shall notify the Lenders of any reallocation pursuant to this Section 2.01(e).

(f)              Notwithstanding any other provision of this Agreement to the contrary, ABR Loans shall not be made to any Borrower which is a Foreign Subsidiary.

2.02.          Reductions of Commitments.

(a)              Mandatory. The US$ Commitments, the US$-Canadian Commitments and Multi-Currency Commitments shall terminate on the Commitment Termination Date. In addition, the US$ Commitments, the US$-Canadian Commitments and the Multi-Currency Commitments shall be reduced as provided in Section 3.02(c).

(b)             Optional. The Company shall have the right to terminate or reduce the unused US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments (for which purpose use of the US$ Commitments and Multi-Currency Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities under the US$ Commitment or the Multi-Currency Commitment, as the case may be) at any time or from time to time, provided that (i) the Company shall give notice of each such termination or reduction to the Administrative Agent as provided in Section 5.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

(c)              No Reinstatement. US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments once terminated or reduced may not be reinstated.

2.03.          Fees. The Company shall pay to the Administrative Agent for the account of each US$ Lender, US$-Canadian Lender or Multi-Currency Lender commitment fees in Dollars on the daily average unused amount of such Lender’s US$ Commitment, US$-Canadian Commitment or Multi-Currency Commitment, as the case may be (for which purpose (i) the aggregate amount of any Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments shall be deemed to be a pro rata (based on the US$ Commitments, or the Multi-Currency Commitments, as the case may be) use of each Lender’s US$ Commitment or Multi-Currency Commitment, as the case may be, (ii) the daily average amount of each US$-Canadian Lender’s US$-Canadian Commitment shall be determined after giving effect to the allocation of the Canadian Commitments and the US$-Canadian Commitments pursuant to subsection 2.6 of Annex A hereto and (iii) the daily average amount of each Lender’s Commitments shall be determined after giving effect to any reallocation pursuant to Section 2.01(e)) for the period from the Closing Date to and including the earlier of the date the Revolving Commitments are terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. Accrued commitment fees under this Section 2.03 shall be payable on the Quarterly Dates and on the earlier of the date the Revolving Commitments are terminated and the Commitment Termination Date. The Company shall pay to JPMorgan Chase Bank on the Closing Date syndication, agency and additional commitment fees in the amounts heretofore mutually agreed in writing. The Company shall pay to the Administrative Agent on the Closing Date and on each anniversary thereof, so long as any of the Revolving Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, an annual agency fee in the amount heretofore mutually agreed in writing.

2.04.          Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

2.05.          Several Obligations: Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

2.06.          Notes. Each applicable Borrower, upon receipt of written notice from the relevant Lender, agrees to issue a Note to any Lender (each, a “Note”) in substantially the form of Exhibit A-1 (in the case of Revolving Loans) or Exhibit A-2 (in the case of Term Loans) hereto, dated the Closing Date (or, in the case of any Incremental Term Loans or Refinancing Term Loans, dated the date such Loans are made), payable to such Lender in a principal amount equal to the relevant Revolving Commitment of such Lender as in effect on the Closing Date, the relevant Initial Term Loans of such Lender on the Closing Date or the relevant Incremental Term Loans or Refinancing Term Loans of such Lender thereafter, and otherwise duly completed. Each Lender is hereby authorized by the Company to endorse on the schedule (or a continuation thereof) attached to each Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period (if any) for each Loan made by such Lender to the Company under the relevant Revolving Commitment or with respect to the relevant Loan, and the date and amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Company under such Note or hereunder in respect of such Loan.

2.07.          Use of Proceeds. The proceeds of the Loans shall be used for the general corporate purposes of the Parent, the Company and their Subsidiaries, including, without limitation, the making of Permitted Acquisitions and capital expenditures and the refinancing of Indebtedness of the Parent and its Subsidiaries. Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any of the Loans or Letters of Credit.

2.08.          Letters of Credit. Subject to the terms and conditions of this Agreement, the US$ Commitments and the Multi-Currency Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01 hereof or in Annex A hereto, as the case may be, for the issuance by the Issuing Bank of standby letters of credit (collectively with the Existing Letters of Credit, “Letters of Credit”) in Dollars or another currency available under the US$ Commitments or the Multi-Currency Commitments, as the case may be, for the account of the Parent or for the account (jointly and severally with the Parent) of such of its Subsidiaries as the Company may specify, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities under the US$ Commitments or the Multi-Currency Commitments, together with the aggregate outstanding principal amount of the US$ Loans or the Multi-Currency Loans, as the case may be, exceed the aggregate amount of the US$ Commitments or the Multi-Currency Commitments, as the case may be, as in effect from time to time, (ii) the aggregate amount of all Letter of Credit Liabilities in respect of Letters of Credit issued by an Issuing Bank and its Affiliates exceed such Issuing Bank’s Issuing Bank Sublimit at any time, (iii) the aggregate amount of all Letter of Credit Liabilities exceed the Letter of Credit Sublimit at any time and (iv) the expiration date of any Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date one year following the issuance of such Letter of Credit (provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods, which periods shall in any event not extend beyond the Commitment Termination Date). On the Closing Date, all Existing Letters of Credit shall automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued and outstanding hereunder (with the Existing Letters of Credit denominated in Dollars being deemed to be issued under the US$ Commitments and the Existing Letters of Credit denominated in other currencies being deemed to be issued under the Multi-Currency Commitments). On any Business Day after the Closing Date, an Issuing Bank may, with the consent of the Company, include as a Letter of Credit outstanding hereunder any letter of credit previously issued by it for the account of the Company or any other Borrower, subject to the requirements (including as to notice) that would be applicable to such letter of credit if it were issued on such Business Day hereunder.

The following additional provisions shall apply to Letters of Credit:

1)               The Company shall give the Administrative Agent (or if the Letter of Credit is to be issued under the Multi-Currency Commitments, the Multi-Currency Payment Agent) at least three Business Days’ irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than five days preceding the Commitment Termination Date) on which each Letter of Credit is to be issued, modified or supplemented and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof), or modification or supplement thereto, and the nature of the transactions or obligations proposed to be supported thereby. Any Letter of Credit to be issued in a currency other than Dollars shall be issued under the Multi-Currency Commitments. Upon receipt of any such notice, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall advise the Issuing Bank of the contents thereof. The Issuing Bank shall notify the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the issuance, modification or supplementation of any Letter of Credit and of any termination or expiry thereof.

2)               On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the US$ Commitment or Multi-Currency Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of the then undrawn stated amount of such Letter of Credit. Each Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Bank’s rights and obligations under such Letter of Credit in an amount equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of such rights and obligations, and each Lender (other than the Issuing Bank) thereby shall automatically absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be unconditionally obligated to the Issuing Bank to pay and discharge when due, its US$ Commitment Percentage or Multi-Currency Percentage of the Issuing Bank’s obligation to pay drawings under such Letter of Credit.

3)               Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit that the Issuing Bank determines to be in compliance with the terms of such Letter of Credit, the Issuing Bank shall promptly, upon determination of the date on which payment is to be made, notify the Company (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, each of the Parent and the Company (and each other account party) hereby unconditionally agrees to pay and reimburse the Administrative Agent, or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. The Parent’s and the Company’s (and each other account party’s) obligations under this paragraph (3) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Parent and the Company (and each other account party) also agree with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Reimbursement Obligations of the Parent and the Company (and each other account party) under this paragraph (3) shall not be affected by, among other things, (a) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (b) any draft or other documents presented under a Letter of Credit proving to be invalid, fraudulent or forged, in any respect or any statement therein being untrue or inaccurate in any respect, (c) any dispute between or among the Obligors and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Obligor against any beneficiary of such Letter of Credit or any such transferee, (d) payments by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (e) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Parent and the Company (and each other account party) hereunder. The Issuing Bank shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent or the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Parent and the Company (and each other account party) to the extent permitted by applicable law) suffered by the Parent or the Company (or other account party) that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct, on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliances with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

4)               Forthwith upon its receipt of a notice referred to in paragraph (3) of this Section 2.08, the Company shall advise the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 5.05 hereof.

5)               Each Lender (other than the Issuing Bank) shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank at an account in New York, New York specified by the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) in Dollars or in another currency available under the US$ Commitments or Multi-Currency Commitments, as the case may be, and in immediately available funds the amount of such Lender’s US$ Commitment Percentage or Multi-Currency Percentage of any payment under a Letter of Credit issued under the US$ Commitments or the Multi-Currency Commitments, as the case may be, upon notice by the Issuing Bank (through the Administrative Agent) to such Lender requesting such payment and specifying such amount. Each such Lender’s obligation to make such payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank under this paragraph (5), and the Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (5), the financial condition of the Parent or the Company (or any other account party), any failure to satisfy any condition precedent to any Loan, the existence of any Default or the termination of the Commitments. Each such payment to or for the account of the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Issuing Bank, for so long as such default shall continue the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may at the request of the Issuing Bank withhold from any payments received by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, under this Agreement for account of such Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

6)               Upon the issuance of any Letter of Credit hereunder, each Lender shall, automatically and without any further action on the part of the Administrative Agent (or the Multi-Currency Payment Agent), the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to the payment by such Lender to the Issuing Bank pursuant to paragraph (5) above in the Reimbursement Obligation owing to the Issuing Bank hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (7) of this Section 2.08). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly notify the Administrative Agent of such receipt and pay to the Administrative Agent (or the Multi-Currency Payment Agent) for account of each Lender entitled thereto such Lender’s US$ Commitment Percentage or Multi-Currency Percentage, as the case may be, of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Lender shall, upon the request of the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be), repay to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (10) of this Section 2.08.

7)               The Company shall pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for account of the Lenders (ratably in accordance with their respective US$ Commitment Percentages or Multi-Currency Percentages, as the case may be) a letter of credit fee in Dollars in respect of each Letter of Credit in an amount equal to the Applicable L/C Percentage of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and on the date of expiry or termination or full utilization of such Letter of Credit and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Issuing Bank a fronting fee in Dollars in respect of each Letter of Credit in an amount equal to a percentage per annum of the daily average undrawn stated amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto. The Company may designate Lenders as Issuing Lenders on the basis of competitive quotes of such fronting fees.

8)               Promptly following the end of each calendar month, the Administrative Agent or the Multi-Currency Payment Agent, as applicable, shall deliver to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month (based on information previously received from the Issuing Banks). Upon the request of any Lender from time to time, the Administrative Agent or the Multi-Currency Payment Agent, as applicable, shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

9)               The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type, (ii) such Letter of Credit shall be denominated in Dollars or a Multi-Currency and (iii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

10)             To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (5) or (6) of this Section 2.08 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent or the Multi-Currency Payment Agent, as the case may be) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate or, in the case of any amount payable in a currency other than Dollars, the rate determined by the Administrative Agent or the Multi-Currency Payment Agent (in the case of Letters of Credit issued under the Multi-Currency Commitments) in its discretion as the appropriate rate for interbank settlements, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate then payable by the Company on such amount.

11)             The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions as are applicable under this Section 2.08 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.

12)             The Company and each other Borrower hereby indemnify and hold harmless each Lender (including the Issuing Bank, Administrative Agent and the Multi-Currency Payment Agent) from and against any and all claims and damages, losses, liabilities, costs or expenses (including the reasonable fees, charges and disbursements of counsel) that such Lender, the Issuing Bank, the Administrative Agent or the Multi-Currency Payment Agent may incur (or that may be claimed against such Lender, Issuing Bank, Administrative Agent or the Multi-Currency Payment Agent by any Person whatsoever) by reason of or in connection with (i) the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit, the performance by the parties hereto of their respective obligations hereunder or thereunder, the issuance of or drawing under the Letters of Credit or the consummation of any other transactions contemplated hereby, (ii) any Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Obligor or its equity holders, Affiliates, creditors or any other Person and whether based on contract, tort or any other theory and regardless of whether any indemnitee is a party thereto; provided that such indemnity shall not, as to the Issuing Bank, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Issuing Bank.

2.09.          Currency Fluctuations, Etc.

(a)              Not later than 1:00 p.m., New York City time, on each Calculation Date, the Multi-Currency Payment Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to (w) each Multi-Currency for which there are at such time outstanding Multi-Currency Loans or Letters of Credit issued under the Multi-Currency Commitments, (x) the Canadian Dollar if there are at such time outstanding non-Dollar-denominated US$-Canadian Loans and (y) Pounds Sterling and euro if there are at such time outstanding non-Dollar-denominated US$ Loans and (ii) give notice thereof to the Multi-Currency Lenders which have committed to make Multi-Currency Loans in each such Multi-Currency, to the US$-Canadian Lenders which have committed to make US$-Canadian Loans in Canadian Dollars, to the US$ Lenders which have committed to make US$ Loans in Pounds Sterling and euro and to the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.

(b)              Not later than 5:00 p.m., New York City time, on each Reset Date, the Multi-Currency Payment Agent shall (i) determine (w) the Dollar Equivalent of the aggregate principal amount of Multi-Currency Loans, Multi-Currency Swingline Loans and Letter of Credit Liabilities under the Multi-Currency Commitments in each Multi-Currency then outstanding (after giving effect to any Multi-Currency Loans to be made or repaid on such date) (the “Outstanding Multi-Currency Amount”), (x) the Dollar-denominated US$-Canadian Loans and Letter of Credit Liabilities outstanding under the US$-Canadian Commitments, and the Dollar Equivalent of the Canadian Dollar denominated US$-Canadian CDOR Loans and of the C$ Loans and Letter of Credit Liabilities under the Canadian Commitments then outstanding (after giving effect to any non-Dollar-denominated US$-Canadian Loans to be made or repaid on such date) (the “Outstanding US$-Canadian Amount”) and (y) the Dollar-denominated US$ Loans and Letter of Credit Liabilities under the US$ Commitments, and the Dollar Equivalent of the Pounds Sterling denominated and euro denominated US$ Loans and Letter of Credit Liabilities outstanding under the US$ Commitments then outstanding (after giving effect to any non-Dollar-denominated US$ Loans to be made or repaid on such date) (the “Outstanding US$ Amount”) and (ii) notify the Multi-Currency Lenders, the US$-Canadian Lenders or US$ Lenders, as the case may be, and the Company of the results of such determination.

(c)              If on any Reset Date, the Outstanding Multi-Currency Amount exceeds 105% of the aggregate amount of the Multi-Currency Commitments, then the Company, the Parent or the relevant Borrower shall, within four Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in any Multi-Currency as selected by the Company or such Borrower) Multi-Currency Loans in an aggregate amount such that, after giving effect thereto, the Outstanding Multi-Currency Amount shall be equal to or less than such aggregate amount of Multi-Currency Commitments (and in the event that after such prepayment, the Outstanding Multi-Currency Amount is more than such aggregate amount of the Multi-Currency Commitments, the Company or the relevant Borrower shall provide cash cover for the difference by paying to the Multi-Currency Payment Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multi-Currency Payment Agent in the Collateral Account as such collateral security for such Letter of Credit Liabilities). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the relevant Borrower shall pay to the Multi-Currency Lenders such amounts, if any, as may be required pursuant to Section 6.05.

(d)              If on any Reset Date, the Outstanding US$-Canadian Amount exceeds 105% of the aggregate amount of the US$-Canadian Commitments, then the Company, the Parent or the relevant Borrower shall, within four Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in Dollars or Canadian Dollars as selected by the Company or the Parent, as the case may be) US$-Canadian CDOR Loans, and/or C$ Loans or Canadian Letters of Credit under the Canadian Commitments in an aggregate amount such that, after giving effect thereto, the Outstanding Canadian Amount shall be equal to or less than such aggregate amount of US$-Canadian Commitments. If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the Parent, as the case may be, shall pay to the US$-Canadian Lenders such amounts, if any, as may be required pursuant to Section 6.05.

(e)              If on any Reset Date, the Outstanding US$ Amount exceeds 105% of the aggregate amount of the US$ Commitments, then the Company, the Parent shall or the relevant Borrower shall, within four Business Days after notice thereof from the Multi-Currency Payment Agent, prepay (in Dollars, Pounds Sterling or euro as selected by the Company) US$ Loans in an aggregate amount such that, after giving effect thereto, the Outstanding US$ Amount shall be equal to or less than such aggregate amount of US$ Commitments (and in the event that after such prepayment, the Outstanding US$ Amount is more than such aggregate amount of the US$ Commitments, the Company or the Parent, as the case may be, shall provide cash cover for the difference by paying to the Multi-Currency Payment Agent immediately available funds in an amount equal to such difference, which funds shall be retained by the Multi-Currency Payment Agent in the Collateral Account as such collateral security for such Letter of Credit Liabilities). If any such prepayment occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company or the Parent, as the case may be, shall pay to the US$ Lenders such amounts, if any, as may be required pursuant to Section 6.05.

2.10.          Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)              fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.03;

(b)              the Revolving Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action under this Agreement (including any consent to any amendment or waiver pursuant to Section 12.05), provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby other than to the extent provided in Section 12.05;

(c)              if any Swingline Loan or Letter of Credit Liability under any of the Revolving Commitments exists at the time a Lender becomes a Defaulting Lender then:

(i)               all or any part of such Defaulting Lender’s pro rata portion of Swingline Loans based on such Lender’s share of the relevant Revolving Commitments (“Swingline Exposure”) and such Defaulting Lender’s pro rata portion of Letter of Credit Liability based on such Lender’s share of the relevant Revolving Commitments (“L/C Exposure”) shall be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective shares thereof but only to the extent (x) the sum of all non-Defaulting Revolving Lenders’ Revolving Loans under such Revolving Commitments and their Swingline Exposures and Letter of Credit Liabilities thereunder plus such Defaulting Lender’s Swingline Exposure and L/C Exposure under such Revolving Commitments does not exceed the total of all non-Defaulting Revolving Lenders’ Revolving Commitments under such Revolving Commitments and (y) the conditions set forth in Section 7.03 are satisfied at such time;

(ii)              if the reallocation described in clause (i) above cannot, or can only partially, be effected, the relevant Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay any such remaining Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to any such Defaulting Lender’s remaining L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 10.01 for so long as such L/C Exposure is outstanding;

(iii)             if such Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to Section 2.10(c)(ii), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.08(7) with respect to such L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv)             if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.10(c)(i), then the fees payable to the Lenders pursuant to Sections 2.03 and 2.08(7) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or

(v)              if all or any portion of such Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to Section 2.10(c)(i) or (ii), then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender under this Agreement, all letter of credit fees payable under Section 2.08(7) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Bank until and to the extent that such L/C Exposure is cash collateralized and/or reallocated;

(d)              so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Revolving Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Commitments of the relevant non-Defaulting Revolving Lenders and/or cash collateral will be provided by the relevant Borrower in accordance with Section 2.10(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among such non-Defaulting Revolving Lenders in a manner consistent with Section 2.10(c)(i) (and such Defaulting Lender shall not participate therein); and

(e)              any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10.01 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.19 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ fronting exposure with respect to such Defaulting Lender in accordance with Section 2.10(c)(ii); fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future fronting exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.10(c)(ii); sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by a Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.10(c)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.10(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

If (i) a Bankruptcy Event with respect to any Person as to which any Lender is, directly or indirectly, a subsidiary shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the relevant Borrower, the Issuing Bank and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and L/C Exposure of the Revolving Lenders under the relevant Revolving Commitments shall be readjusted to reflect the inclusion of such Lender’s relevant Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of such other Revolving Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its share of the relevant Revolving Commitments.

(f)               If any Lender becomes a Defaulting Lender, then the relevant Borrower or Borrowers shall have the right, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, to require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower or Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank) which consent shall not be unreasonably withheld and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Borrower or Borrowers (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the relevant Borrower or Borrowers to require such assignment and delegation cease to apply.

2.11.          Term Loan Purchases. So long as no Default or Event of Default has occurred and is continuing, the Company may from time to time purchase, in accordance with this Section 2.11, Term Loans from one or more Lenders on a non-pro rata basis pursuant to a Dutch auction or other process satisfactory to the Administrative Agent open to all applicable Lenders, on terms to be agreed between the Company and the Lenders participating in such Dutch auction; provided that (i) the Company may not use the proceeds of the Revolving Loans or Swingline Loans to fund such purchase, (ii) any gain from any such purchase is not added back to EBITDA or EBITDAR, (iii) in connection with any such purchase the Parent makes a customary representation that it has no undisclosed material non-public information (within the meaning of United States federal securities laws) with respect to the Parent and its Subsidiaries and the Loans, (iv) the procedures with respect to any such Dutch auction shall be approved by the Administrative Agent, and (v) any principal and accrued interest and unpaid interest on the Term Loans purchased by the Company shall be cancelled and such Term Loans shall no longer be outstanding for all purposes of this Agreement and the other Basic Documents.

2.12.          Extension Offers.

(a)              Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders of Term Loans under a Facility or Revolving Lenders under a Facility on a pro rata basis (based respectively on the aggregate outstanding principal amount of the Term Loans under such Facility or the relevant aggregate outstanding Revolving Commitments under such Facility) and on the same terms respectively to each such Lender, the Company may from time to time extend the maturity date of the relevant Term Loans or the relevant Revolving Commitments, as the case may be, and otherwise modify the terms of the relevant Term Loans or the relevant Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of the Term Loans or the relevant Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of relevant Term Loans or relevant Revolving Commitments, as the case may be, as so extended, as well as the original relevant Term Loans or relevant Revolving Commitments (in each case, not so extended), each being a “tranche”; any Extension Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted and any Extension Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of relevant Revolving Commitments from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and the representations and warranties in Article VIII shall be accurate in all material respects both before and after giving effect to such Extension, (ii) in respect of Term Loans, except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Company and set forth in the relevant Extension Offer), the Term Loans of any Lender extended pursuant to any Extension (“Extension Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer, (iii) the final maturity date of any Extension Term Loans shall be no earlier than the then latest maturity date of Term Loans and the amortization applicable to Term Loans for periods prior to the original maturity date may not be increased, (iv) the Weighted Average Life to Maturity of any Extension Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extension Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of Term Loans or Revolving Commitments, as applicable (calculated on the face amount thereof), in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or relevant Revolving Commitments, as the case may be, offered to be extended by the Company pursuant to such Extension Offer, then the Term Loans or the relevant Revolving Commitments, as applicable, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Company, and (ix) any tranche which is an Extension of Revolving Commitments shall have the same terms (other than interest rate and fees and an extended maturity date) as the tranche of Revolving Commitments subject to such Extension Offer unless otherwise agreed by the Administrative Agent. The relevant Revolving Commitments of any Revolving Lender extended pursuant to any Extension (“Extension Revolving Commitments”) shall expire no earlier than the termination date of the tranche of relevant Revolving Commitments subject to such Extension Offer. For the avoidance of doubt, no Lender shall be required to participate in any Extension.

(b)              With respect to all Extensions consummated pursuant to this Section 2.12, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 3.02 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Company may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s reasonable judgment and which may be waived by the Company) of Term Loans or Revolving Commitments tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.12 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extension Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Basic Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.12

(c)              The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Basic Documents with the Obligors as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans or Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.12.

(d)              In connection with any Extension, the Company shall provide the Administrative Agent at least five Business Days’ (or such shorter notice as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.12. After such notice of an Extension is given to the Administrative Agent, should any existing Lenders choose not to participate in the Extension the Borrowers will have the right to add an additional Lender party thereto to replace the Loans and/or Commitments of such existing Lenders, subject to receipt of consents of the type required by Section 12.06(b).

2.13.          Refinancing Facilities.

(a)              The Company may, on one or more occasions, by written notice to the Administrative Agent, request the establishment hereunder of (i) a new Class of revolving commitments (the “Refinancing Revolving Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will make revolving loans to the Borrowers (“Refinancing Revolving Loans”) and acquire participations in the Letters of Credit and (ii) one or more additional Classes of term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Company (the “Refinancing Term Loans”); provided that (A) each Refinancing Revolving Lender and each Refinancing Term Loan Lender shall be a Person eligible to receive assignments pursuant to Section 12.06(b) and, if not already a Lender, shall otherwise be reasonably acceptable to the Administrative Agent and (B) each Refinancing Revolving Lender shall be approved by each Issuing Bank and the Swingline Lender (such approvals not to be unreasonably withheld).

(b)              The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrowers, each Refinancing Lender providing such Refinancing Commitments, the Administrative Agent and, in the case of Refinancing Revolving Commitments, each Issuing Bank and the Swingline Lender; provided that no Refinancing Commitments shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each of the Parent and the Company set forth in the Basic Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction, (iv) in the case of any Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, all the Revolving Commitments then in effect shall be terminated, and all the Revolving Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit may continue to be outstanding hereunder), and the aggregate amount of such Refinancing Revolving Commitments does not exceed the aggregate amount of the Revolving Commitments so terminated, and (v) in the case of any Refinancing Term Loan Commitments, substantially concurrently with the effectiveness thereof, the Company shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Loans of one or more Classes in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments (less the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loans and any reasonable fees, premium and expenses relating to such refinancing). The Company shall determine the amount of such prepayments allocated to each Class of outstanding Term Loans, and any such prepayment of Term Loans of any Class shall be applied to reduce the subsequent scheduled repayments of Term Loans of such Class to be made pursuant to Sections 4.01(b) and 4.01(d) as directed by the Company.

(c)              The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof (provided that with the consent of the Administrative Agent, any Refinancing Commitments and Refinancing Loans may be treated as a single “Class” with any then-outstanding existing Commitments or Loans), (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class, provided that (A) such stated termination and maturity dates shall not be earlier than the applicable Commitment Termination Date and (B) any Refinancing Term Loans shall not have a weighted average life to maturity shorter than the Class of Term Loans so refinanced, (iii) in the case of any Refinancing Term Loans, any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitments or Refinancing Loans of such Class, (vi) in the case of any Refinancing Term Loans, any original issue discount applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Commitments or Refinancing Loans of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) any financial covenant with which the Company shall be required to comply (provided that if any Refinancing Term Loans have a financial covenant at any time prior to the Latest Termination Date in effect hereunder at the time of incurrence of such Refinancing Term Loans, then any then-outstanding Term Loans (to the extent entitled to the benefits of a financial covenant at the time of incurrence) and the Refinancing Term Loans shall vote together as a single class on all waivers, amendments or events of default related thereto). Except as contemplated by the preceding sentence, the terms of the Refinancing Revolving Commitments and Refinancing Revolving Loans and other extensions of credit thereunder shall be substantially the same as, or not materially less favorable to the Parent and its Subsidiaries than the terms (taken as a whole) of the Revolving Commitments and Revolving Loans and other extensions of credit thereunder, and the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans shall be substantially the same as, or not materially less favorable to the Parent and its Subsidiaries than the terms (taken as a whole) of the existing Initial Term Commitment and the Commitment of any Incremental Term Loan and the existing Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Basic Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.13, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder.

Section 3  Borrowings, Conversions and Prepayments.

3.01.          Procedure for US$ Loan Borrowing, US$-Canadian Loan Borrowing, Term Loan Borrowing and Multi-Currency Borrowing.

(a)              The Company shall give the Administrative Agent or the applicable Multi-Currency Payment Agent notice of each US$ Loan, US$-Canadian Loan, Multi-Currency Loan and Term Loan to be made hereunder as provided in Section 5.05 hereof.

(b)              Not later than 12:00 p.m. New York time on the date specified for each borrowing in Dollars hereunder, each US$ Lender, US$-Canadian Lender, Multi-Currency Lender or Term Lender shall make available the amount of the US$ Loan, US$-Canadian Loan, Multi-Currency Loan or Term Loan to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with the Administrative Agent.

(c)              Not later than 11:00 a.m. London time on the date specified for each such borrowing in a currency other than Dollars hereunder, each Multi-Currency Lender, or, if a US$-Canadian Loan is being made in Canadian Dollars, each US$-Canadian Lender, or if a US$ Loan is being made in Pounds Sterling or euro, each US$ Lender, shall make available the amount of the Multi-Currency Loan, US$-Canadian Loan or US$ Loan, as the case may be, to be made by it on such date to the Multi-Currency Payment Agent, at an account in London specified by the Multi-Currency Payment Agent, in immediately available funds, for account of the Parent, the Company, the Multi-Currency Borrower or any Additional Borrower, as the case may be. The amount so received by the applicable Multi-Currency Payment Agent shall, subject to the terms and conditions of this Agreement, be made available to the US$ Borrower, the US$ Canadian Borrower, the Multi-Currency Borrower or any Additional Borrower, as the case may be, by depositing the same, in immediately available funds, in an account of the US$ Borrower, US$-Canadian Borrower, Multi-Currency Borrower, or Additional Borrower, as the case may be, designated by such Borrower with the Administrative Agent.

(d)             The procedures for any Borrowing of Incremental Term Loans shall be as specified in the Incremental Term Loan Activation Notice.

3.02.          Prepayments and Conversions.

(a)             Optional Prepayments and Conversions. The Company shall have the right to prepay Loans and to convert Loans in Dollars of one Type into Loans of the other Type, at any time or from time to time, provided, that the Company shall give the Administrative Agent or the Multi-Currency Payment Agent notice of each such prepayment as provided in Section 5.05 hereof. Any prepayment of Term Loans under this Section 3.02(a) shall be applied ratably to the Term Loans in the tranche being prepaid and to the installments of such Term Loans in such order of application as the Company may direct (including in the direct order of maturity) and such prepaid amounts may not be reborrowed. Revolving Loans in one currency may not be converted to being Revolving Loans in another currency, but may be prepaid and reborrowed as provided herein.

(b)            Mandatory Prepayments. If on any date, the Parent or any Subsidiary of the Parent shall receive Net Cash Proceeds from any issuance of Indebtedness subsequent to the Effective Date, other than Indebtedness incurred pursuant to Section 9.08 hereof (it being understood that this Section 3.02(b) shall not constitute a waiver of any provision of Section 9.08), then the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (d) below) in an amount equal to such Net Cash Proceeds (less any prepayments of the C$ Loans under Section 3.4(b) of Annex A hereto), but the Revolving Commitments shall not be subject to automatic reduction.

(i)              Amounts to be applied in connection with prepayments made pursuant to this Section 3.02(b) shall be applied, first, to the prepayment of the Term Loans (which may not be reborrowed), if any, and, second, to the prepayment of the Revolving Loans. Each prepayment of the Loans under this Section 3.02(b) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(c)             Commitment Reductions; Term Loan Prepayments. If on any date, the Parent or any Subsidiary of the Parent shall receive Net Cash Proceeds from (A) any disposition of assets to any Person other than the Company or a Subsidiary or (B) any Recovery Event, then, unless such disposition of assets or Recovery Event shall be a Reinvestment Event, within ten Business Days of receipt of such Proceeds, the Revolving Commitments shall be reduced or the Term Loans prepaid, as the case may be, by an amount equal to such Net Cash Proceeds to the extent such Net Cash Proceeds, together with all other such Net Cash Proceeds from dispositions of assets or Recovery Events that are not Reinvestment Events, exceeds $50,000,000 in the then-current fiscal year of the Company; provided, that notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds from dispositions of assets and Recovery Events that may be excluded from the foregoing requirement for a Reinvestment Event shall not exceed 15% of the Consolidated Net Tangible Assets as at the end of the immediately preceding fiscal year and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the reduction of the Revolving Commitments or the prepayment of the Term Loans, as the case may be.

(i)              Amounts to be applied in connection with prepayments and Revolving Commitment reductions made pursuant to this Section 3.02(c) shall be applied, first, to the prepayment of the Term Loans (which may not be reborrowed) and, second, to permanently reduce the Revolving Commitments. Each prepayment of the Loans under this Section 3.02(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. To the extent that, after giving effect to any such reduction of the Revolving Commitments, the aggregate principal amount of the US$ Loans, the US$-Canadian Loans or the Multi-Currency Loans and the aggregate amount of Letter of Credit Liabilities under the US$ Commitments, US$-Canadian Commitments or the Multi-Currency Commitments, as the case may be, would exceed such Revolving Commitments, the Company shall, first, prepay Loans thereunder and, second, provide cover for Letter of Credit Liabilities thereunder as specified in paragraph (d) below, in an aggregate amount equal to such excess. The Company shall notify the Administrative Agent promptly upon the occurrence of any event giving rise to a prepayment or Revolving Commitment reduction under this Section 3.02(c). Any prepayment of Term Loans pursuant to Section 3.02(b) or (c) shall be applied as specified in Section 5.02(f). Any repayment or prepayment of Term Loans may not be reborrowed. In the event that Term Loans of any Class are converted into a new Class of Term Loans pursuant to a Refinancing Facility Agreement effected pursuant to Section 2.13, then the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section 3.02 will not be reduced or otherwise affected by such transaction (except to the extent of additional amortization payments in agreed amounts on or after the original Commitment Termination Date applicable to any such Term Loans and related reductions in the final scheduled payment at any new Commitment Termination Date).

(d)             Cover for Letter of Credit Liabilities. In the event that the US$ Loans or the Multi-Currency Loans have been repaid in full, amounts payable under Section 3.02(b) or 3.02(c) shall be applied to provide cash cover for outstanding Letters of Credit under the US$ Commitments or the Multi-Currency Commitments, as the case may be, in which event the Company shall effect the same by paying to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, immediately available funds in an amount equal to the amount required to provide such cash cover, which funds shall be retained by the Administrative Agent or the Multi-Currency Payment Agent in the Collateral Account on behalf of the Lenders as collateral security for such Letter of Credit Liabilities until such time as the Letters of Credit under such Revolving Commitments shall have been terminated and all of the Letter of Credit Liabilities paid in full.

3.03.          Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)             Notice and Borrowing of Swingline Loans. Whenever a US$-Borrower, a US$-Canadian Borrower, a Multi-Currency Borrower or any Additional Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than (x) in the case of US$ Swingline Loans, 11:00 a.m., New York City time, (y) in the case of US$-Canadian Swingline Loans, 11:00 a.m., Toronto time, or (z) in the case of Multi-Currency Swingline Loans, 12:00 Noon, London time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of borrowings under the US$-Canadian Swingline Commitment and the Multi-Currency Swingline Commitment, in an amount approximately equal to the Dollar Equivalent thereof or otherwise acceptable to the US$-Canadian Swingline Lender or the Multi-Currency Swingline Lender. Not later than (x) in the case of US$ Swingline Loans, 3:00 p.m., New York City time, (y) in the case of US$-Canadian Swingline Loans, 3:00 p.m., Toronto Time, or (z) in the case of Multi-Currency Swingline Loans, 2:30 p.m., London time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent or the Multi-Currency Payment Agent, as applicable, at the Applicable Lending Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent or the Multi-Currency Payment Agent, as applicable, shall make the proceeds of such Swingline Loan available to the US$-Borrower, the Multi-Currency Borrower or such Additional Borrower, as applicable, on such Borrowing Date by depositing such proceeds in the account of the US$-Borrower, the Multi-Currency Borrower or such Additional Borrower, as applicable, with the Administrative Agent or the Multi-Currency Payment Agent, as applicable, on such Borrowing Date in immediately available funds.

(b)             Refunded Swingline Loans. (i) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the US$-Borrowers, (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each US$ Lender to make, and each US$ Lender hereby agrees to make, a US$ Loan, in an amount equal to such US$ Lender’s US$ Commitment Percentage of the aggregate amount of the US$ Swingline Loans (the “Refunded US$ Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each US$ Lender shall make the amount of such US$ Loan available to the Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such US$ Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded US$ Swingline Loans. Each of the US$ Borrowers, as applicable, irrevocably authorizes the Swingline Lender, on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge such US$ Borrower’s, as applicable, accounts with the Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded US$ Swingline Loans to the extent amounts received from the US$ Lenders are not sufficient to repay in full such Refunded US$ Swingline Loans.

(ii)             The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the US$-Canadian Borrowers (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each US$-Canadian Lender to make, and each US$-Canadian Lender hereby agrees to make, a US$-Canadian Loan, in an amount equal to such US$-Canadian Lender’s US$-Canadian Commitment Percentage of the aggregate amount of the US$-Canadian Swingline Loans (the “Refunded US$-Canadian Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each US$-Canadian Lender shall make the amount of such US$-Canadian Loan available to the Administrative Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, one Business Day after the date of such notice. The proceeds of such US$-Canadian Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded US$-Canadian Swingline Loans. Each of the US$-Canadian Borrowers, as applicable, irrevocably authorizes the Swingline Lender, on one Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge such US$-Canadian Borrower’s, as applicable, accounts with the Canadian Administrative Agent (up to the amount available in each such account) in order to pay the amount of such Refunded US$-Canadian Swingline Loans to the extent amounts received from the US$-Canadian Lenders are not sufficient to repay in full such Refunded US$-Canadian Swingline Loans.

(iii)            The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of each of the Multi-Currency Borrowers and any Additional Borrower, as applicable, (each of which hereby irrevocably directs the Swingline Lender to so act on its behalf), on three Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Multi-Currency Lender to make, and each Multi-Currency Lender hereby agrees to make, a Multi-Currency Loan, in an amount equal to such Multi-Currency Lender’s Multi-Currency Percentage of the aggregate amount of the Multi-Currency Swingline Loans (the “Refunded Multi-Currency Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Multi-Currency Lender shall make the amount of such Multi-Currency Loan available to the Multi-Currency Payment Agent at the Applicable Lending Office in immediately available funds, not later than 10:00 a.m., New York City time, three Business Days after the date of such notice. The proceeds of such Multi-Currency Loans shall be immediately made available by the Multi-Currency Payment Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Multi-Currency Swingline Loans. Each of the Multi-Currency Borrowers and any Additional Borrower, as applicable, irrevocably authorizes the Swingline Lender, on three Business Days’ notice given by the Swingline Lender no later than 12:00 Noon, New York City time, to charge such Multi-Currency Borrowers’ and any such Additional Borrower’s, as applicable, accounts with the Multi-Currency Payment Agent (up to the amount available in each such account) in order to pay the amount of such Refunded Multi-Currency Swingline Loans to the extent amounts received from the Multi-Currency Lenders are not sufficient to repay in full such Refunded Multi-Currency Swingline Loans.

(c)             Swingline Participation Amount. (i) If prior to the time a US$ Loan would have otherwise been made pursuant to Section 3.03(b)(i), one of the events described in Section 10.01(6) shall have occurred and be continuing with respect to a US$-Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, US$ Loans may not be made as contemplated by Section 3.03(b)(i), each US$ Lender shall, on the date such US$ Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(i), purchase for cash an undivided participating interest in the then outstanding US$ Swingline Loans by paying to the Swingline Lender an amount (the “US$ Swingline Participation Amount”) equal to (i) such US$ Lender’s US$ Commitment Percentage times (ii) the sum of the aggregate principal amount of US$ Swingline Loans then outstanding that were to have been repaid with such US$ Loans.

(ii)             If prior to the time a US$-Canadian Loan would have otherwise been made pursuant to Section 3.03(b)(ii), one of the events described in Section 10.01(6) shall have occurred and be continuing with respect to a US$-Canadian Borrowers or if for any other reason, as determined by the Swingline Lender in its sole discretion, US$-Canadian Loans may not be made as contemplated by Section 3.03(b)(ii), each US$-Canadian Lender shall, on the date such US$-Canadian Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(ii), purchase for cash an undivided participating interest in the then outstanding US$-Canadian Swingline Loans by paying to the Swingline Lender an amount (the “US$-Canadian Swingline Participation Amount”) equal to (i) such US$-Canadian Lender’s US$-Canadian Commitment Percentage times (ii) the sum of the aggregate principal amount of US$-Canadian Swingline Loans then outstanding that were to have been repaid with such US$-Canadian Loans.

(iii)            If prior to the time a Multi-Currency Loan would have otherwise been made pursuant to Section 3.03(b)(iii), one of the events described in Section 10.01(6) shall have occurred and be continuing with respect to a Multi-Currency Borrower or any Additional Borrower, as the case may be, or if for any other reason, as determined by the Swingline Lender in its sole discretion, Multi-Currency Loans may not be made as contemplated by Section 3.03(b)(iii), each Multi-Currency Lender shall, on the date such Multi-Currency Loan was to have been made pursuant to the notice referred to in Section 3.03(b)(iii), purchase for cash an undivided participating interest in the then outstanding Multi-Currency Swingline Loans by paying to the Swingline Lender an amount (the “Multi-Currency Swingline Participation Amount”) equal to (i) such Multi-Currency Lender’s Multi-Currency Percentage times (ii) the sum of the aggregate principal amount of Multi-Currency Swingline Loans then outstanding that were to have been repaid with such Multi-Currency Loans.

(d)             Distribution of Swingline Participation Amount. (i) Whenever, at any time after the Swingline Lender has received from any US$ Lender such Lender’s US$ Swingline Participation Amount, the Swingline Lender receives any payment on account of the US$ Swingline Loans, the Swingline Lender will distribute to such Lender its US$ Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such US$ Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(ii)             Whenever, at any time after the Swingline Lender has received from any US$-Canadian Lender such Lender’s US$-Canadian Swingline Participation Amount, the Swingline Lender receives any payment on account of the US$-Canadian Swingline Loans, the Swingline Lender will distribute to such Lender its US$-Canadian Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such US$-Canadian Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iii)            Whenever, at any time after the Swingline Lender has received from any Multi-Currency Lender such Lender’s Multi-Currency Swingline Participation Amount, the Swingline Lender receives any payment on account of the Multi-Currency Swingline Loans, the Swingline Lender will distribute to such Lender its Multi-Currency Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Multi-Currency Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)             Obligation Absolute. Each Lender’s obligation to make the Loans referred to in Section 3.03(b) and to purchase participating interests pursuant to Section 3.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any Borrower may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 7; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Basic Document by the Company, any other Obligor or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)              No Amendment, Waiver or Consent. No amendment, waiver or consent shall be made with respect to this Section 3.03 and Section 2.01(d) without the consent of the Swingline Lender and the Administrative Agent.

Section 4  Payments of Principal and Interest.

4.01.          Repayment of Loans.

(a)             The Borrowers hereby promise to pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of each Revolving Lender the entire outstanding principal amount of such Lender’s Revolving Loans, and each Revolving Loan shall mature, on the Commitment Termination Date.

(b)            The Company hereby promises to pay to the Administrative Agent for the account of each Initial Term Lender the unpaid principal amount of the Initial Term Loans outstanding on the Initial Term Maturity Date. Prior thereto, the Initial Term Loans shall mature and be payable on each Quarterly Date, each such payment to be in an amount equal to 1.25% of the original principal amount of all Initial Term Loans.

(c)             Each Borrower hereby promise to pay to each Swingline Lender each Swingline Loan made by such Swingline Lender to such Borrower under a Revolving Facility on the earlier of (i) the Commitment Termination Date and (ii) the date that is five Business Days after such Swingline Loan is made.

(d)            The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Term Loan Activation Notice.

(e)             The 2018 Refinancing Term Loan A Loans of each Refinancing Lender shall mature as specified in the Third Amendment.

4.02.         Interest. Each of the Borrowers will pay to the Administrative Agent or, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar- denominated US$ Loans, to the Multi-Currency Payment Agent, for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender to such Borrower for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

1)              if such Loan is an ABR Loan, the Alternate Base Rate plus the Applicable Margin;

2)              if such Loan is a Eurocurrency Loan, the Eurocurrency Rate plus the Applicable Margin;

3)              if such Loan is a BBSY Loan, the BBSY Rate plus the Applicable Margin;

4)              if such Loan is an Agreed Rate Loan, the Agreed Rate applicable thereto;

5)              if such Loan is a CDOR Loan, the CDOR Rate plus the Applicable Margin; and

6)              if such Loan is a C$ Prime Loan, the C$ Prime Rate plus the Applicable Margin.

Notwithstanding the foregoing, each of the Borrowers hereby promises to pay to the Administrative Agent or, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans to the Multi-Currency Payment Agent, for account of each Lender interest at the applicable Post-Default Rate (x) on any principal of any Loan made by such Lender to the Company or any other Borrower, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company or any other Borrower hereunder to or for account of such Lender (but, if such amount is interest, only to the extent legally enforceable), that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (y) during any period when an Event of Default shall have occurred under Section 10.01(1) hereof and for so long as such Event of Default shall be continuing, on any principal of any Loan made by such Lender to the Company or any other Borrower.

Accrued interest on each Loan shall be payable (i) if such Loan is an ABR Loan or a C$ Prime Loan, on each Quarterly Date, (ii) if such Loan is a Eurocurrency Loan, a CDOR Loan or a BBSY Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months’ duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; provided that interest payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent (or the Multi-Currency Payment Agent, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar-denominated US$ Loans) or the Majority Lenders. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders and each Borrower thereof.

Notwithstanding the foregoing provisions of this Section 4.02, if at any time the rate of interest set forth above on any Loan of any Lender (the “Stated Rate” for such Loan) exceeds the maximum non-usurious interest rate permissible for such Lender to charge commercial borrowers under applicable law (the “Maximum Rate” for such Lender), the rate of interest charged on such Loan of such Lender hereunder shall be limited to the Maximum Rate for such Lender.

In the event the Stated Rate for any Loan of a Lender that has theretofore been subject to the preceding paragraph at any time is less than the Maximum Rate for such Lender, the principal amount of such Loan shall bear interest at the Maximum Rate for such Lender until the total amount of interest paid to such Lender or accrued on its Loans hereunder equals the amount of interest which would have been paid to such Lender or accrued on such Lender’s Loans hereunder if the Stated Rate had at all times been in effect.

In the event, upon payment in full of all amounts payable hereunder, the total amount of interest paid to any Lender or accrued on such Lender’s Loans under the terms of this Agreement is less than the total amount of interest which would have been paid to such Lender or accrued on such Lender’s Loans if the Stated Rate had, at all times, been in effect, then the Company shall, to the extent permitted by applicable law, pay to the Administrative Agent or, in the case of non-Dollar denominated Multi-Currency Loans, non-Dollar-denominated US$-Canadian Loans or non-Dollar- denominated US$ Loans, to the Multi-Currency Payment Agent, for the account of such Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on such Lender’s Loans if the Maximum Rate for such Lender had at all times been in effect or (ii) the amount of interest which would have accrued on such Lender’s Loans if the Stated Rate had at all times been in effect and (b) the amount of interest actually paid to such Lender or accrued on its Loans under this Agreement. In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Company.

Section 5  Payments; Pro Rata Treatment; Computations; Etc.

5.01.         Payments.

(a)             Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrowers under the US$ Commitments, the US$-Canadian Commitments, the Multi-Currency Commitments or the Term Loans shall (except in the case of payments of principal and interest on non-Dollar-denominated US$-Canadian Loans, non-Dollar-denominated US$ Loans, non-Dollar denominated Multi-Currency Loans or non-Dollar-denominated Term Loans) be made in Dollars, in immediately available funds, to the Administrative Agent at an account in New York, New York specified by the Administrative Agent, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Administrative Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Administrative Agent the Loans or other amounts payable by the Company or any other Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each payment received by the Administrative Agent under the US$ Commitments, the US$-Canadian Commitments or the Term Loans (except in the case of payment of principal and interest on non-Dollar-denominated US$-Canadian Loans, non-Dollar-denominated US$ Loans or non-Dollar-denominated Term Loans) for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

(b)             Except to the extent otherwise provided herein, all payments of principal and interest on (i) non-Dollar denominated Multi-Currency Loans and Letter of Credit Liabilities incurred under the Multi-Currency Commitments, (ii) non-Dollar-denominated US$-Canadian Loans and (iii) non-Dollar denominated US$ Loans, in either case to be made by the Company or other Borrower shall be made in the currency of the applicable Loan or Letter of Credit for which payment is being made, in immediately available funds, to the Multi-Currency Payment Agent at an account in London specified by the Multi-Currency Payment Agent, not later than 11:00 a.m. London time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Multi-Currency Payment Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with the Multi-Currency Payment Agent or such Lender, as the case may be. The Company shall, at the time of making each such payment, specify to the Multi-Currency Payment Agent the Loans or other amounts payable by the Company or any other Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Multi-Currency Payment Agent may apply such payment for the benefit of the Lenders as it may elect in its sole discretion, but subject to the other terms and conditions of this Agreement, including without limitation, Section 5.02 hereof). Each such payment received by the Multi-Currency Payment Agent for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office. If the due date of any such payment would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

(c)             All payments made by the Company hereunder shall be made without set-off, deduction or counterclaim.

5.02.          Pro Rata Treatment.

(a)             With respect to the US$ Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$ Lenders under Section 2.01 hereof shall be made from the US$ Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the US$ Lenders, and each termination or reduction of the US$ Commitments under Section 2.02 hereof shall be applied to the US$ Commitments of the US$ Lenders, pro rata according to the US$ Lenders’ respective percentages of the US$ Commitments, (ii) each payment by the Company of principal of or interest on US$ Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$ Lenders pro rata in accordance with the respective unpaid principal amounts of such US$ Loans held by the US$ Lenders and (iii) each conversion of US$ Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the US$ Lenders in accordance with the respective principal amounts of such US$ Loans held by the US$ Lenders.

(b)            With respect to the US$-Canadian Lenders, except to the extent otherwise provided herein: (i) each borrowing from the US$-Canadian Lenders under Section 2.01 hereof shall be made from the US$-Canadian Lenders and each termination or reduction of the US$-Canadian Commitments under Section 2.02 hereof shall be applied to the US$-Canadian Commitments of the US$-Canadian Lenders, pro rata according to the US$-Canadian Lenders’ respective percentages of the US$-Canadian Commitments, (ii) each payment by the Company of principal of or interest on US$-Canadian Loans of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the US$-Canadian Lenders pro rata in accordance with the respective unpaid principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders and (iii) each conversion of US$-Canadian Loans of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the US$-Canadian Lenders in accordance with the respective principal amounts of such US$-Canadian Loans held by the US$-Canadian Lenders.

(c)             With respect to the Multi-Currency Lenders, except to the extent otherwise provided herein: (i) each borrowing from the Multi-Currency Lenders under Section 2.01 hereof shall be made from the Multi-Currency Lenders, each payment of commitment fees under Section 2.03 hereof shall be made for the account of the Multi-Currency Lenders, and each termination or reduction of the Multi-Currency Commitments under Section 2.02 hereof shall be applied to the Multi-Currency Commitments of the Multi-Currency Lenders, pro rata according to the Multi-Currency Lenders’ respective percentages of the Multi-Currency Commitments and (ii) each payment by the Company of principal of or interest on Multi-Currency Loans (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Multi-Currency Payment Agent, in each case for the account of the Multi-Currency Lenders and pro rata in accordance with the respective unpaid principal amounts of such Multi-Currency Loans (whether denominated in Dollars or other currency) held by the Multi-Currency Lenders.

(d)             Any reduction of the Commitments under Section 2.02(b) or 3.02(c) and any mandatory prepayment under Section 3.02(b) shall be applied ratably to the US$ Commitments, US$-Canadian Commitments and the Multi-Currency Commitments.

(e)             With respect to the Term Lenders except to the extent otherwise provided herein: (i) the borrowing from the Term Lenders under Section 2.01(c) hereof shall be made from the Term Lenders, pro rata according to the Term Lenders’ respective percentages of the Initial Term Commitments or Incremental Term Loans or Refinancing Term Loans, as the case may be, (ii) each payment (or prepayment) by the Company of principal or interest on Initial Term Loans or Incremental Term Loans or Refinancing Term Loans, as the case may be, of a particular Type (other than payments in respect of Loans of individual Lenders provided for by Section 6 hereof) shall be made to the Administrative Agent for the account of the Initial Term Lenders or Incremental Term Lenders or Refinancing Term Lenders, as applicable, pro rata in accordance with the respective unpaid principal amounts of such Initial Term Loans or Incremental Term Loans or Refinancing Term Loans held by the Initial Term Lenders or Incremental Term Lenders or Refinancing Term Lenders, as applicable, and (iii) each conversion of Initial Term Loans or Incremental Term Loans or Refinancing Term Loans, as the case may be, of a particular Type (other than conversions of Loans of individual Lenders pursuant to Section 6.04 hereof) shall be made pro rata among the Initial Term Lenders or Incremental Term Lenders or Refinancing Term Lenders, as applicable, in each case, in accordance with the respective principal amounts of such Initial Term Loans or Incremental Term Loans or Refinancing Term Loans held by the Initial Term Lenders or Incremental Term Lenders or Refinancing Term Lenders, as applicable.

(f)              Each prepayment by the Company of the Term Loans, if any, as provided by Section 3.02(b) and (c) hereof shall be applied pro rata to the Term Loans (unless, with respect to a Term Loan Facility, the Term Lenders thereunder have agreed to a lesser treatment) and to the installments of the Term Loans, pro rata according to the then outstanding amounts thereof.

5.03.         Computations. Interest and fees shall be computed on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of (a) ABR Loans the interest rate payable on which is then based on the Prime Rate, (b) Multi-Currency Loans and US$ Loans denominated in Pounds Sterling, (c) Multi-Currency Loans denominated in Australian Dollars and (d) US$-Canadian Loans the interest rate payable on which is then based on CDOR or, in the case of US$-Canadian Swingline Loans, C$ Prime) and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

5.04.          Minimum and Maximum Amounts; Types.

(a)             Dollar-Denominated US$ Loans; Dollar-Denominated US$-Canadian Loans; Dollar-Denominated Multi-Currency Loans; and Term Loans. Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of Dollar-denominated US$ Loans, Dollar-denominated US$-Canadian Loans, Dollar-denominated Multi-Currency Loans and Term Loans shall be in an aggregate principal amount equal to (a) in the case of Eurocurrency Loans, CDOR Loans and BBSY Loans, $1,000,000 or a larger multiple of $100,000, and (b) in the case of ABR Loans and C$ Prime Loans, $500,000 or a larger multiple of $100,000 (borrowings, conversions or prepayments of Loans of different Types or, in the case of Eurocurrency Loans, having different Interest Periods, at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for Type or Interest Period); provided that (i) any Loan may be in the aggregate amount of the unused portion of the relevant Commitments, (ii) Loans may be prepaid in full and (iii) any borrowing or prepayment of Loans that are ABR Loans may be in an aggregate principal amount equal to $100,000 or a larger multiple of $100,000.

(b)            Non-Dollar-Denominated US$ Loans; Non-Dollar-Denominated Multi-Currency Loans; and Non-Dollar-Denominated US$-Canadian Loans. Each US$ Loan other than a Dollar-denominated US$ Loan shall be a Eurocurrency Loan, each Multi-Currency Loan other than a Dollar-denominated Multi-Currency Loan shall be a Eurocurrency Loan or, in the case of any Loans denominated in Australian Dollars, a BBSY Loan, and each US$-Canadian Loan other than a Dollar-denominated US$-Canadian Loan shall be a CDOR Loan or, in the case of a US$-Canadian Swingline Loan, a C$ Prime Loan. Except for prepayments made pursuant to Section 3.02(b) hereof, each borrowing, conversion and prepayment of principal of non-Dollar-denominated Multi-Currency Loans and non-Dollar-Denominated US$ Loans shall be in an aggregate principal amount which is an integral multiple of 100,000 units of the relevant Multi-Currency and equal to or greater than an amount the Dollar Equivalent of which is $1,000,000. Each borrowing, conversion and prepayment of US$-Canadian Loans denominated in Canadian Dollars shall be in a minimum aggregate face amount of C$1,000,000 or a whole multiple of C$100,000 in excess thereof.

(c)             Incremental Term Loans. Each borrowing, conversion and prepayment of principal of Incremental Term Loans shall be in such aggregate principal amounts and with such terms as specified in the Incremental Term Loan Activation Notice.

5.05.         Certain Notices.

(a)             Dollar-denominated US$ Loans; Dollar-denominated US$-Canadian Loans; and Dollar-denominated Multi-Currency Loans. Notices to the Administrative Agent of terminations or reductions of US$ Commitments, US$-Canadian Commitments and Multi-Currency Commitments, of borrowings, conversions and prepayments of Dollar-denominated US$ Loans, Dollar-denominated US$-Canadian Loans and Dollar-denominated Multi-Currency Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent (i) in the case of a notice of borrowing of Dollar-denominated US$ Loans as ABR Loans, not later than 9:30 a.m. New York Time on the relevant Borrowing Date and (ii) in the case of any other notice, not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

Notice	Number of Business Days Prior
Termination or reduction of Revolving Commitments	3
Borrowing or prepayment of ABR Loans	Same Day
Borrowing or prepayment of, conversion of or into, or duration of Interest Period for Dollar-denominated Eurocurrency Loans	3
Prepayments required pursuant to Section 3.02(b) or 3.02(c) for Dollars	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans and denominated in Dollars) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans. Each Borrower shall give a copy of each notice to be given by it pursuant to this Section 5.05(a) with respect to Dollar-denominated US$ Loans or Commitments, Dollar-denominated US$-Canadian Loans or Commitments and Dollar-denominated Multi-Currency Loans or Commitments to each of the Multi-Currency Payment Agents.

(b)             Non-Dollar-Denominated US$ Loans, Non-Dollar-Denominated Multi-Currency Loans and Non-Dollar-Denominated US$-Canadian Loans. Notices to the Multi-Currency Payment Agent of terminations or reductions of US$ Commitments, Multi-Currency Commitments and US$-Canadian Commitments, of borrowings and prepayments of non-Dollar-denominated US$ Loans, non-Dollar-denominated Multi-Currency Loans and non-Dollar-denominated US$-Canadian Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Multi-Currency Payment Agent not later than 11:00 a.m. London time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or prepayment specified below:

Notice	Number of Business Days Prior
Termination or reduction of Revolving Commitments	3
Borrowing or prepayment of Non-Dollar-denominated US$ Loans, Multi-Currency Loans (other than Australian Dollar-denominated, Yen-denominated and Zloty-denominated Multi-Currency Loans) and non-Dollar-denominated US$-Canadian Loans	3
Borrowing of Australian Dollar-denominated, Yen-denominated and Zloty-denominated Multi-Currency Loans	4
Prepayments required pursuant to Section 3.02(b) or 3.02(c)	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount of the Loans to be borrowed or prepaid (subject to Sections 3.02(a) and 5.04 hereof) and Type of the Loans to be borrowed, the date of borrowing or prepayment (which shall be a Business Day), the duration of the Interest Period therefor (subject to the definition of Interest Period) and the currency of Loans to be borrowed. Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Multi-Currency Payment Agent shall promptly notify the affected Lenders of the contents of each such notice. Each Borrower shall give a copy of each notice to be given by it pursuant to this Section 5.05(b) with respect to non-Dollar-denominated US$-Canadian Loans or Commitments to the Administrative Agent.

(c)             Term Loans. Notices to the Administrative Agent of borrowing, conversions and prepayments of Term Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, conversion and/or prepayment specified below:

Notice	Number of Business Days Prior
Borrowing or prepayment of ABR Loans	1
Borrowing or prepayment of, conversion of or into, or duration of Interest Period for Dollar-denominated Eurocurrency Loans	3
Borrowing or prepayment of Non-Dollar-denominated Incremental Term Loans (other than Australian Dollar-denominated and Yen-denominated Incremental Term Loans)	3
Borrowing of Australian Dollar-denominated and Yen-denominated Incremental Term Loans	4
Prepayments required pursuant to Section 3.02(b) or 3.02(c)	1

Each such notice of termination or reduction shall specify the amount thereof to be terminated or reduced. Each such notice of borrowing, conversion or prepayment shall specify the amount and Type of the Loans to be borrowed, converted or prepaid (subject to Sections 3.02(a) and 5.04 hereof), the date of borrowing, conversion or prepayment (which shall be a Business Day) and, in the case of Eurocurrency Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. In the event that a Borrower fails to select the duration of any Interest Period for any Eurocurrency Loans within the time period and otherwise as provided in this Section 5.05, such Loans (if outstanding as Eurocurrency Loans) will be automatically converted into ABR Loans on the last day of the then current Interest Period for such Loans or (if outstanding as ABR Loans) will remain as, or (if not then outstanding) will be made as, ABR Loans.

Notwithstanding anything herein to the contrary, each Lender that is a “Lender” under the Existing Credit Agreement hereby waives all notice requirements with respect to the prepayment of loans outstanding under the Existing Credit Agreement on the Closing Date.

5.06.          Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall have been notified by a US$ Lender, US$-Canadian Lender, Multi-Currency Lender, Term Lender or the Company (the “Payor”) prior to the date on which such Lender is to make payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, of the proceeds of a Loan to be made by it hereunder or a Borrower is to make a payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, for the account of one or more of the Lenders, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the recipient of such payment shall, on demand, pay to the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, until the date the Administrative Agent or the Multi-Currency Payment Agent, as the case may be, recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such period or, in the case of an amount payable in a currency other than Dollars, the rate determined by the Administrative Agent in its discretion of the appropriate rate for interbank settlements.

5.07.         Sharing of Payments; Waiver of Enforcement Without Consent, Etc.

(a)             If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement or any Refinancing Facility Agreement, or on any other obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, or otherwise (other than pursuant to the terms hereof), it shall promptly notify the Administrative Agent (or the Multi-Currency Payment Agent, as the case may be) and purchase from the other Lenders participations in the Loans made, or other obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans or other obligations then due to each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored (including the payment of interest to the extent that the Lender obligated to return such funds is obligated to return interest).

(b)            Nothing contained herein shall require any Lender to exercise any right of set-off, banker’s lien, counterclaim or similar right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Borrower.

(c)             This Section 5.07 is for the benefit of the Lenders only and does not constitute a waiver of any rights against any Borrower or any of their Subsidiaries or against any property held as security for any obligations hereunder or under any other Basic Document.

5.08.         Taxes.

(a)             Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable law; provided, that if any Indemnified Taxes (including any Other Taxes) are required to be withheld or deducted from such payments, then (i) the sum payable by the applicable Borrower shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made and (ii) if any Borrower was the party required to make such deductions or withholdings under applicable law, such party shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)             Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)             Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, each Lender and the Issuing Bank, as the case may be, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.08) paid or payable by the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that no Borrower shall be liable to indemnify any Lender or participant for any Taxes attributable to a Lender’s failure to comply with the provisions of Section 12.6 relating to the maintenance of a Participant Register. A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, the Canadian Administrative Agent and the Multi-Currency Payment Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Borrowers have not already indemnified such parties for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are paid or payable by the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent in connection with this Agreement and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 5.08(d) shall be paid within 10 days after the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by them. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e)             Evidence of Payments. As soon as practicable after any payment of Taxes by a Borrower to a Governmental Authority pursuant to this Section 5.08, such Borrower shall deliver to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be.

(f)             Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder shall deliver to such Borrower (with a copy to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be), at the time or times prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by a Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, as will enable such Borrower or the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the foregoing, the completion, execution and submission of any such documentation for the benefit of a Borrower or Additional Borrower (other than such documentation set forth in Section 5.08(f)(ii)(I), (II) and (IV) below) shall not be required if in the Lender's judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Regulatory Change, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, with respect to the Parent, the Company and any Additional Borrower that is resident for tax purposes in the United States of America,

(I)              any Lender that is resident for tax purposes in the United States of America shall deliver to the Parent, the Company or any such Additional Borrower and the Administrative Agent, as the case may be, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent, the Company, any Additional Borrower or the Administrative Agent, as the case may be), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from United States Federal backup withholding tax,

(II)            any Foreign Lender (such term to mean, solely for purposes of this Section 5.08(f)(ii)(II), any Lender that is organized under the laws of a jurisdiction other than the United States of America, each State thereof and the District of Columbia), or, in the case of clause (IV) below, any Lender, shall deliver to the Parent, the Company or any such Additional Borrower and the Administrative Agent, as the case may be (in such number of copies as shall be requested by the recipient), on or prior to the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Parent, the Company, any Additional Borrower or the Administrative Agent, as the case may be, but only if such Lender is legally entitled to do so) whichever of the following is applicable:

(1)             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Basic Document, duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, United States Federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Basic Document, duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, United States Federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty,

(2)            duly completed copies of Internal Revenue Service Form W-8ECI,

(3)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit P-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Parent, the Company or any such Additional Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E,

(4)             to the extent a Foreign Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-2 or Exhibit P-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit P-4 on behalf of each such direct and indirect partner,

(III)           any other form (including Internal Revenue Service Form W-8IMY (together with any applicable underlying Internal Revenue Service forms)) prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Parent, the Company, any such Additional Borrower or the Administrative Agent to determine the withholding or deduction required to be made, or

(IV)           if a payment made to a Lender under this Agreement would be subject to United States Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent, the Company, any such Additional Borrower or the Administrative Agent, as the case may be, at the time or times prescribed by law and at such time or times reasonably requested by the Parent, the Company, any such Additional Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent, the Company, any such Additional Borrower or the Administrative Agent as may be necessary for it to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.08(f)(ii)(IV), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, as the case may be, in writing of its legal inability to do so.

(g)             Additional United Kingdom Withholding Tax Matters. (i) Subject to clause (ii) below, each Lender and each UK Borrower which makes a payment to such Lender shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii) (I) a Lender on the Closing Date that (x) holds a passport under the HMRC DT Treaty Passport Scheme and (y) wishes such scheme to apply to this Agreement shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent;

(II) a Lender which becomes a Lender hereunder after the Closing Date that (x) holds a passport under the HMRC DT Treaty Passport Scheme and (y) wishes such scheme to apply to this Agreement shall provide its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent; and

(III) upon satisfying either clause (I) or (II) above, such Lender shall have satisfied its obligation under paragraph (g)(i) above

(iii) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (g)(ii) above, the UK Borrower(s) shall make a Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if (I) each UK Borrower making a payment to such Lender has not made a Borrower DTTP Filing in respect of such Lender or (II) each UK Borrower making a payment to such Lender has made a Borrower DTTP Filing in respect of such Lender but (1) such Borrower DTTP Filing has been rejected by HM Revenue & Customs or (2) HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing, and, in each case, such UK Borrower has notified such Lender in writing of either clause (1) or (2) above, then such Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without withholding or deductions for Taxes imposed under the laws of the United Kingdom.

(iv) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with clause (g)(ii) above, no UK Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(v) Each UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vi) Each Lender shall notify the Company, the relevant UK Borrower and Administrative Agent if it determines in its sole discretion that it has ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Borrower hereunder.

(h)             FATCA Grandfathering. For purposes of determining withholding taxes imposed under FATCA, from and after the Closing Date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Existing Credit Agreement (together with any loans or other extensions of credit pursuant thereto) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) and related temporary regulations.

(i)              Treatment of Certain Refunds. If the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank, as the case may be, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank in the event the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, the Canadian Administrative Agent or the Multi-Currency Payment Agent, any Lender or the Issuing Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers or any other Person. In the event of any inconsistency between this Section 5.08 and Section 3.9 of Annex A in respect of amounts owing under Annex A, Section 3.9 of Annex A shall supersede this Section 5.08.

(j)              Survival. Each party's obligations under this Section 5.08 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all other obligations under this Agreement.

5.09.         Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with other such currency at the Administrative Agent’s New York Office on the Business Day that is on or immediately following the day on which final judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, of any sum adjudged to be so due in such other currency, such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, each of the Borrowers agrees, to the fullest extent it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to any Lender, the Administrative Agent the Multi-Currency Payment Agent or the Canadian Administrative Agent, as the case may be, in the specified currency, such Lender or the Administrative Agent, or the Multi-Currency Payment Agent, or the Canadian Administrative Agent, as the case may be, agrees to remit such excess to the Borrowers.

Section 6  Yield Protection and Illegality.

6.01.          Additional Costs.

(a)                The Company shall pay to the Administrative Agent for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making, maintaining, converting or continuing of any Loans hereunder to the Company or any other Borrower or its obligation to make any of such Loans hereunder to the Company or any other Borrower, or any reduction in any amount receivable by such Lender in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i)                 subjects the Lender or Issuing Bank to Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or changes the basis of taxation of any amounts payable to such Lender or Issuing Bank under this Agreement in respect of any of such Loans (other than Indemnified Taxes covered by Section 5.08 and Excluded Taxes); or

(ii)              imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of “Eurocurrency Base Rate” in Section 1.01 hereof) (except any reserve requirement reflected in the definition of Eurocurrency Rate); or

(iii)            imposes any other condition, cost or expense affecting this Agreement (or any of such extensions of credit or liabilities).

Each Lender (such term to include the Issuing Bank for purposes of this Section 6.01(a), solely in the case of and with respect to (i) above) will notify the Company through the Administrative Agent of any event occurring after the Effective Date of this Agreement which will entitle such Lender to compensation pursuant to this Section 6.01(a) (an “Additional Cost Event”) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided, that the Company shall not be obligated to compensate such Lender for any such Additional Costs incurred more than 180 days prior to the time the Lender first notifies the Company of such Additional Cost Event (or such longer period if such Additional Cost Event is given retroactive effect). Each Lender will furnish the Company with a statement setting forth the calculations and the basis therefor, in each case in reasonable detail, and amount of each request by such Lender for compensation under this Section 6.01(a). If any Lender requests compensation from the Company under this Section 6.01(a), the Company may, by notice to such Lender through the Administrative Agent, suspend the obligation of such Lender to make additional Loans of the Type for which compensation is requested to the Company until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

(b)                Without limiting the effect of the foregoing provisions of this Section 6.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Administrative Agent), the obligation of such Lender to make Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.04 hereof shall be applicable).

(c)                Determinations and allocations by any Lender for purposes of this Section 6.01 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.

(d)                If any Lender demands compensation under this Section, the Company may, at any time upon at least three (3) Business Days’ prior notice to such Lender through the Administrative Agent, convert in full the then outstanding Eurocurrency Loans denominated in Dollars of such Lender (in which case the Company shall be obligated, if such conversion is made on a day that is not the last day of the then current Interest Period applicable to such affected Eurocurrency Loan, to reimburse such Lender, in accordance with Section 6.05, for any resulting loss or expense incurred by it) to an ABR Loan.

6.02.          Limitation on Types of Loans. If prior to the first day of any Interest Period:

(i)                 the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate), do not exist for ascertaining the Eurocurrency Base Rate, the Eurocurrency Rate, the CDOR Rate or the BBSY Rate, as applicable, for such Interest Period (including, without limitation, because the Eurocurrency Base Rate or the Eurocurrency Rate is not available or published on a current basis); or

(ii)               the Majority Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of “Eurocurrency Base Rate”, “CDOR Rate” or “BBSY Rate” in Section 1.01 upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such Loans for Interest Periods therefor; then the Administrative Agent shall promptly notify the Company and each applicable Lender thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, or to convert ABR Loans into Eurocurrency Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurocurrency Loans, CDOR Loans or BBSY Loans, as the case may be, either prepay such Loans or convert such Loans (in the case of Dollar-denominated Eurocurrency Loans) into ABR Loans in accordance with Section 3.02 hereof.

(iii)             If at any time the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that (a) the circumstances set forth in clause (i) of the first paragraph of this Section 6.02 have arisen and such circumstances are unlikely to be temporary or (b) the circumstances set forth in clause (i) of the first paragraph of this Section 6.02 have not arisen but either (w) the supervisor for the administrator of the Eurocurrency Base Rate has made a public statement that the administrator of the Eurocurrency Base Rate is insolvent (and there is no successor administrator that will continue publication of the Eurocurrency Base Rate), (x) the administrator of the Eurocurrency Base Rate has made a public statement identifying a specific date after which the Eurocurrency Base Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Eurocurrency Base Rate), (y) the supervisor for the administrator of the Eurocurrency Base Rate has made a public statement identifying a specific date after which the Eurocurrency Base Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Eurocurrency Base Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurocurrency Base Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 12.05, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment; provided that for purposes of this sentence, (A) any Term Loans that are Term B Loans shall be disregarded in determining the Majority Lenders and (B) any Incremental Term Loans that are not Term B Loans shall be disregarded in determining the Majority Lenders, unless the Incremental Term Loan Activation Notice in respect of such Incremental Term Loans provides that such Incremental Term Loans shall be included in determining the Majority Lenders purposes of this sentence, in which case the Majority Lenders for such purposes shall be so determined. Until an alternate rate of interest shall be determined in accordance with this paragraph (but, in the case of the circumstances described in clause (b) of the first sentence of this paragraph, only to the extent the Eurocurrency Base Rate and such Interest Period is not available or published at such time on a current basis), (x) any notice of borrowing that requests the conversion of any borrowing to, or continuation of any borrowing as, a Eurocurrency Rate borrowing shall be ineffective and (y) if any notice of borrowing requests a Eurocurrency Rate borrowing, such borrowing shall be made as a borrowing bearing interest at a rate based upon the Alternate Base Rate; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

6.03.          Illegality. If, in any applicable jurisdiction, the Administrative Agent, the Issuing Bank or any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, the Issuing Bank or any Lender to (i) perform its obligations hereunder or under any other Base Document with respect to Eurocurrency Loans, CDOR Loans or BBSY Loans, (ii) fund or maintain its participation in any Eurocurrency Loan, CDOR Loan or BBSY Loan or (iii) issue, make, maintain, fund or charge interest with respect to any such Loan, such Person shall promptly notify the Administrative Agent, and upon the Administrative Agent notifying the Parent, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest with respect to any such Loan shall be suspended, and to the extent required by applicable law, cancelled.

6.04.          Substitute ABR Loans. If the obligation of any Lender to make Eurocurrency Loans shall be suspended pursuant to Section 6.01, 6.02 or 6.03 hereof, all Loans in Dollars which would otherwise be made by such Lender as Eurocurrency Loans shall be made instead as ABR Loans (and, if an event referred to in Section 6.01(b)or 6.03 hereof has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, each Dollar-denominated Eurocurrency Loan of such Lender then outstanding shall be automatically converted into an ABR Loan on the date specified by such Lender in such notice) and, to the extent that Eurocurrency Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Eurocurrency Loans shall be applied instead to such ABR Loans.

6.05.          Compensation. The Company shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

1)                  any payment, prepayment or conversion (including, without limitation, an automatic conversion pursuant to Section 10.02 hereof) of a Eurocurrency Loan, CDOR Loan or BBSY Rate Loan made by such Lender to the Company or any other Borrower on a date other than the last day of an Interest Period for such Loan;

2)                  any failure by the Company or any other Borrower to borrow a Eurocurrency Loan, a CDOR Loan or a BBSY Loan to be made by such Lender to the Company or such other Borrower on the date for such borrowing specified in the relevant notice of borrowing under Section 5.05 hereof;

3)                  any failure by the Company or any other Borrower to prepay a Eurocurrency Loan or, a CDOR Loan or a BBSY Loan on the date specified in a notice of prepayment; or

4)                  any substitution of a Lender under Section 6.07 hereof on a date other than the last day of an Interest Period for each Loan of such Lender;

but excluding, in any event, loss of margin for the period after any such payment, prepayment or conversion or failure to borrow; provided that such Lender shall have delivered to the Company a certificate as to the amount of such loss and expense along with the calculation and the basis therefor, in each case in reasonable detail.

6.06.          Capital Adequacy. If any Lender shall determine that any Regulatory Change regarding capital adequacy or liquidity after the Effective Date, or any change therein after the Effective Date, or any change after the Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or any Person controlling such Lender (a “Lender Parent”) as a consequence of its obligations hereunder to a level below that which such Lender (or its Lender Parent) could have achieved but for such Regulatory Change (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A statement of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; provided that the determination thereof is made on a reasonable basis; and provided further that the Company shall not be obligated to compensate such Lender for any such reduction occurring more than 180 days prior to the time such Lender first notifies the Company of such Regulatory Change. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

6.07.          Mitigation Obligations; Substitution of Lender.

(a)                If any Lender requests compensation under Section 6.01, or requires the Company or any other Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.08, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.01 or 5.08, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                If (i) the obligation of any Lender to make Eurocurrency Loans, CDOR Loans or BBSY Loans or the right of the Company to convert ABR Loans of any Lender to Eurocurrency Loans has been suspended pursuant to Section 6.03, (ii) any Lender has demanded compensation under Section 6.01, 6.06 or 6.08, or (iii) any Lender requests reimbursement for amounts owing pursuant to Section 5.08, the Company shall have the right, with the assistance of the Administrative Agent, to seek a substitute bank or banks (which may be one or more of the Lenders) satisfactory to Company and the Administrative Agent to assume the Revolving Commitments and Loans of such Lender. Any such Lender shall be obligated to sell Loans and Revolving Commitments for cash without recourse to such substitute bank or banks and to execute and deliver an appropriately completed assignment and assumption agreement reasonably satisfactory to the Administrative Agent and the Company and any other document or perform any act reasonably necessary to effect the assumption of the rights and obligations of such substitute bank or banks.

6.08.          Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrowers under Section 6.01 hereof (but without duplication) or Section 3.8 of Annex A hereto, if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority, there shall be imposed, modified or deemed applicable any Tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender’s or Lenders’ reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the relevant Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, showing calculations and the basis therefor in reasonable detail, submitted by such Lender or Lenders to the relevant Borrower, shall be conclusive in the absence of manifest error as to the amount thereof.

Section 7  Conditions Precedent.

7.01.          Effective Date(a). This Agreement shall become effective on the date (the “Effective Date”) on which the Administrative Agent shall notify the Company and the Lenders that it has received (i) the executed counterparts of this Agreement in form and substance satisfactory to the Administrative Agent signed by the US$ Borrowers, the US$-Canadian Borrowers, the Multi-Currency Borrowers, the Canadian Borrowers, the Revolving Lenders and the Initial Term Lenders and (ii) subject to Section 9.24, the following documents and other evidence, each of which shall be satisfactory to the Administrative Agent in form and substance:

1)                  Corporate Documents. Certified copies of the charter and by laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

2)                  Officer’s Certificate. A certificate, dated the Effective Date, of a senior officer of the Company to the effect set forth in the first sentence of Section 7.03 hereof.

3)                  Opinions of Special Counsels to the Obligors. (i) An opinion, dated the Effective Date, of Sullivan & Worcester LLP, special New York counsel to the Obligors, substantially in the form of Exhibit I-1 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request and (ii) an opinion, dated the Effective Date, of Osler, Hoskins & Harcourt LLP, special Canadian counsel to the Canadian Borrowers substantially in the form of Exhibit I-2 hereto and covering such other matters as the Administrative Agent or any Lender may reasonably request.

4)                  Reaffirmation Agreement. A reaffirmation agreement with respect to the Company Guaranty, the Parent Guaranty, the Subsidiary Guaranty, the Canadian Borrower Pledge Agreement, the Company Pledge Agreement, the Parent Pledge Agreement and the Subsidiary Pledge Agreement, duly executed and delivered by the Parent, the Company, each Subsidiary Guarantor and the Administrative Agent, as applicable.

5)                  Other Documents. Such other documents as the Administrative Agent or special New York counsel to the Administrative Agent may reasonably request.

6)                  Financial Statements. The Lenders shall have received (i) audited consolidated financial statements of the Parent and its Subsidiaries referred to in Section 8.02(a)(i) and (ii) the unaudited consolidated financial statements of the Parent and its Subsidiaries referred to in Section 8.02(a)(ii), and such financial statements shall be reasonably satisfactory to the Administrative Agent.

7)                  Approvals. All material governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

7.02.          Closing Date. The obligation of the Lenders and the Issuing Banks to make their initial extensions of credit under this Agreement is subject to the following:

1)                  Effective Date. The Effective Date shall have occurred.

2)                  Accrued Fees. Evidence that all fees (including without limitation commitment fees) and other costs and expenses under the Existing Credit Agreement accrued to the Closing Date shall have been paid in full.

3)                  Costs. Evidence of payment by the Borrowers of such fees as the Borrowers shall have agreed to pay or deliver to any Lender or the Administrative Agent or the Canadian Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, special New York counsel to the Administrative Agent, and of McMillan LLP, special Ontario counsel to the Canadian Administrative Agent, both in connection with the negotiation, preparation, execution and delivery of this Agreement and any Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

4)                  Refinancing of Loans under Existing Credit Agreement. Evidence that the loans under the Existing Credit Agreement have been refinanced in full (or will be refinanced in full substantially simultaneously with the Closing Date), including as contemplated in the third paragraph of Section 2.01(a).

7.03.          Initial and Subsequent Loans. The obligation of each Lender to make any Loan to be made by it hereunder, and the obligation of the Issuing Bank to issue any Letter of Credit hereunder, is subject to the conditions precedent that, as of the date of such Loan or such issuance, and before and after giving effect thereto:

1)                  no Default shall have occurred and be continuing;

2)                  the representations and warranties made by each of the Borrowers and the Subsidiary Guarantors in each Basic Document to which it is a party shall be true on and as of the date of the making of such Loan or such issuance, with the same force and effect as if made on and as of such date; provided that the representations and warranties set forth in Section 8.10 hereof need be true only as of the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which event they shall be true on and as of such earlier date); and

3)                  the borrowing of such Loan by a Borrower hereunder or the issuance of such Letter of Credit, as the case may be, and the related incurrence of obligations by such Borrower do not violate the provisions of any Senior Subordinated Debt Indenture, any other Senior Subordinated Debt Document or any agreement governing any Senior Unsecured Debt.

Each notice of borrowing by a Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless any of the Borrowers otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

Section 8  Representations and Warranties. Each of the Parent and the Company jointly and severally represents and warrants to the Lenders and the Administrative Agent, as of the Closing Date and on the date of each Loan and of the issuance of each Letter of Credit, as follows:

8.01.          Corporate Existence. Each of the Parent and its Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) has all requisite power, and has all governmental licenses, authorizations, consents, permits and approvals (including any license, authorization, consent, permit and approval required under any Environmental Law) necessary to own its assets and carry on its business as now being or as proposed to be conducted (except such licenses, authorizations, consents and approvals the lack of which, in the aggregate, will not have a Material Adverse Effect); and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

8.02.          Information.

(a)                (i) The Company has heretofore furnished to each of the Lenders the consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2014, December 31, 2015 and December 31, 2016 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries, respectively, for the fiscal years ended on said dates, with the opinion thereon of the independent public accountants referred to therein. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at said dates and the consolidated results of their operations for the fiscal years ended on said dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

(ii) The Company has heretofore furnished to each of the Lenders the consolidated balance sheet of the Parent and its Subsidiaries as at June 30, 2017 and the related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for the fiscal quarter ended on said date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at said date and the consolidated results of their operations for the fiscal quarter ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis (except for the absence of footnotes and subject to normal year-end audit adjustments).

(b)                The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; provided, that with respect to any such information, report, financial statement, exhibit or schedule to the extent that it was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time (it being understood that forecasts and projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurances can be given that such forecasts and projections will be realized).

(c)                Since December 31, 2016, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

8.03.          Litigation. There are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority or agency, now pending or, to the knowledge of the Company, threatened against or affecting the Parent or any of its Subsidiaries in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or, to the knowledge of the Company, which questions the validity or enforceability of any Basic Document.

8.04.          No Breach; No Default. None of the execution and delivery of the Basic Documents, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation, LLC operating agreement or partnership agreements, or by-laws of the Parent or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any Basic Document, any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such lease, agreement or instrument, or (except for the Liens created pursuant to, or permitted by, this Agreement and the Security Documents) result in the creation or imposition of any Lien upon any of the revenues or assets of the Parent or any of its Subsidiaries pursuant to the terms of any such agreement or instrument. No Default has occurred and is continuing.

8.05.          Corporate Action. Each of the Borrowers and the Subsidiary Guarantors has all necessary corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party; the execution, delivery and performance by each of the Borrowers and the Subsidiary Guarantors of the Basic Documents to which they are parties have been duly authorized by all necessary corporate or limited liability company action; and this Agreement has been duly and validly executed and delivered by each of the Borrowers and constitutes its legal, valid and binding obligation and each of the other Basic Documents to which such Borrower or any of the Subsidiary Guarantors is to be a party constitute its legal, valid and binding obligation, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

8.06.          Approvals. Each of the Borrowers and the Subsidiary Guarantors has obtained all authorizations, approvals and consents of, and has made all filings and registrations with, any governmental or regulatory authority or agency necessary for the execution, delivery or performance by it of any Basic Document to which it is a party, or for the validity or enforceability thereof, except for filings and recordings of the Liens created pursuant to, or permitted by, the Security Documents.

8.07.          Regulations U and X. None of the Parent or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such margin stock.

8.08.          ERISA and the Canadian Pension Plans.

(a)                The Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course or except as could not reasonably be expected to result in a Material Adverse Effect).

(b)                Except as would not reasonably be expected to have a Material Adverse Effect: each Canadian Pension Plan is in substantial compliance with all applicable pension benefits and tax laws; no Canadian Pension Plan has any unfunded liabilities (either on a “going concern” or on a “winding up” basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada); and all contributions (including any special payments to amortize any unfunded liabilities) required to be made in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made.

8.09.          Taxes. Each of the Parent and its Subsidiaries has filed all United States Federal income Tax returns and all other material Tax returns which are required to be filed by it and has paid all Taxes due pursuant to such returns or pursuant to any assessment received by it, except to the extent the same may be contested as permitted by Section 9.02 hereof. The charges, accruals and reserves on the books of such Persons in respect of Taxes and other governmental charges are, in the opinion of the Company, adequate.

8.10.          Subsidiaries; Agreements; Etc.

(a)                Schedule II hereto is a complete and correct list on the Closing Date of all Subsidiaries of the Parent and of all equity Investments held by the Parent or any of its Subsidiaries in any joint venture or other Person. Except for the Liens created by the Security Documents and except as otherwise provided on Schedule III hereof, on the Closing Date, the Parent owns, free and clear of Liens, except for Liens permitted hereunder, all outstanding shares of such Subsidiaries and all such shares are validly issued, fully paid and non-assessable and the Parent (or the respective Subsidiary of the Parent) also owns, free and clear of Liens, all such Investments.

(b)                None of the Subsidiaries of the Parent (other than Excluded Subsidiaries or any SPE acting pursuant to the terms of an Accounts Receivable Financing or Permitted Mortgage Financing permitted by the terms of this Agreement) is, on the Closing Date, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.21(d) hereof (other than any agreements governing Senior Unsecured Debt permitted under Section 9.08(iv) and the Senior Subordinated Debt Documents).

8.11.          Investment Company Act. None of the Parent or its Subsidiaries is an investment company under the Investment Company Act of 1940, as amended.

8.12.          Reserved.

8.13.          Ownership and Use of Properties. Each of the Parent and its Subsidiaries will at all times have legal title to or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how which are material to the operation the business of the Parent and its Subsidiaries, taken as a whole.

8.14.          Environmental Compliance. (i) No notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company’s knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Parent or any Subsidiary of any Environmental Law, (B) alleged failure by the Parent or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, treatment, storage, recycling, transportation or disposal or Release (each a “Regulated Activity”) of any Hazardous Substances except for such as would not reasonably be expected to have a Material Adverse Effect; (ii) neither the Parent nor any Subsidiary has engaged in any Regulated Activity, other than as a generator (as such term is used in RCRA) in compliance with all applicable Environmental Laws (except as could not reasonably be expected to result in a Material Adverse Effect); and (iii) neither the Parent nor any Subsidiary has assumed from any third party, or indemnified any third party for, any Environmental Liability, except for Environmental Liabilities of the Parent and its Subsidiaries (without duplication) that relate to or result from any matter referred to in this clause except for such Environmental Liabilities as could not reasonably be expected to have a Material Adverse Effect.

8.15.          Solvency. At the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement, each of the Parent and the Company will (i) have capital, cash flows and sources of working capital financing sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) be able to pay its debts as they mature, and (iii) have assets (tangible and intangible) whose fair salable value exceeds its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities).

8.16.          Senior Debt. The Indebtedness of each of the Parent and the Company to the Lenders hereunder and under the Parent Guaranty and the Company Guaranty, respectively, the Guarantees of such Indebtedness by the Subsidiaries of the Parent under the Subsidiary Guaranty, the Indebtedness of each of the other US$ Borrowers, the other US$-Canadian Borrowers, the Canadian Borrowers and the other Multi-Currency Borrowers (to the extent that such Borrower is an issuer or guarantor of Indebtedness under the Senior Subordinated Debt Indentures or the other Senior Subordinated Debt Documents) to the Lenders hereunder and the respective Guarantees of such Indebtedness by the Parent under the Parent Guaranty, by the Company under the Company Guaranty and by the Subsidiaries of the Parent under the Subsidiary Guaranty, constitute “Senior Debt” (or similar debt) and, to the extent applicable and after giving effect to appropriate notices to be delivered on the Closing Date or thereafter, “Designated Senior Debt”, under and as defined in, and for all purposes of, Indebtedness of the Parent and the Company under, and the Guarantees of such Indebtedness by the Subsidiaries of the Parent, under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents.

8.17.          Anti-Corruption Laws and Sanctions. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, its Subsidiaries and their respective officers and employees, and, to the knowledge of the Parent and the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Parent or any of its Subsidiaries being designated as a Sanctioned Person. None of (a) the Parent, any of its Subsidiaries or to the knowledge of the Parent or the Company, any of the respective directors, officers or employees of the Parent and its Subsidiaries, or (b) to the knowledge of the Parent and the Company, any agent of the Parent or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws applicable to the Parent or its Subsidiaries or applicable Sanctions.

Section 9  Covenants. The Parent and the Company each agree that, on and after the Closing Date, so long as any of the Revolving Commitments are in effect or any Letter of Credit remains outstanding and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable hereunder, unless the Majority Lenders shall agree otherwise pursuant to Section 12.05 hereof:

9.01.          Financial Statements and Other Information. The Parent shall deliver:

1)                  to the Administrative Agent (and the Administrative Agent will make such materials available to the Lenders), as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, consolidated statements of income, retained earnings and cash flow of the Parent and its Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon (without qualification arising out of the scope of audit) of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Subsidiaries as at the end of, and for, such fiscal year;

2)                  to the Administrative Agent (and the Administrative Agent will make such materials available to the Lenders), as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent consolidated statements of income, retained earnings and cash flow of the Parent and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, and the related consolidated balance sheet as at the end of such fiscal quarter, and accompanied, in each case, by a certificate of the chief financial officer or vice president-treasurer of the Parent which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Parent and its Subsidiaries in accordance with GAAP (except for the absence of footnotes) consistently applied as at the end of, and for, such fiscal quarter (subject to normal year-end audit adjustments);

3)                  to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), within 60 days after the beginning of each fiscal year of the Parent, a copy of the consolidated operating budget, such budget to be accompanied by a certificate of the chief financial officer or vice president-treasurer of the Parent specifying the assumptions on which such budget was prepared, stating that such officer has no reason to question the reasonableness of any material assumptions on which such budget was prepared and providing such other details as the Administrative Agent may reasonably request;

4)                  to the Administrative Agent (and the Administrative Agent will deliver such materials to each Lender that has requested the same), promptly after the same has become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by the Parent or its Subsidiaries with the Securities and Exchange Commission or distributed by the Parent to its shareholders generally;

5)                  [intentionally deleted];

6)                  to the Administrative Agent (and the Administrative Agent will make such materials available to the Lenders), if and when the Parent or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the Plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of Withdrawal Liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, a copy of such notice, that in any such case could reasonably be expected to result in a Material Adverse Effect;

7)                  to the Administrative Agent (and the Administrative Agent will make such notice available to the Lenders), promptly after the chief executive officer, chief financial officer, vice-president-treasurer, general counsel or senior vice president-finance of the Parent or the Company obtains knowledge of the occurrence of any Default, a notice of such Default, describing the same in reasonable detail; and

8)                  to the Administrative Agent and such Lender, promptly upon receipt of any such request, such additional financial and other information as any Lender may from time to time reasonably request.

The Parent will furnish to the Administrative Agent (and the Administrative Agent will make such notice available to each Lender), at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of its chief executive officer, chief financial officer or vice president-treasurer (i) to the effect that, to the best of such Person’s knowledge after due inquiry, no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (ii) setting forth in reasonable detail the computations necessary to determine the Net Total Lease Adjusted Leverage Ratio, the Net Secured Lease Adjusted Leverage Ratio, the Fixed Charge Coverage Ratio, the Consolidated Leverage Ratio and to determine whether it was in compliance with Sections 9.09 through 9.11 hereof and the Consolidated Leverage Ratio for purposes of determining the Applicable Margin, as of the end of the respective fiscal quarter or fiscal year.

Any financial statement or other document required to be delivered pursuant to this Section 9.01 may be delivered electronically, and if so delivered, shall be deemed to have been delivered on the date on which the Parent posts such financial statement or other document on the Parent’s website on the Internet or on the Intralinks website on the Internet at www.intralinks.com, or such financial statement or other document becomes available on the EDGAR system or any successor system of the Securities and Exchange Commission; provided that the Parent shall give prompt notice of any such posting to the Administrative Agent (who shall then give prompt notice of any such posting to the Lenders).

The Parent represents and warrants that it and any of its Subsidiaries either (i) has no registered or publicly traded securities outstanding or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, each of the Parent and the Company hereby authorizes the Administrative Agent to make the financial statements to be provided under Section 9.01(1) and (2) above, along with the Basic Documents, available to Public-Siders.

The Parent and the Company each hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Parent and/or the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing within the meaning of federal and state securities laws (“MNPI”), and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent and the Company each hereby agree that (a) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Borrower Materials “PUBLIC,” the Parent and the Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI; (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (d) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Neither the Parent nor the Company will request that any material be posted to Public-Siders without expressly representing to the Administrative Agent that such materials do not constitute MNPI.

9.02.          Taxes and Claims. The Parent will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Parent or such Subsidiary, if such Taxes, assessments or governmental charges or levies, or claims, if not paid, could result in a Material Adverse Effect, provided that neither the Parent nor such Subsidiary shall be required to pay any such Tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

9.03.          Insurance. The Parent will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible companies in such amounts and against such risks as is usually carried by companies engaged in similar businesses and operating in similar locations, provided that in any event the Parent shall maintain or cause to be maintained:

(1)                Property Insurance -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Parent and its Subsidiaries, by reason of any Peril (as defined below), in amounts as shall be reasonable and customary, but in no event less than the functional replacement cost of all such real and personal property and improvements. Such policy shall include business interruption insurance for the Parent and its Subsidiaries by reason of any Peril affecting the operation thereof, to the extent covered by standard business interruption policies in the jurisdictions in which the Properties are located.

(2)                Earthquake Insurance -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Parent and its Subsidiaries, by reason of any earthquake peril, in amounts as shall be reasonable, customary and commercially available in the property/casualty insurance markets.

Such insurance (except the insurance described in paragraph (2) of this Section 9.03) shall be written by financially responsible companies selected by the Company, having an A.M. Best rating of “A-” or better (except as the Majority Lenders may otherwise approve in writing).

For purposes hereof, the term “Peril” shall mean, collectively, (i) fire, smoke, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief and (ii) all other perils covered by the “all-risk” endorsement then in use in the jurisdictions in which the Properties are located.

9.04.          Maintenance of Existence; Conduct of Business. (a) The Parent will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its legal existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and will conduct its business in a regular manner; provided that nothing herein shall prevent (i) the merger and dissolution of any Subsidiary of the Company into the Company or any Wholly-Owned Subsidiary of the Company so long as the Company or such Wholly-Owned Subsidiary is the surviving corporation (and, if such Subsidiary is not an Excluded Subsidiary prior to such merger or dissolution, the surviving corporation (if not the Company) is not an Excluded Subsidiary and is a Subsidiary Guarantor), (ii) the merger or consolidation of any Subsidiary of the Company (a “Merging Subsidiary”) with any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) provided that (A) such merger or consolidation is permitted under Section 9.12(vi) hereof and (B) the surviving entity is either (x) a Wholly-Owned Subsidiary duly organized under the laws of the United States, any state thereof or the District of Columbia (and, if such Merging Subsidiary is not an Excluded Subsidiary prior to such merger or consolidation, the surviving entity is not an Excluded Subsidiary and is a Subsidiary Guarantor), or (y) an Excluded Subsidiary (provided that such Merging Subsidiary is an Excluded Subsidiary prior to such merger), (iii) the dissolution of any Wholly-Owned Subsidiary of the Company, or (iv) the abandonment of any right, privilege or franchise (including any lease) not material in the aggregate to the business of the Parent and its Subsidiaries.

(b)                The Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

9.05.          Maintenance of and Access to Properties.

1)                  The Parent will keep, and will cause each of its Subsidiaries to keep, all of its properties necessary in its business in good working order and condition (having regard to the condition of such properties at the time such properties were acquired by the Parent or such Subsidiary), ordinary wear and tear excepted, and will permit representatives of the Lenders to inspect such properties and, upon reasonable notice and at reasonable times, to examine and make extracts and copies from the books and records of the Parent and any such Subsidiary.

2)                  The Parent will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect all trademarks, patents, service marks, trade names, copyrights, franchises and licenses, and any rights with respect thereto, which are necessary for and material to the conduct of the business of the Parent and its Subsidiaries taken as a whole.

9.06.          Compliance with Applicable Laws. The Parent will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority (including, without limitation, ERISA and all Environmental Laws), in each case a breach of which would have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

9.07.          Litigation. The Company will promptly give to the Administrative Agent (which shall promptly notify each Lender) notice in writing of all litigation and of all proceedings of which it is aware before any courts, arbitrators or governmental or regulatory agencies against the Parent or any of its Subsidiaries as to which an adverse determination is probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

9.08.          Indebtedness. The Parent will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

(i)       Indebtedness to the Lenders hereunder;

(ii)       the Indebtedness existing on the Effective Date and set forth in Schedule III hereto (including any extensions, renewals or refunding of such Indebtedness, so long as the maximum principal amount of such Indebtedness is not increased);

(iii)       Indebtedness of the Parent or the Subsidiary Guarantors issued pursuant to the Senior Subordinated Debt Indentures (including the subordinated Guarantees of Senior Subordinated Debt by Subsidiary Guarantors and the Parent pursuant to the Senior Subordinated Debt Documents) and other Indebtedness of the Parent or the Subsidiary Guarantors subordinated to the obligations of the Parent or the Subsidiary Guarantors, as applicable, hereunder and under the Basic Documents to at least the same extent as the other Senior Subordinated Debt, so long as such other Indebtedness has no scheduled payments of principal prior to the Commitment Termination Date and after giving effect to such Indebtedness, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter;

(iv)       Senior Unsecured Debt incurred after the date hereof, so long as such Senior Unsecured Debt (other than Senior Unsecured Debt under the Bridge Credit Agreement) has no scheduled payments of principal prior to the Commitment Termination Date and after giving effect to the incurrence of such Senior Unsecured Debt, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter;

(v)       so long as no Default shall have occurred or be continuing hereunder at the time of such creation or incurrence,

(a)       Seller Indebtedness;

(b)       Indebtedness incurred pursuant to the instruments governing Permitted Mortgage Financings (A) secured by Existing Physical Facilities (provided, that the aggregate amount outstanding of all such Indebtedness incurred in respect of Existing Physical Facilities shall not at any time exceed $250,000,000), or (B) secured by Physical Facilities acquired by the Parent or any of its Subsidiaries after July 2, 2015;

(c)       Indebtedness in respect of agreements not to compete;

(d)       Capital Lease Obligations;

(e)       Indebtedness consisting of reimbursement obligations in respect of bank guarantees or letters of credit issued by any bank for the account of the Parent or any of its Subsidiaries (excluding, for the avoidance of doubt, any Letters of Credit), in an aggregate amount not exceeding $50,000,000 at any time;

(f)       Indebtedness in respect of any Hedging Agreement and any Cash Management Agreement;

(g)       Indebtedness of the Parent and the Subsidiary Guarantors in an aggregate outstanding principal amount not at any time exceeding $100,000,000;

(h)       any guaranty by the Parent or any Subsidiary of the Parent of Indebtedness incurred pursuant to the foregoing subclauses (b), (c), (d), (e) or (f) by any other Subsidiary of the Parent;

(i)       Acquired Debt of the Parent or any Subsidiary;

(j)       Indebtedness of (A) the Parent to any Subsidiary, (B) any Subsidiary to any Subsidiary or (C) any Subsidiary to the Parent, provided that any Indebtedness incurred pursuant to the foregoing clause (B) or (C) is permitted as an Investment by the lender thereof under Section 9.14; and

(k)       Indebtedness of any Excluded Subsidiary to any minority shareholder or partner in such Excluded Subsidiary;

provided, that Indebtedness incurred pursuant to the foregoing subclauses (a) and (c) may be incurred only in connection with Permitted Acquisitions;

(vi)       so long as no Default shall have occurred and be continuing hereunder at the time of such creation or incurrence, Indebtedness created or incurred by any Excluded Subsidiary (including any Guarantees of such Indebtedness by the Parent and any Subsidiary), subject to the limitations set forth in Section 9.09 hereof; provided that at the time of such incurrence and giving effect thereto: (A) the aggregate then outstanding amount of Indebtedness of Excluded Subsidiaries (including, for the avoidance of doubt, IM Brazil but not including the Canadian Borrowers and the other Canadian Subsidiaries, it being agreed the amount of Indebtedness that may be incurred by the Canadian Borrowers and other Canadian Subsidiaries under this paragraph (vi) is governed by clause (C) below) does not exceed $1,000,000,000 (in each case, exclusive of any Indebtedness incurred in the form of Loans or other obligations hereunder); (B) the aggregate outstanding amount of Indebtedness of IME, IM UK, and any of their respective Excluded Subsidiaries formed in the United Kingdom (exclusive of (i) any Indebtedness incurred by IME, IM UK and any such Excluded Subsidiary in the form of Loans or other obligations hereunder and (ii) any Indebtedness incurred by IME, IM UK and such Excluded Subsidiary in reliance on clause (vi)(A) above) does not exceed £400,000,000; and (C) in the case of Indebtedness of the Canadian Borrowers and other Canadian Subsidiaries, the ratio (calculated as at the end of the most recently completed fiscal quarter for the period of four fiscal quarters then ended) of (x) the aggregate outstanding amount of Indebtedness of the Canadian Borrowers and the other Canadian Subsidiaries at the end of such fiscal quarter minus (y) the aggregate amount of cash and Liquid Investments of the Canadian Borrowers and the other Canadian Subsidiaries at such date to (2) the EBITDA for such period attributable to the Canadian Borrowers and the other Canadian Subsidiaries for such period does not exceed 5.0 to 1; provided, further, that an Excluded Subsidiary may create or incur additional Indebtedness (with Guarantees of such Indebtedness by the Parent and any Subsidiary) in excess of the applicable threshold under subclause (A), (B) or (C) above where such Indebtedness is intended to finance the redemption or retirement of Indebtedness previously incurred under such subclause and such previously incurred Indebtedness is the subject of an irrevocable notice of redemption or a tender offer commenced on or prior to the date of such incurrence to effect such retirement or redemption (and such tender offer or redemption, and any redemption commenced after the settlement of such tender offer, is concluded within 45 days after the incurrence of such additional Indebtedness); and

(vii)       Indebtedness incurred pursuant to the instruments governing Accounts Receivable Financings (provided, that the aggregate amount outstanding of all such obligations incurred pursuant to such Accounts Receivable Financings permitted under this clause (vii) shall not at any time exceed $300,000,000).

9.09.          Net Total Lease Adjusted Leverage Ratio. The Parent will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) (x) the sum of the aggregate outstanding principal amount of Funded Indebtedness (on a consolidated basis) of the Parent and its Subsidiaries at such date plus six times the Rent Expense for such period less (y) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries at such date to (ii) EBITDAR for such period (the “Net Total Lease Adjusted Leverage Ratio”) to exceed 6.50 to 1; provided, that Company may elect on one occasion during the term of this Agreement (by written notice to the Administrative Agent) to increase such maximum Net Total Lease Adjusted Leverage Ratio to 7.00 to 1.00 for a period of up to two fiscal quarters commencing with the fiscal quarter during which a Permitted Acquisition in which the Acquisition Consideration was at least $500,000,000 occurred (such two-fiscal quarter period, an “Adjusted Financial Covenant Period”) as long as the Company, at the time of such notice, delivers to the Administrative Agent projections prepared in good faith demonstrating that the Net Total Lease Adjusted Leverage Ratio will not exceed 7.00 to 1.00 for such period of two fiscal quarters.

9.10.          Net Secured Lease Adjusted Leverage Ratio. The Parent will not, as at the end of any fiscal quarter, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended, of (i) (x) the sum of the aggregate outstanding principal amount of Secured Debt (on a consolidated basis) of the Parent and its Subsidiaries at such date plus six times the Rent Expense for such period less (y) the aggregate amount of cash and Liquid Investments of the Parent and Subsidiaries at such date to (ii) EBITDAR for such period (the “Net Secured Lease Adjusted Leverage Ratio”) to exceed 4.00 to 1.

9.11.          Fixed Charges Coverage Ratio. The Parent will not, as at the end of any fiscal quarter ending during any period set forth below, permit the ratio, calculated as at the end of such fiscal quarter for the period of four fiscal quarters then ended (the “Test Period”), of (i) EBITDAR for such Test Period to (ii) Fixed Charges for such Test Period to be less than 1.50 to 1.

For purposes of calculating any ratio set forth in this Section, if the Company elects pursuant to the penultimate sentence of the definition of EBITDA to adjust EBITDA for any Specified Transaction for the period to which such ratio relates, Fixed Charges shall be adjusted for such period, on a pro forma basis, to give effect to the assumption or incurrence, or the repayment, as the case may be of Indebtedness with principal payable and interest accruing during such period (and the interest portion of payments under Capitalized Lease Obligations) (on a consolidated basis) in connection with such Specified Transaction during such period.

9.12.          Mergers, Asset Dispositions. Etc. Except as expressly permitted by Section 9.04, the Parent will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, lease, assign, transfer or otherwise dispose of any assets, or acquire assets from any Person, except:

(i)                 dispositions and acquisitions of inventory in the ordinary course of business;

(ii)              dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of the Parent and its Subsidiaries, provided that no single disposition of tools or equipment shall have a fair market value (determined in good faith by the Company at the time of such disposition) in excess of $15,000,000;

(iii)            Capital Expenditures;

(iv)             acquisitions of Investments permitted under Section 9.14 hereof, dispositions of Investments described in clauses (i), (ii) and (iii) of Section 9.14 hereof and dispositions of other assets; provided, that the Net Cash Proceeds of the dispositions of such other assets shall be subject to the provisions of Section 3.02(c) (including that such Net Cash Proceeds in any fiscal year of more than the sum of 15% of Consolidated Net Tangible Assets at the end of the immediately preceding fiscal year may not be used for a Reinvestment Event and shall cause a mandatory reduction of the Revolving Commitments or a repayment of the Term Loans, as the case may be);

(v)               subject to compliance with the provisions of Section 9.21(b) hereof, the sale, lease, assignment, transfer or other disposition of any assets by the Parent or any Subsidiary of the Parent to the Parent or any Subsidiary thereof (other than Excluded Subsidiaries), provided, that (i) if such transfer is of material assets by the Parent, the Company or a Subsidiary Guarantor, the recipient of such transfer shall also be the Parent, the Company or a Subsidiary Guarantor, (ii) any Excluded Subsidiary may transfer assets to the Parent, the Company or any other Subsidiary (including any Excluded Subsidiary) and (iii) the effect of any such sale, lease, assignment, transfer or other disposition, or of any series of any such transactions, shall not be to substantially diminish the value of the collateral granted under the Security Documents;

(vi)             so long as no Default shall have occurred and be continuing hereunder at the time of such Acquisition or transaction, Permitted Acquisitions and related Additional Expenditures and any other transaction expressly permitted by Section 9.14 hereof; and

(vii)          dispositions of accounts receivable and related general intangibles, and related lockbox and other collection accounts records and/or proceeds pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof.

For purposes of this Section 9.12, “Permitted Acquisition” shall mean any Acquisition complying with the following:

1)                  Compliance With Financial Covenants. After giving effect to each such acquisition and any related incurrence of Indebtedness, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof as at the last day of the latest fiscal quarter.

2)                  Lines of Business, Etc. Each such Acquisition shall not be “hostile” and shall be of assets relating to the records and information management services, data management services or data center services business or activities related thereto (or of 100% of the stock or other equity interests of Persons whose assets consist substantially of such assets) or through the merger or consolidation of such a Person with a Subsidiary of the Parent (or transaction of similar effect), which merger, consolidation or transaction shall comply with Section 9.04 hereof.

9.13.          Liens. The Parent will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien upon any property or assets, now owned or hereafter acquired, securing any Indebtedness or other obligation, except: (i) the Liens created pursuant to the Security Documents; (ii) the Liens existing on the Effective Date set forth in Schedule III and Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien set forth on Schedule III, provided that the principal amount of such Indebtedness is not increased and is not secured by any additional assets; (iii) (A) Liens contemplated by clauses (b), (d), (e) and (g) of Section 9.08(v) and Liens securing cash pooling, netting or composite accounting constituting Indebtedness under Cash Management Agreements permitted by clause (f) of Section 9.08(v); and (B) Liens securing Acquired Debt, provided that such Liens cover only those assets that were covered by such Liens prior to the relevant acquisitions; (iv) Liens for taxes and assessments not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (v) statutory Liens of landlords and Liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (vii) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (viii) normal and customary banker’s Liens and rights of setoff arising in the ordinary course of business with respect to cash and cash equivalents; provided that such cash and cash equivalents are not dedicated cash collateral in favor of such depository institution and are not otherwise intended to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to deposit accounts, and for returned items); (ix) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (x) Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.01.8); (xi) leases, subleases, licenses and sublicenses which do not materially interfere with the business of the Parent or any Subsidiary; (xii) Liens on properties or assets of an Excluded Subsidiary securing Indebtedness of such Excluded Subsidiary permitted hereunder; (xiii) other Liens arising in the ordinary course of the business of the Company or such Subsidiary which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and (xiv) Liens under the instruments governing (A) an Accounts Receivable Financing or (B) a Permitted Mortgage Financing permitted by Section 9.08 hereof.

9.14.          Investments. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or permit to remain outstanding any advances, loans or other extensions of credit or capital contributions (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise), or purchase or own any stocks, bonds, notes, debentures or other securities of, any Person (all such transactions being herein called “Investments”), except:

(i)                 operating deposit accounts with any bank or financial institution;

(ii)              Liquid Investments (including Liquid Investments in the name and under the control of the Administrative Agent (or a collateral sub-agent for the Administrative Agent) as contemplated by the Security Documents);

(iii)            subject to Section 9.16 hereof, Investments in accounts and chattel paper as defined in the Uniform Commercial Code and notes receivable acquired in the ordinary course of business as presently conducted;

(iv)             Investments in an insurer required as a condition to the provision by such insurer of insurance coverage contemplated by Section 9.03;

(v)               (w) equity Investments in Wholly-Owned Subsidiaries of the Parent; (x) additional equity Investments in Subsidiaries of the Parent (other than Wholly-Owned Subsidiaries) with the prior written consent of the Majority Lenders and (y) Investments in the form of loans, advances or other obligations owed by any Wholly-Owned Subsidiary to the Parent, and Investments in the form of loans, advances or other obligations owed by the Parent to any Wholly-Owned Subsidiary; provided that, solely to the extent that the Parent shall make Investments in a mortgagor under a Permitted Mortgage, the aggregate amount of Investments permitted by subclauses (w) or (y) of this clause (v) in any Subsidiary of the Parent that is a mortgagor under any Permitted Mortgage shall not exceed, in the aggregate for all such Subsidiaries, $100,000,000 at any one time outstanding; provided further that Investments in Upper Providence Venture I, L.P. after the Closing Date shall not exceed, in the aggregate, $35,000,000 at any one time outstanding.

(vi)             Investments consisting of loans or advances to officers and directors of the Parent and its Subsidiaries in an amount not to exceed $2,000,000 in the aggregate and loans or advances made to employees of the Parent to permit such employees to exercise options to purchase Capital Stock of the Parent;

(vii)          (x) Investments in Persons that are not Subsidiaries of the Parent and (y) Investments in Subsidiaries of the Parent (to the extent such Investments are not permitted under clause (v) of this Section 9.14) so long as (A) after giving effect to any such Investment, the Parent is in compliance on a pro forma basis with Sections 9.09 through 9.11 hereof, as at the last day of the latest fiscal quarter and (B) immediately before and after any such Investment, no Default or Event of Default has occurred and is continuing;

(viii)        Investments consisting of Permitted Acquisitions in accordance with Section 9.12 hereof;

(ix)             subject to Section 9.16 hereof and on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent, Investments in Affiliates of the Parent (which are not Wholly-Owned Subsidiaries of the Parent) to facilitate the construction or acquisition of records management facilities including, without limitation, the acquisition of real estate for development purposes;

(x)               subordinated Guarantees of Senior Subordinated Debt by Subsidiaries of the Parent which are Guarantors and the Parent pursuant to the Senior Subordinated Debt Documents;

(xi)             Guarantees of Senior Unsecured Debt by Subsidiaries of the Parent which are Guarantors and the Parent pursuant to the agreements governing such Senior Unsecured Debt;

(xii)          equity Investments and loans and advances and other extensions of credit to any Excluded Subsidiary;

(xiii)        Investments constituted by Hedging Agreements and Cash Management Agreements; and

(xiv)         Investments by the Parent in any Subsidiary formed pursuant to the instruments governing an Accounts Receivable Financing permitted by Section 9.08 hereof.

9.15.          Restricted Payments. The Parent will not, and will not permit any of the Parent’s Subsidiaries to, declare or make any Restricted Payment, except that the Parent may make additional Restricted Payments constituting the purchase, redemption, retirement or other acquisition of shares of any class of Capital Stock of the Parent (such Restricted Payments, “Stock Repurchases”) and declare and make dividend payments on any shares of any class of Capital Stock of the Parent (such Restricted Payments, “Dividend Payments”) so long as no Default has occurred and is continuing on the date of such Stock Repurchase or Dividend Payment and after giving effect thereto.

In addition, so long as the Parent is a REIT, the Parent and its Subsidiaries may make Restricted Payments provided that they do not exceed in the aggregate, the greater of (i) for any four consecutive fiscal quarters of the Parent, 95% of Funds From Operations for such four fiscal quarter period or (ii) such amount as may be required for the Parent to continue to be qualified for taxation as a REIT or to avoid the imposition of income or excise taxes on the Parent.

Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Parent to the Parent or to any other Subsidiary of the Parent.

9.16.          Transactions with Affiliates. The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(i)                 Any transaction with an Affiliate of the Parent if the monetary or business consideration arising therefrom would be substantially as advantageous to the Parent or such Subsidiary as the monetary or business consideration which would obtain in a comparable arm’s length transaction with a Person similarly situated to the Parent but not an Affiliate of the Parent;

(ii)              transactions between or among the Parent and its ~~w~~Wholly-~~o~~Owned Subsidiaries not involving any other Affiliate;

(iii)            any Investment permitted by Section 9.14;

(iv)             any Restricted Payment permitted by Section 9.15; and

(v)               any Affiliate who is a natural person may serve as an employee or director of the Parent or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity.

9.17.          Subordinated Indebtedness and Senior Unsecured Debt. The Parent will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness or Senior Unsecured Debt, except for:

(i)                 regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness (other than Seller Indebtedness) or Senior Unsecured Debt;

(ii)              so long as no Default has occurred and is continuing, scheduled payments of principal of and interest on, and expenses and indemnities incurred in connection with, Seller Indebtedness;

(iii)            any voluntary purchase, redemption or retirement of the 2012 Senior Subordinated Debt, the Parent’s 6.000% Senior Notes due 2020 or Iron Mountain Canada Operations ULC’s 6-1/8% CAD Senior Notes due 2021; and

(iv)             any other purchase, redemption or retirement of Subordinated Indebtedness or Senior Unsecured Debt, so long as (i) no Default has occurred and is continuing and (ii) (A) such other purchase, redemption or retirement is in connection with a refinancing of such Subordinated Indebtedness or Senior Unsecured Debt with the proceeds of, or in connection with an exchange of such Subordinated Indebtedness or Senior Unsecured Debt for a new series of, Senior Subordinated Debt or Senior Unsecured Debt issued within 180 days of the substantial completion of such purchase, redemption or retirement, (B) after giving effect to such purchase, redemption or retirement and any related incurrence of Indebtedness, the Net Total Lease Adjusted Leverage Ratio, on a pro forma basis, after giving effect to such purchase, redemption or retirement and any Stock Repurchase and any Dividend Payment consummated on or prior to the date thereof, and to any borrowings to finance the same, is less than or equal to 6.5 to 1.0 and/or (C) such other purchase, redemption or retirement is of Indebtedness under the Bridge Credit Agreement.

9.18.          Lines of Businesses. Neither the Parent nor any of its Subsidiaries, taken as a whole, shall engage to any substantial extent in any business activity other than the records and information management services and data management services or data centers services businesses or activities related or incidental thereto.

9.19.          Modification of Other Agreements. The Parent will not request or consent to any modification, supplement or waiver of any of the provisions of any instrument or document evidencing or governing Subordinated Indebtedness (other than any such modification, supplement or waiver to the Senior Subordinated Debt Indentures necessary or customary to provide for the issuance of additional Indebtedness thereunder) except on terms and pursuant to documentation in all respects reasonably satisfactory to the Administrative Agent.

9.20.          Use of Proceeds. The Parent and the Borrowers will not request any Loan or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

9.21.          Certain Obligations Respecting Subsidiaries. (a) The Parent will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Parent and each of its Subsidiaries at all times owns all of the issued and outstanding shares of each class of Capital Stock of each of such Person’s Subsidiaries (other than, in each case, Capital Stock of Excluded Subsidiaries and the Capital Stock of Infinity not owned, directly or indirectly, by the Parent on the date of the consummation of the Infinity Acquisition). Without limiting the generality of the foregoing, but subject to the obligations of the Parent and its Subsidiaries under the Infinity Acquisition Documents, the Parent shall not, and shall not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (other than, subject to Section 9.12, an Excluded Subsidiary) owned by them, nor permit any Subsidiary of the Parent (other than an Excluded Subsidiary) to issue any shares of Capital Stock of any class whatsoever to any Person (other than to the Parent or to another Wholly-Owned Subsidiary or pursuant to Section 9.12 hereof). In the event that any such additional shares of Capital Stock shall be issued by any Subsidiary of the Parent, or any Subsidiary shall be acquired (but only, in the case of the Infinity Acquisition, limited to such shares of Capital Stock that are issued to the Parent or any of its Subsidiaries), the Parent agrees (so long as the certificates evidencing such shares of stock are not subject to a lien permitted under Section 9.13(v) hereof, and in any event subject to clause (c) below) forthwith to deliver to the Administrative Agent pursuant to the Security Documents the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank as well as, in accordance with the Security Documents, promissory notes and intercompany notes specified as Collateral and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein (and in other property included as Collateral under the Security Documents) pursuant to the Security Documents.

(b)                The Majority Lenders shall have the right from time to time to require the Parent, pursuant to a written request from the Administrative Agent, to cause such Subsidiaries of the Parent as may be specified in such request (except for (i) any SPE, (ii) Upper Providence Venture I, L.P. (subject to compliance with the provisions of Section 9.14(v)), or (iii) (but only on each applicable Foreign Subsidiary Holdco Release Date) the applicable Foreign Subsidiary Holdco) to become parties to the Subsidiary Guaranty or to execute and deliver such other guaranties in form and substance satisfactory to the Majority Lenders, guaranteeing payment of Parent’s and the Company’s obligations hereunder. Any such request shall be made by the Majority Lenders in the good faith and reasonable exercise of their discretion. Within 30 days after any such request, the Parent shall, and shall cause the appropriate Subsidiaries of the Parent to, (i) execute and deliver to the Administrative Agent such number of copies as the Administrative Agent may specify of documents creating such guaranties and (ii) do all other things which may be necessary or which the Administrative Agent may reasonably request in order to confer upon and confirm to the Lenders the benefits of such security.

(c)                Notwithstanding anything to the contrary in this Section 9.21, except as otherwise provided in Section 9.21(e):

(I)          no Excluded Subsidiary shall be required to be or become a party to the Subsidiary Guaranty or otherwise Guarantee the obligations of the Borrowers hereunder;

(II)        the Parent and its Subsidiaries shall not be required to pledge more than 66% of the total combined voting power of the Voting Stock of any Excluded Subsidiary directly held by Parent or Domestic Subsidiaries;

(III)       the Parent and its Subsidiaries shall not be required to pledge the stock of any other Excluded Subsidiary;

(IV)       the Parent and its Subsidiaries shall not be required to pledge the stock of Iron Mountain India Private Limited or Iron Mountain Services Private Limited (in each case provided such entity is not material to the business, assets, property or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole); and

(V)        on each Foreign Subsidiary Holdco Release Date for each Foreign Subsidiary Holdco (x) such Foreign Subsidiary Holdco shall not be required to be or become a party to the Subsidiary Guarantee or otherwise Guarantee the obligations of the Borrowers hereunder and shall be released therefrom and (y) the Parent and its Subsidiaries shall not be required to pledge more than 66% of the total combined voting power of the Voting Stock of any such Foreign Subsidiary Holdco and any pledge of any Voting Shares of such Foreign Subsidiary Holdco in excess of such number shall be released.

(d)                The Parent will not permit any of its Subsidiaries (other than Excluded Subsidiaries or any SPE acting pursuant to the terms of an Accounts Receivable Financing or Permitted Mortgage Financing permitted by the terms of this Agreement) to enter into, after the Closing Date, any indenture, agreement, instrument or other arrangement (other than any agreements governing Senior Unsecured Debt permitted under Section 9.08(iv) and the Senior Subordinated Debt Documents) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the declaration or payment of dividends, the making of loans, advances or Investments or the granting of Liens, the sale, assignment, transfer or other disposition of Property (except for customary provisions restricting the granting of Liens on Property or the sale, assignment or other disposition of Property, to the extent (w) such provisions are contained in an agreement evidencing the payment of Indebtedness that is permitted under Section 9.08(v), (x) such Indebtedness is secured by a Lien permitted to exist under Section 9.13 and (y) such agreement prohibits the creation of any other Lien on only the Property securing such Indebtedness as of the day such agreement was entered into).

(e)                Notwithstanding the other provisions of this Agreement, the Canadian Borrowers shall be required to pledge the Capital Stock owned by them of their respective Subsidiaries and other property of the type constituting Collateral under the Canadian Borrower Pledge Agreement, in each case to the extent required by the Canadian Borrower Pledge Agreement.

9.22.          Environmental Matters. The Company will promptly give to the Lenders notice in writing of any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or the incurrence of any liability, obligation, remedial action, loss, damage, cost, expense, fine, penalty or sanction resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any property now or previously owned, leased, operated or used by the Parent or any of its Subsidiaries or any part thereof, or due to the operations or activities of the Parent, any Subsidiary or any other Person on or in connection with such property or any part thereof (including receipt by the Company or any Subsidiary of any notice of the happening of any event involving the Release or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each of the cases (i), (ii), (iii) and (iv), which individually or in the aggregate could have a Material Adverse Effect.

9.23.          Residual Assurances. The Parent will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Residual Assurances, except that (notwithstanding Sections 9.08 and 9.14) the Company may create a Residual Assurance with respect of the construction or acquisition of any records management facility by any Affiliate of the Company so long as (a) the maximum liability of the Company in respect of such Residual Assurance does not exceed 15% of the fair market value (as determined in good faith by the Board of Directors of the Company) of the completed records management facility, and (b) the maximum liability of the Company in respect of all Residual Assurances does not exceed $3,000,000 in the aggregate.

9.24.          Perfection of Security Interests in Stock of Foreign Subsidiaries; Fontis. Within 60 days after the Effective Date, (a) subject to Section 9.21(c), the Parent shall have completed the perfection of security interests in the Capital Stock of Subsidiaries organized in a jurisdiction outside of the United States of America and listed in Annex 1 to the Company Pledge Agreement, Annex 1 to the Parent Pledge Agreement, Annex 1 to the Canadian Borrower Pledge Agreement or Annex 1 to the Subsidiary Pledge Agreement and (b) the Parent either (i) shall have caused Iron Mountain Australia Holdings, Inc., a Delaware corporation (“IMAH”) and Fontis International, Inc., a Delaware corporation (“Fontis”) to have become Subsidiary Guarantor party to the Subsidiary Guaranty and a Pledgor party to the Subsidiary Pledge Agreement in accordance with the provisions of Section 9.21 and, subject to Section 9.21(c), to have pledged 66% of the total combined voting power of the Voting Stock of Fontis International GmbH (“Fontis GmbH”) to the Administrative Agent under the Subsidiary Pledge Agreement or (ii) shall have furnished evidence to the Administrative Agent of the dissolution of Fontis and Fontis GmbH.

9.25.          Unrestricted Subsidiaries. The Parent may at any time after the Closing Date designate any Subsidiary as an Unrestricted Subsidiary or remove an Unrestricted Subsidiary’s designation as such (a “Designation Removal”); provided that (i) immediately before and after any such designation, no Default or Event of Default has occurred and is continuing (including after giving effect to the reclassification of Investments in, Indebtedness of, and Liens on the assets of, the applicable Subsidiary or Unrestricted Subsidiary) and (ii) the Company shall be in compliance on a pro forma basis with Sections 9.09 through 9.11 and (iii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Subsidiary of the Parent (other than another Unrestricted Subsidiary) or hold any Indebtedness of, or any Lien on, any property of the Parent and its Subsidiaries; provided, further, that any Unrestricted Subsidiary that is re-designated as a Subsidiary pursuant to a Designation Removal may not subsequently be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent (or its applicable Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Subsidiary attributable to the Parent’s (or its applicable Subsidiary’s) equity interests therein as reasonably estimated by the Parent (and such designation shall only be permitted to the extent such Investment is permitted under Section 9.14). A Designation Removal shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Subsidiary, as applicable; provided that upon any Designation Removal, the Parent shall be deemed to have received a return on any Investment by the Parent and its Subsidiaries in the resulting Subsidiary in an amount equal to the portion of the fair market value of the net assets of such Subsidiary attributable to the Parent’s equity therein at the time of such re-designation.

Section 10  Defaults.

10.01.      Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

1)                  default in the payment of any principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable hereunder when due; or

2)                  the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) shall default in the payment when due of any principal of or interest on any Indebtedness having an aggregate outstanding principal amount of at least $50,000,000 (other than the Loans and other than Indebtedness of any SPE for which there is no recourse to the Parent or any Subsidiary other than an SPE); or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of the Parent or any of its Subsidiaries (other than Excluded Subsidiaries) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any such Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof; or

3)                  any representation or warranty made or deemed made by any Borrower or any Subsidiary Guarantor in any Basic Document, or in any certificate or financial information furnished to any Lender, the Administrative Agent or the Canadian Administrative Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

4)                  (i) the Parent or the Company shall default in the performance of any of its obligations under Sections 9.08 through 9.21 and 9.23 hereof or (ii) any Borrower or any Subsidiary Guarantor shall default in the performance of any of its other obligations in any Basic Document, and such default described in this subclause (ii) shall continue unremedied for a period of 25 days after notice thereof to the Company by the Administrative Agent or the Majority Lenders (through the Administrative Agent); or

5)                  the Parent or any Significant Subsidiary (or a group of Subsidiaries that, if consolidated, would constitute a Significant Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

6)                  the Parent or any Significant Subsidiary (or group of Subsidiaries that, if consolidated, would constitute a Significant Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, interim receiver, receiver-manager, custodian, trustee or liquidator or like official of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition, case or proceeding seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

7)                  a proceeding or case shall be commenced, without the application or consent of the Parent or any Significant Subsidiary (or group of Subsidiaries that, if consolidated, would constitute a Significant Subsidiary) in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, interim receiver, receiver-manager, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involuntary case or proceeding under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or

8)                  one or more judgments or decrees shall be entered against the Parent or any of its Significant Subsidiaries involving in the aggregate liabilities (not paid or in excess of the amount recoverable by insurance) of $50,000,000 or more, and all such judgments and decrees shall not have been vacated, discharged, stayed or appealed (as long as enforcement is effectively stayed during such appeal or such appeal is bonded, if required) within 30 days from the entry thereof;

9)                  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability to the Parent and its Significant Subsidiaries of $50,000,000 or more;

10)              any Change of Control shall occur; or

11)              (i) any Security Document or the Parent Guaranty or the Company Guaranty or the Subsidiary Guaranty shall cease, for any reason, to be in full force and effect (other than as provided therein) or any party thereto (other than the Lenders) shall so assert in writing; or (ii) any Security Document shall cease to be effective to grant a Lien on the collateral described therein with the priority purported to be created thereby.

THEREUPON: the Administrative Agent may (and, if directed by the Majority Lenders, shall) (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) declare the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the case of the occurrence of an Event of Default with respect to any Borrower referred to in clause (6) or (7) of this Section 10.01, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans, the Reimbursement Obligations, and commitment fees and all other amounts payable hereunder shall be and become automatically and immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each of the Borrowers.

In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrowers to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (6) or (7) of this Section 10.01 with respect to any Borrower, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn stated amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities.

10.02.      Ratable Treatment of Lenders. In the event that the Loans and the Reimbursement Obligations shall be declared or become immediately due and payable on any date (the “Acceleration Date”) pursuant to Section 10.01 hereof, each of the Borrowers and the Revolving Lenders agree that the outstanding Revolving Loans and Reimbursement Obligations and accrued but unpaid interest thereon not denominated in Dollars shall be automatically converted to Dollars on the Acceleration Date at the then applicable Exchange Rate and any Reimbursement Obligation not denominated in Dollars thereafter arising shall be automatically converted to Dollars on the date of the drawing giving rise thereto under the relevant Letter of Credit at the then applicable Exchange Rate. The Revolving Lenders hereby irrevocably agree for the benefit of each other (and not for the benefit of any of the Borrowers or the other Obligors) that, effective as of the Acceleration Date, each Revolving Lender shall acquire participations in each then outstanding Revolving Loan and Letter of Credit Liability in proportion to the aggregate outstanding amount of Revolving Loans of such Revolving Lender plus such Revolving Lender’s L/C Exposure and Swingline Exposure, to the aggregate outstanding amount of Revolving Loans of all the Revolving Lenders plus all Revolving Lenders’ L/C Exposure and Swingline Exposure, in each case determined immediately prior to the Acceleration Date (such Revolving Lender’s “Proportion”). On or promptly following the Acceleration Date, the Administrative Agent shall determine for each Revolving Lender the difference between (a) such Revolving Lender’s Proportion of the aggregate principal amount of the outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversion to Dollars and (b) the aggregate principal amount of such Revolving Lender’s actual outstanding Revolving Loans and Reimbursement Obligations on the Acceleration Date after giving effect to the automatic conversions to Dollars. Each Revolving Lender whose difference is positive shall make a payment which is equal to such difference to the Administrative Agent in Dollars in immediately available funds on a date set by the Administrative Agent promptly following the Acceleration Date. The Administrative Agent shall distribute such payment to the Revolving Lenders whose differences are negative, with such distribution to be ratable based upon the respective amounts of such negative differences. On each subsequent date on which a Reimbursement Obligation arises by virtue of a draw on a Letter of Credit, each Revolving Lender shall, promptly after being notified thereof, make a payment to the Issuing Bank equal to its Proportion of such Reimbursement Obligation. To the extent that any Revolving Lender shall fail to pay any amount required to be paid pursuant to this Section 10.02 on the due date therefor, such Revolving Lender shall pay interest to the Administrative Agent for ratable distribution to the Revolving Lenders or Issuing Bank entitled thereto on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate, provided that if such Revolving Lender shall fail to make such payment within three Business Days of such due date, then, retroactively to the due date, such Revolving Lender shall be obligated to pay interest on such amount at the Alternate Base Rate.

10.03.      Australian Credit Agreement. Upon and following the occurrence of an Event of Default under Section 10.01(6) or 10.01(7) of the Credit Agreement, or an acceleration of the Loans and/or termination of the Commitments under Section 10 of the Credit Agreement, (i) the Borrowers (other than the Canadian Borrowers) agree that to the extent that the Australian Borrower makes any payment under the Australian Credit Agreement in respect of principal, interest or fees, the Borrowers will make ratable payments (in accordance with the CAM Percentage) of principal, interest and fees under the Credit Agreement (other than in respect of the Secured Obligations under and as defined in the Canadian Borrower Pledge Agreement), provided that no Borrower will be obligated to make any payment in excess of the unpaid principal, interest and fees owed by it (whether as borrower or guarantor) under the Credit Agreement; (ii) the Borrowers agree that the Loans and Commitments hereunder shall be deemed accelerated hereunder in the event that the Loans under the Australian Credit Agreement are accelerated; and (iii) the Parent, the Company and each other US$ Borrower shall ensure that the terms of the Australian Credit Agreement shall provide that the Australian Credit Agreement shall be accelerated in the event of an Event of Default under Section 10.01(6) or 10.01(7) of the Credit Agreement, or an acceleration of the Loans and/or termination of the Commitments under Section 10 of the Credit Agreement.

Section 11  The Administrative Agent; Other Agents.

11.01.      Appointment Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this Section 11 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by any Borrower or any of the Subsidiary Guarantors or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document except to the extent requested by the Majority Lenders; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

11.02.      Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Lenders and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

11.03.      Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than a Default of the type specified in Section 10.01(1)) unless the Administrative Agent has received notice from a Lender or any Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall deliver to the Lenders a copy of any written declaration made pursuant to the second to last paragraph of Section 10.01 hereof.

11.04.      Rights as a Lender. With respect to its Commitments and the Loans made by it, the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers and the Subsidiary Guarantors (and their respective Affiliates) as if it were not acting as the Administrative Agent, and the Administrative Agent in its individual capacity may accept fees and other consideration from each of the Borrowers (in addition to the agency fees and arrangement fees heretofore agreed to between the Borrowers and the Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

11.05.      Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 or 12.04 hereof, but without limiting the obligations of the Company and the Parent under said Sections 12.03 and 12.04), ratably in accordance with the principal amount of their respective Loans and Reimbursement Obligations outstanding, or if no Loans or Reimbursement Obligations are outstanding, ratably in accordance with their respective Revolving Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company or the Parent is obligated to pay under Sections 12.03 and 12.04 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

11.06.      Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each of the Borrowers and Subsidiary Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers and the Subsidiary Guarantors of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any of the Borrowers or any of the Subsidiary Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or the other Basic Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any of the Borrowers or any of the Subsidiary Guarantors (or any of their affiliates) which may come into the possession of the Administrative Agent.

11.07.      Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

11.08.      Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company and the Administrative Agent may be removed at any time that it is a Defaulting Lender by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Company (provided that the Company’s consent shall not be required during the occurrence or continuance of an Event of Default). Upon any such resignation or removal, the Administrative Agent that resigned or was removed shall, to the extent that its annual agency fee was paid in advance, pay to the Company an amount equal to such fee multiplied by a fraction the numerator of which shall be the number of days remaining on the date of such resignation or removal until the next anniversary of the Closing Date, and the denominator of which shall be 365. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the Administrative Agent that is a Defaulting Lender (the “Notice Date”), then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Company. Any successor Administrative Agent shall be (i) a Lender or (ii) if no Lender has accepted such appointment within 30 days after the Notice Date, a bank which has an office in New York, New York with a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

11.09.      Lead Arrangers, Joint Bookrunners, Documentation Agents and Co-Syndication Agents. None of the Lead Arrangers, Joint Bookrunners, Co-Documentation Agents or Co-Syndication Agent shall have any duties or responsibilities under the Basic Documents in their respective capacities as such.

11.10.      Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by the Security Documents, that, in the event it shall hold any Liquid Investments referred to therein, such Liquid Investments shall be held in the name and under the control of such Lender and such Lender shall hold such Liquid Investments as a collateral sub-agent for the Administrative Agent thereunder.

11.11.      Multi-Currency Payment Agent and Canadian Administrative Agent. The Multi-Currency Payment Agent referred to herein and the Canadian Administrative Agent referred to in Annex A hereto shall be deemed to be sub-agents of the Administrative Agent for all purposes of this Agreement and entitled to the benefits of this Section 11.

11.12.      Additional Ministerial Powers of the Administrative Agent. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to (a) execute any document creating any Lien and to release any Lien covering any asset of the Parent or any of its Subsidiaries that is the subject of a disposition, sale or assignment which is permitted under this Agreement and (b) take any other action to release Guaranties and Liens as provided in Section 12.17.

Section 12  Miscellaneous.

12.01.      Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Basic Documents are cumulative and not exclusive of any remedies provided by law.

12.02.      Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or other writing and telecopied, mailed or delivered to the intended recipient (a) in the case of each of the Borrowers, the Administrative Agent, the Multi-Currency Payment Agent or the Canadian Administrative Agent at the “Address for Notices” specified below its name on the signature pages hereof; (b) in the case of any Lender, at its address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to the each of the Borrowers and the Administrative Agent given in accordance with this Section 12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and receipt is electronically confirmed), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In addition, such notices and other communications may be delivered or furnished by electric communications pursuant to procedures approved by the Administrative Agent.

12.03.      Expenses Etc. The Company agrees to pay or reimburse, without duplication of any amounts otherwise already so paid or reimbursed by the Company elsewhere under this Agreement, each of the Lenders, the Administrative Agent and the Arrangers for paying: (a) the reasonable fees and expenses of Simpson Thacher & Bartlett LLP and McMillan LLP, special counsel to the Administrative Agent, in connection with (i) the preparation, execution and delivery of this Agreement (including the Exhibits hereto) and the Security Documents and the making of the Loans hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any other Basic Document (including, without limitation, the amendment and restatement evidenced hereby); (b) all reasonable costs and expenses of the Lenders, the Administrative Agent and the Arrangers (including reasonable counsels’ fees) in connection with the enforcement of this Agreement or any other Basic Document or any bankruptcy, insolvency or other proceedings); (c) all mortgage, intangible, transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other Basic Document or any other document referred to herein or therein; and (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any Security Document or any document referred to herein or therein.

12.04.      Indemnification. The Parent shall indemnify the Administrative Agent, the Arrangers, the Canadian Administrative Agent, the Multi-Currency Payment Agent, the other agents identified on the cover page of this Agreement, the Lenders and each affiliate thereof and their respective directors, officers, employees, advisors and agents (each, an “Indemnitee”) from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of, relate to or result from any (i) Loan by any Lender hereunder or (ii) breach by any Borrower of this Agreement or any other Basic Document or (iii) any Environmental Liabilities (whether known or unknown) or (iv) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) as well as any amendment or waiver relating to the foregoing or to any Basic Document, and the Company shall reimburse the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent and each Lender, and each affiliate and their respective directors, officers, employees, advisors and agents, upon demand for any reasonable expenses (including legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Person to be indemnified; provided, however, that in no event will any Indemnitee have any liability for any indirect, consequential, special or punitive damages in connection with this Agreement, any Basic Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

12.05.      Amendments. Etc.

(a)                Subject as provided in the last sentence of this Section 12.05(a) and in Section 6.02(iii), no amendment or waiver of any provision of this Agreement, nor any consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, subject as provided in the last sentence of this Section 12.05(a), no such change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) extend the Commitment Termination Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to the amortization of, Loans shall not constitute any such extension), or extend the stated maturity of any Letter of Credit beyond the Commitment Termination Date, or extend the scheduled date of payment of principal of any Term Loan, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees (it being agreed that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in interest or fees for purposes of this clause (i)), or reduce the principal amount thereof, or increase any Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitments shall not constitute a change in the terms of a Commitment of a Lender), (ii) amend, modify or waive any provision of this Section 12.05, (iii) amend, modify or waive any provision of Section 12.16, (iv) amend or modify the definition of “Multi-Currency”, (v) reduce the percentage specified in, or otherwise modify, the definition of Majority Lenders, (vi) release all or substantially all of the Collateral (provided that nothing herein shall prohibit the Administrative Agent and/or the Collateral Agent from releasing any Collateral or require the consent of the other Lenders for such release in respect of items disposed of to the extent such disposition is permitted hereunder), (vii) change the order of any mandatory prepayment provided for in Section 3.02(b) or (c) hereof without the consent of Term Lenders having more than 50% of the aggregate principal amount of the Term Loans, (viii) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty (except as expressly provided in the Subsidiary Guaranty or Section 12.17) or (ix) amend, modify or waive any provision of Sections 5.02 or 5.07(a) that would alter the pro-rata sharing of payments thereby; provided that a Defaulting Lender’s vote shall not be required except that (A) such Defaulting Lender’s Commitment may not be increased or extended without its consent and (B) the principal amount of, or interest or fees payable on, Loans or Letter of Credit Liabilities owed to a Defaulting Lender may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent. Notwithstanding anything in this Section 12.05 to the contrary, no amendment, waiver or consent shall be made (w) affecting the rights or duties of any Issuing Bank or Canadian Issuing Bank under this Agreement or any Letter of Credit Document, in each case relating to Letters of Credit issued or to be issued by it, without the consent of such Issuing Bank or Canadian Issuing Bank, as applicable, (x) with respect to Section 11 without the consent of the Administrative Agent, (y) with respect to Annex A hereto without the consent of the Canadian Borrowers or (z) with respect to Section 2.10 hereto without the consent of the Administrative Agent and the Issuing Bank.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Company, may amend, modify or supplement any Basic Document without the consent of any Lender or the Majority Lenders (x) in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Basic Document or (y) to implement the provisions of Sections 2.01(b), (c) and (e), Section 2.12 and Section 2.13.

(b)                In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Majority Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (a) of this Section 12.05 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Company may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.06), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in payments made by an Issuing Bank pursuant to a Letter of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) (upon receipt of such amounts such Non-Consenting Lender shall be deemed to have assigned its interest pursuant to this Section), (iii) the Company or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 12.06(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, such Proposed Change can be effected.

12.06.      Successors and Assigns.

(a)                This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign their rights or obligations hereunder without the prior written consent of all of the Lenders.

(b)                Each Lender may assign all or a portion of its rights and obligations under this Agreement (i) with respect to the Term Loans (x) to any other Lender, to any affiliate of a Lender or to any entity (an “Approved Fund”) (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender, an affiliate of such Lender or an entity or an affiliate of an entity that administers or manages a Lender, or (y) with the consent of the Administrative Agent and of the Company (provided that the consent of the Company shall not be required if an Event of Default has occurred or is continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), to any bank or financial institution, and (ii) with respect to the Revolving Commitments, (x) with the consent of the Administrative Agent and of the Issuing Bank and, if applicable, of the Canadian Issuing Bank, to any other Lender, to any affiliate of a Lender or to an Approved Fund, or (y) with the consent of the Administrative Agent, of the Issuing Bank and, if applicable, of the Canadian Issuing Bank, and of the Company (provided, that the consent of the Company to any assignment shall not be required if an Event of Default hereunder shall have occurred and be continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), to any bank or financial institution, which consents (other than the consent of the Administrative Agent to the assignment of any Revolving Commitment) shall not be unreasonably withheld or delayed (it being understood that, in the case of the Canadian Issuing Bank, it shall not be unreasonable to withhold consent in the case of any proposed assignment to any entity or entities rated below BBB+ by Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc., or other comparable rating by another comparable rating agency), provided that any such partial assignment shall not, unless the Company and the Administrative Agent otherwise agree (provided that the consent of the Company shall not be required if an Event of Default has occurred or is continuing, and provided further that the Company shall be deemed to have consented to any assignment to the extent that it has not indicated otherwise to the Administrative Agent within five Business Days of written notice thereof), be less than $5,000,000 (or, in the case of Term Loans, $1,000,000), or if the remainder of the Lender’s Commitment or Term Loans is less than $5,000,000 or $1,000,000, as applicable, such lesser amount. Upon execution and delivery to the Administrative Agent of an Assignment and Assumption substantially in the form of Exhibit N hereto by the assignor and the assignee together with payment by such assignee to the Administrative Agent of a processing fee of $3,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein), released from its obligations under this Agreement.

(c)                Each Lender may (without the consent of any other party to this Agreement) sell participations in all or any part of any Loan or Loans or any Commitment or Commitments made by it to another bank or other entity, in which event the participant shall not have any rights under this Agreement (except as provided in the next succeeding sentence hereof) (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto, which agreement shall not give the participant the right to consent to any modification, amendment or waiver other than one described in clause (i), (ii), (vi) or (viii) of Section 12.05 hereof); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Borrower agrees that each participant shall be entitled to the benefits of Sections 5.08, 6.01, 6.05, 6.06 and 6.08 of this Agreement and Sections 3.8 and 3.9 of Annex A hereto (subject to the requirements and limitations therein, including the requirements under Sections 5.08(f) and (g) of this Agreement (it being understood that the documentation required under Section 5.08(f) shall be delivered to the participating Lender and the information and documentation required under Section 5.08(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such participant (A) agrees to be subject to the provisions of Sections 6.07 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.08, 6.01, 6.06 and 6.08 of this Agreement and Sections 3.8 and 3.9 of Annex A hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 6.07(b) with respect to any participant. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 12.19 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.07 as though it were a Lender. Each Lender may furnish any information concerning the Parent and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) which have agreed in writing to be bound by the provisions of Section 12.07 hereof or other provisions at least as restrictive as Section 12.07. The Administrative Agent and the Company may, for all purposes of this Agreement, treat any Lender as the holder of any Note or C$ Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them from such Lender. No assignment may be made or participation sold to (x) the Parent or any of its Subsidiaries except as allowed by Section 2.11 or (y) a natural Person (or a holding company, investment vehicle or trust for, or owned or operated for the primary benefit of, a natural Person).

(d)                In addition to the assignments and participations permitted in the foregoing provisions of this Section 12.06, any Lender may (without notice to any of the Borrowers, the Administrative Agent, the Issuing Bank or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Notes (i) to secure obligations of such Lender, including to any Federal Reserve Bank or other central bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank or any other central bank, and (ii) with respect to any Lender which is a fund, to its trustee or creditors in support of its obligations to its trustee or creditors, and such Loans and Notes shall be fully transferable as provided therein. No such assignment pursuant to the preceding sentence shall release the assigning Lender from its obligations hereunder.

(e)                The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Letter of Credit Liabilities owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the applicable Borrower and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(f)                 Bank of America Merrill Lynch International is a designated Affiliate of Bank of America, N.A. for the purpose of lending to certain Multi-Currency Borrowers and/or Borrowers not organized in the United States. Any reference to “Bank of America Merrill Lynch International Limited” is a reference to its successor in title Bank of America Merrill Lynch International Designated Activity Company (including, without limitation, its branches) pursuant to and with effect from the merger between Bank of America Merrill Lynch International Limited and Bank of America Merrill Lynch International Designated Activity Company that takes effect in accordance with Chapter II, Title II of Directive (EU) 2017/1132 (which repeals and codifies the Cross-Border Mergers Directive (2005/56/EC)), as implemented in the United Kingdom and Ireland. Notwithstanding anything to the contrary in any Basic Document, a transfer of rights and obligations from Bank of America Merrill Lynch International Limited to Bank of America Merrill Lynch International Designated Activity Company pursuant to such merger shall be permitted.

12.07.     Confidentiality. Each Lender agrees to exercise all reasonable efforts to keep any information delivered or made available by or on behalf of the Parent to it which has not been publicly disclosed confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to the officers, directors, employees, agents, attorneys and accountants of such Lender or its affiliates who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (v) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender, any Borrower, any Subsidiary Guarantor or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender’s legal counsel and independent auditors, (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 12.07 or other provisions at least as restrictive as Section 12.07, (ix) to any direct or indirect contractual or proposed counterparty to any derivatives agreement (or any professional advisor to such counterparty) which has agreed in writing to be bound by the provisions of this Section 12.07 or other provisions at least as restrictive as Section 12.07 and (x) to the extent such information becomes publicly available other than by reason of disclosure by the Administrative Agent, any Lender or their respective affiliates in breach of this Agreement; provided, that in the case of information received from or on behalf of the Parent after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. For the avoidance of doubt, information relating to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending interest shall be deemed not to be confidential.

12.08.     Survival. The obligations of the Borrowers under Sections 6.01, 6.05, 6.06, 6.08, 12.03 and 12.04 hereof and of the Canadian Borrowers under such Sections and Section 3.8 of Annex A hereto and the obligations of the Lenders under Section 11.05 shall survive the repayment of the Loans and the termination of the Commitments.

12.09.     Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.10.     Counterparts; Integration. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement, together with the schedules, exhibits and Annex hereto, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

12.11.     GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE OBLIGORS HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE OBLIGORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE OBLIGORS HEREBY AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY BASIC DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) To the extent any Obligor has or hereafter may acquire any immunity from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, to the maximum extent permitted by law, such Obligor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Basic Documents.

12.12.     Borrowers’ Agent. Each of the Borrowers, by execution and delivery of this Agreement, irrevocably appoints the Company as its agent and attorney-in-fact for all purposes of this Agreement, irrevocably designates, appoints and empowers the Company, as its designee and agent, for service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding and hereby ratifies and confirms, and agrees to be bound by, all actions taken by the Company on its behalf pursuant to the foregoing authorization. The Company irrevocably accepts such appointment. Without limiting the generality of the foregoing, all notices from and to any of the Borrowers hereunder shall be given by or to the Company on its behalf. Each Lender, the Parent, the Canadian Administrative Agent, the Multi-Currency Payment Agent and the Administrative Agent may conclusively rely on the authority of the Company to act on behalf of each of the Borrowers.

12.13.     Designation of Indebtedness. The indebtedness incurred hereunder constitutes “Senior Debt” or “Senior Indebtedness”, as the case may be (and, accordingly, “Designated Senior Debt” or “Designated Senior Indebtedness”, as the case may be) under the Senior Subordinated Debt Indentures and the other Senior Subordinated Debt Documents (if any).

12.14.     Acknowledgements. Each of the Borrowers hereby acknowledges that (i) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Obligor arising out of or in connection with this Agreement or any of the other Basic Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and (ii) the Administrative Agent, each Lender and their respective Affiliates may have economic interests that conflict with those of the Obligors and their stockholders and/or Affiliates.

12.15.     USA PATRIOT Act.

1)            Each Lender that is subject to the Act (as hereinafter defined) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

2)            Canadian Anti-Money Laundering Legislation.

Each Obligor acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the United Nations Act (Canada), including the Regulations Implementing the United Nations Rsolutions on the Suppression of Terrorism (Canada) and the United Nations Al-Qaida and Taliban Regulations (Canada) promulgated under the United Nations Act (Canada), and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, policies, regulations, or rules (collectively, including any rules, regulations, directives, guidelines or orders thereunder, “AML Legislation”) the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding each Obligor, its directors, authorized signing officers, direct or indirect shareholders or other Persons in control of each Obligor, and the transactions contemplated hereby. Each Obligor shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. If the Administrative Agent has ascertained the identity of any Obligor or any authorized signatories of any Obligor for the purposes of applicable AML Legislation, then the Administrative Agent:

(a)          shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(b)          shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Obligors or any authorized signatories of the Obligors on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Obligor or any such authorized signatory in doing so.

12.16.     Additional Borrowers. The Company may designate any Subsidiary of the Parent as a Borrower under the Revolving Commitments; provided that (a) the Administrative Agent and the applicable Lenders have agreed that such Lenders may make loans and other extensions of credit to such Subsidiary and in the applicable currency or currencies in such Subsidiary’s jurisdiction in compliance with applicable laws and regulations, without the Administrative Agent and the applicable Lender being required or qualified to do business in such jurisdiction and without being subject to any unreimbursed or unindemnified Tax or other expense and (b) the Company shall have delivered to each Lender which requests the same information with respect to such Subsidiary in accordance with Section 12.15. Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement substantially in the form of Exhibit O-1 executed by such Subsidiary and the Company, such Subsidiary shall be a Borrower and a party to this Agreement. A Subsidiary shall cease to be a Borrower hereunder at such time as no Loans, fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding by such Subsidiary, no Letters of Credit issued for the account of such Subsidiary shall be outstanding and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination substantially in the form of Exhibit O-2.

12.17.     Releases of Guaranties and Liens.

(a)           Notwithstanding anything to the contrary contained herein or in any other Basic Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 12.05) to take any action requested by the Parent having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Basic Document or that has been consented to in accordance with Section 12.05, (ii) in accordance with the terms of Section 9.21(c)(V) and (iii) under the circumstances described in paragraph (b) below.

(b)          At such time as the Loans, the Reimbursement Obligations and the other obligations under the Basic Documents (other than obligations under or in respect of Hedging Agreements) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Obligor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

12.18.     Amendment and Restatement. (a) The Obligors, the Administrative Agent, the Canadian Administrative Agent, the Multi-Currency Payment Agent, the Issuing Banks, the Swingline Lender and the Lenders hereby agree that upon the Closing Date, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement, except as otherwise provided in this Agreement (including, without limitation, paragraph (b) of this Section 12.18), shall be superseded by this Agreement.

(b)          Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligors shall be liable in accordance with the terms and subject to the limitations set forth in the Existing Credit Agreement to each indemnitee under Section 12.04 of the Existing Credit Agreement with respect to agreements under the Existing Credit Agreement to indemnify and hold harmless such indemnitee from and against all losses, liabilities, claims, and damages to which such indemnitee may be subject arising in connection with the Existing Credit Agreement. This Agreement is given as a substitution of, and not as a payment of, the obligations of the Obligors under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement.

(c)          By execution of this Agreement all parties hereto agree that on and after the Closing Date (i) each relevant Basic Document is hereby amended such that all references to the Existing Credit Agreement and the Loans and Commitments thereunder shall be deemed to refer to this Agreement and the continuation of the Loans and Commitments hereunder, (ii) all obligations under the Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty and the Security Documents are reaffirmed and remain in full force and effect on a continuous basis after giving effect to this Agreement, subject to any applicable limitations and conditions set forth therein, and (iii) all security interests and liens granted under the Security Documents and the other Basic Documents are reaffirmed and shall continue and secure the obligations hereunder and thereunder, and the obligations of the Obligors under the Parent Guaranty, the Company Guaranty, the Subsidiary Guaranty and the other Basic Documents after giving effect to this Agreement and the Parent Guaranty, the Company Guaranty and the Subsidiary Guaranty are reaffirmed subject to any applicable limitations and conditions set forth therein. After giving effect to this Agreement and the transactions contemplated hereby, neither the modification of the Existing Credit Agreement effected pursuant to this amendment and restatement nor the execution, delivery, performance or effectiveness of this Agreement (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to the Basic Documents, and such Liens continue unimpaired with the same priority to secure repayment of all obligations purported to be secured thereby, whether heretofore or hereafter incurred, or (ii) requires that any new filings be made or other actions taken to perfect or to maintain the perfection of such Lien.

12.19.     Right to Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank or any Affiliate thereof to or for the credit or the account of any Borrower or other Obligor against any of and all the obligations of such Borrower or Obligor now or hereafter existing under this Agreement or other Basic Document held by such Lender, Issuing Bank or Affiliate, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank and Affiliate under this Section 12.19 are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank and Affiliate may have.

12.20.     Obligations of Multi-Currency Borrowers. For the avoidance of doubt, the parties hereto acknowledge that each Multi-Currency Borrower that is an Excluded Subsidiary organized under the laws of Austria has not, by virtue of its execution of this Agreement, become liable or otherwise obligated for any obligations of the Parent, the Company or any other Obligor under any Basic Document  (the obligations of such Multi-Currency Borrower under this Agreement and the other Basic Documents being limited to the unpaid principal amount of any Loan advanced to or for the account of such Multi-Currency Borrower under the Credit Agreement, and all interest, fees, charges and expenses payable under any Basic Document to the extent attributable or otherwise related to any such Loan).

12.21.     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.22.     Iron Mountain Luxembourg Services S.à.r.l. The Parent, the Company and Iron Mountain Luxembourg Services S.à.r.l., Luxembourg, Schaffhausen Branch (the “Branch”) agree, represent and warrant that the Branch is executing and delivering this Agreement and the other Basic Documents to which it is a party on behalf of, and to bind and join, both itself and Iron Mountain Luxembourg Services S.à.r.l. on a joint and several basis. The Branch is a branch of, and has authority to act for and bind, Iron Mountain Luxembourg Services S.à.r.l.

12.23.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.24.     Acknowledgement Regarding Any Supported QFCs.

To the extent that the Basic Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Basic Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Basic Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Basic Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

For purposes of this Section 12.24:

“BHC Act Affiliate” of a party shall mean an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” shall mean any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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